UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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EDGEWELL PERSONAL CARE COMPANY
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Notice of
2023 Annual Meeting & Proxy Statement

Edgewell® PERSONAL CARE

We make useful things joyful.

Our Brands

Never. Stop. *Moving.*

Designed for life.

At Edgewell Personal Care, we're passionate about helping people be at their best when it matters most: whether preparing for a first date, practicing for the big game, or protecting your family on vacation. The Edgewell family of brands has a product for everyone.

Shaving

Grooming

Sun/Skin Care

Feminine Care

Letter to our Shareholders
from our President and
Chief Executive Officer
and our Chairman
December 20, 2022
Dear Fellow Shareholders,
You are cordially invited to attend the Annual Meeting of Shareholders of Edgewell Personal Care Company to be held on February 3, 2023 at 8:30 a.m. Eastern Time at the Hyatt Regency Coconut Point, 5001 Coconut Road, Bonita Springs, Florida.
Fiscal 2022 Accomplishments
Despite a year marked by on-going macro market challenges, including supply chain disruption, heightened inflation, and the rapidly appreciating U.S. dollar, we continue to make significant progress in the transformation of Edgewell and against our objectives of sustained, top-line organic growth and value creation.
The success of our ongoing transformation is evident not only through our people-first culture, which has driven increasingly positive engagement scores from our teams year-over-year, but also through four distinct areas:
1.
We are delivering meaningful consumer-centric innovation, having successfully launched new products in key categories and refreshed branding and product ranges in our U.S. shave brands. FY22 also marked the launch of our first new brand since the spin off with Energizer, our new sustainable skincare brand, FIELDTRIP™.

2.
We also further strengthened presence on shelf. Led by our category-leading sun portfolio of brands and aided by the successful rollout of the Billie brand at Walmart, we have stronger brands, compelling innovation, and better retail execution, which all led to the best distribution outcomes we’ve seen since 2015.

3.
We continue to improve our capabilities. This is particularly evident in our brand building, direct-to-consumer, and digital execution. eCommerce sales now account for approximately 13% of our total net sales. By in-housing critical capabilities related to site architecture, brand building, data and analytics, and performance marketing, we have built the required skills necessary to be successful across all eCommerce channels.

4.
Finally, we remain committed to driving out costs and structurally simplifying and improving our operating model. On the heels of our three-year Project Fuel effort, which concluded in 2021, we delivered an incremental $40M in cost of goods savings in FY22, helping to partially mitigate the broad inflationary headwinds seen across all businesses over the last eighteen months.

For the second consecutive year, we grew organic net sales 4%, and we’ve now delivered organic growth for six consecutive quarters. Organic net sales increased in all segments of the business, and the growth was broad based, with North America increasing about 3% and international markets increasing nearly 6%, reflective of a healthy combination of volume and pricing. Just as important, we remained committed to investing in our brands, spending 11% of net sales for the year in advertising and promotion.
Our Sustainability Journey
At Edgewell, sustainability means constantly evolving and having a meaningful impact on society and our environment. We are always moving forward, becoming a progressively more sustainable company, and continuing to embed sustainability across our business. Over the last year, we have continued to elevate our commitments across our brands, our people and communities, as well as our operations and supply chain. In June 2022, we released our 2021 Sustainability Report which details the progress, performance, and achievements of our sustainability initiatives during fiscal 2021. As in prior years, the report highlights our Sustainable Care 2030 strategy, which provides a roadmap for our journey to becoming a more sustainable business and includes our new goal of achieving carbon neutrality across our global operations by 2030. Additionally, we made significant advancements in reporting against globally recognized ESG and climate impact standards and frameworks, including expanding to report across additional frameworks which are of key interest to investors and stakeholders.
As we look to transform our business over the next decade and execute against our Sustainable Care 2030 strategy, sustainability will become an ever-more important driver of our performance, providing the lens through which we will grow our business in a responsible way.
Our Purpose-Led Culture
In June 2020, we began our cultural transformation with the introduction of our Purpose, Values and Behaviors (PVB), which reflect our vision of fostering an authentic, empathic, and ethical working environment that is unique to Edgewell and speaks directly to our 6,600 global teammates. Over the past two years, we have made significant progress embedding these values into our organization through our daily interactions and in recognition opportunities, people processes and policies, corporate branding, and moments of celebration and reflection. We hold ourselves and one another accountable for living our PVB through our continuous performance management, where we make it clear that we must focus not only what we do, but how we do it. We will continue to invest in attracting and retaining a diverse range of people and remain committed to ensuring that our company reflects the diversity of the world in which we live and the consumers we serve – through the purpose and values that guide us each day.
The result of our cultural transformation is evident through the positivity of our teammates. In 2016, our engagement survey scores told us that only 52% of the global organization felt positive about their experience at Edgewell, whereas in 2022, that number is now up to 74%. We will continue to invest in the employee experience and attracting and retaining a diverse range of people. Our commitment to ensuring that our company reflects the diversity of the world in which we live and the consumers we serve remains strong through the purpose and values that guide us each day.
Looking Ahead
Since our Investor Day in November of 2020, we have now delivered two consecutive years of organic growth, meaningfully strengthened our portfolio with the additions of CREMO and Billie, improved our position on shelf, and stabilized or, in some cases, grown market share across our key markets. This was all accomplished while operating in an unprecedented and challenging macro environment.
Importantly, our performance is being rewarded. Total Shareholder Return (“TSR”), which reflects the combination of stock price appreciation and dividends, was 4.7% for fiscal 2022. This is significantly better than the minus 15% TSR of the S&P 500 stock index and minus 13% TSR from our peer group, during the same period.
Our outlook for FY23 is solid, focusing on continued organic sales growth, largely driven by price execution; a return to gross margin accretion, despite continued inflation and meaningful incremental currency headwinds; investing in our brands and organizational capabilities, with advertising and promotion spending expected to increase; and we will continue to structurally address our cost base.
While the external environment remains extremely challenging, we believe that our results over the past two years demonstrate the benefits of our strategy, and the underlying structural improvement in our business. This gives us confidence that we are taking the right actions to deliver sustained value creation over the long term.
On behalf of our Board, we thank you for your share ownership and for your continued support of the Company.
John C. Hunter Chairman of the Board of Directors	Rod R. Little President and Chief Executive Officer

EDGEWELL PERSONAL CARE COMPANY
6 Research Drive
Shelton, Connecticut 06484
NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
The 2023 Annual Meeting of Shareholders of Edgewell Personal Care Company (the “Annual Meeting”) will be held at 8:30 a.m. Eastern Time on Friday, February 3, 2023 at the Hyatt Regency Coconut Point, 5001 Coconut Road, Bonita Springs, Florida.
The purpose of the meeting is:
1	Election of 10 directors to serve until the 2024 Annual Meeting of Shareholders	FOR ☒
2	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2023	FOR ☒
3	Non-binding advisory vote on executive compensation paid to our named executive officers	FOR ☒
4	Approval of the Company’s 2nd Amended and Restated 2018 Stock Incentive Plan	FOR ☒
5	To act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof
Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting. We are mailing to many of our shareholders a notice of availability over the Internet of the proxy materials, rather than mailing the proxy materials. The notice of availability contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper copy. This process will reduce our costs to print and distribute our proxy materials. All shareholders who do not receive such a notice of availability, and any shareholders who request to receive a paper copy of the proxy materials, will receive a full set of paper proxy materials by U.S. mail.
You may vote if you were a shareholder of record on November 28, 2022. It is important that your shares be represented and voted at the Annual Meeting. Please vote in one of the following ways:
•	USE THE FOLLOWING TOLL-FREE TELEPHONE NUMBER: 1-800-690-6903, using the identification number indicated on the notice of availability or proxy card mailed to you;
•	VISIT www.proxyvote.com to vote via the Internet, using the identification number indicated on the notice of availability or proxy card mailed to you;
•	MARK, SIGN, DATE AND PROMPTLY RETURN the proxy card in the postage-paid envelope if you received or requested a paper copy of the proxy materials; OR
•	VOTE BY WRITTEN BALLOT at the Annual Meeting.
This Notice, the Proxy Statement, and our 2022 Annual Report on Form 10-K have also been posted at www.proxyvote.com.
By Order of the Board of Directors,

LaTanya Langley Chief Legal Officer & Corporate Secretary
December 20, 2022

GLOSSARY OF TERMS

Commonly Used Terms in this Proxy Statement
ASC	Accounting Standards Codification
Board	Edgewell’s Board of Directors
CEO	Chief Executive Officer
CFO	Chief Financial Officer
CIC	Change in Control [Plan]
CPG	Consumer Packaged Goods
EBITDA	Earnings Before Interest, Taxes, Depreciation and Amortization
EPS	Earnings Per Share
ESIP	Executive Savings Investment Plan
FASB	Financial Accounting Standards Board
FY	Fiscal Year
HC&CC	Human Capital & Compensation Committee
NEO	Named Executive Officer
NYSE	New York Stock Exchange
PRSE	Performance Restricted Stock Equivalents
PwC	PricewaterhouseCoopers LLP
RSE	Restricted Stock Equivalents
SEC	Securities and Exchange Commission
SERP	Supplemental Executive Retirement Plan

2022 PROXY SUMMARY
This proxy statement (the “Proxy Statement”) and accompanying proxy materials are being furnished to the shareholders of Edgewell Personal Care Company, a Missouri corporation (the “Company” or “Edgewell”), in connection with the solicitation of proxies by the Board of the Company for use at the 2023 Annual Meeting of Shareholders, and at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the Notice of the Annual Meeting of Shareholders. This summary highlights information contained elsewhere in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended September 30, 2022. For more complete information about these topics, please review the Company’s complete Proxy Statement and Annual Report on Form 10-K. Please also see the Proxy Statement – Voting Procedures & Meeting FAQs section for important information about proxy materials, voting, and attendance at the Annual Meeting. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
2023 Annual Meeting
Date:	Friday, February 3, 2023
Place:	Hyatt Regency Coconut Point 5001 Coconut Road Bonita Springs, Florida 34134
Time:	8:30 a.m., Eastern time
Record Date:	November 28, 2022
For additional information regarding the Annual Meeting, please refer to the section titled “Proxy Statement – Voting Procedures & Meeting FAQs.”
Business of the Meeting	Board Recommendation
1
Election of 10 directors to serve until the 2024 Annual Meeting of Shareholders
• The director nominees have a diverse set of backgrounds, characteristics and skills relevant to the leadership of the Board and oversight of the Company.
• All of our non-employee directors are independent.
FOR ☒
2
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2023
• Independent firm.
• Significant industry, global audit and financial reporting expertise.
FOR ☒
3
Non-binding advisory vote on executive compensation paid to our named executive officers
• Strong alignment of executive pay with Company performance.
• Oversight of compensation program by fully independent HC&CC with assistance of independent compensation consultant.
FOR ☒
4	Approval of the Company’s 2nd Amended and Restated 2018 Stock Incentive Plan • Continue to offer competitive pay packages in order to retain and attract top talent.	FOR ☒

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Director Nominees (standing for election for a term expiring in 2024)
Name	Age	Professional Background	Board Committees
Robert W. Black	63	Executive Advisor Partner, Wind Point Partners and Chair, RTIC	Audit, HC&CC
George R. Corbin	58	Chief Operating Officer, Onriva	Audit, HC&CC
Carla C. Hendra	66	Global Chief Executive, Ogilvy Consulting, and Chief Digital Officer, The Ogilvy Group	HC&CC, Corporate Governance
John C. Hunter, III	75	Former Chair, President and Chief Executive Officer, Solutia, Inc.	Non-Executive Chair of the Board, Audit
James C. Johnson	70	Former General Counsel, Loop Capital Markets LLC	HC&CC, Corporate Governance
Rod R. Little	53	President and Chief Executive Officer, Edgewell Personal Care Company
Joseph D. O’Leary	64	Former President and Chief Operating Officer, Petsmart, Inc.	Audit, Corporate Governance
Rakesh Sachdev	66	Former Chief Executive Officer, Element Solutions, Inc. (fka Platform Specialty Products Corporation) and Sigma Aldrich Corporation	HC&CC, Corporate Governance
Swan Sit	45	Consultant and Advisor, Swan Sit, LLC	HC&CC, Corporate Governance
Gary K. Waring	63	Former Assurance Partner, Ernst & Young LLP	Audit, Corporate Governance
| 2022 Proxy Statement	1

Key Skills and Experience
EXPERIENCE AND SKILLS	BLACK	CORBIN	HENDRA	HUNTER	JOHNSON	LITTLE	O’LEARY	SACHDEV	SIT	WARING
				✔	✔	✔		✔
	✔		✔			✔			✔
	✔					✔	✔
				✔			✔
		✔	✔						✔
	✔	✔		✔	✔			✔		✔
							✔	✔		✔
		✔	✔						✔
					✔					✔

Average Tenure = 7 years
2	| 2022 Proxy Statement

INFORMATION ABOUT NOMINEES FOR DIRECTOR
Please review the following information about the nominees, who are all standing for election at this meeting for a term expiring at the 2024 Annual Meeting.
Director since 2018 Board Committees: • Audit • HC&CC
Robert W. Black

Mr. Black brings extensive international business, digital commerce, strategy, operations and innovation experience to our Board. At Kimberly-Clark, he led the portfolio reconstruction, reinvigoration and reorganization of the company’s international businesses. Mr. Black led the transformation of the Steelcase International business through acquisitions, rationalized branding, reconfiguration of the organization and the launch of new products. Mr. Black is the Chair of RTIC Outdoors, LLC, a direct-to-consumer retailer of outdoor gear.

Current and Previous Experience • Wind Point Partners (since 2013) • Executive Advisor Partner • Kimberly-Clark (2006-2012) • Group President • Chief Strategy Officer and Chief Innovation Officer
Public Company Boards
• LF Capital Acquisition II (since 2021)
Past Public Company Boards
• Annie’s, Inc. (2014-2015)
Education
• Bachelor’s degree in Management, State University of New York at Buffalo
• MBA, Harvard Business School

Director since 2018 Board Committees: • Audit • HC&CC
George R. Corbin

Mr. Corbin brings extensive disruptive innovation, digital commerce, digital strategy, marketing, business transformation, international business and operations experience to our Board. He has served as Chief Digital Officer and top digital executive for some of the world’s most iconic brands, including Mars Inc. where he served in a non-director capacity on the board’s Digital Subcommittee and also as Chief Digital Officer. Prior to Mars, Inc. he led Marriott International’s $13.5 billion digital business and the company’s global-scale digital transformation. Mr. Corbin is currently the Chief Operating Officer of Onriva, an AI-powered travel marketplace. Mr. Corbin does not currently serve on any other public company boards.

Current and Previous Experience
• Onriva (since 2021)
 • Chief Operating Officer
• NextGen Venture Partners (since 2019)
 • Venture Partner
• Mars Inc. (2017-2019)
 • Chief Digital Officer
• Marriott International (2002-2017)
 • Senior Vice President, Digital
 • Vice President, Digital Strategy, Global eMarketing, Global eCommerce Services
& International eCommerce
 • Vice President Digital Strategy
Education • BS degree, University of California Davis • MBA, Harvard Business School

| 2022 Proxy Statement	3

Director since 2015 Board Committees: • HC&CC • Corporate Governance
Carla C. Hendra

Ms. Hendra brings to our Board extensive experience in marketing, advertising and strategic consulting which gives her insights into commercial issues such as brand strategy, digital marketing, data and analytics, and long-term planning. Ms. Hendra currently leads Ogilvy Consulting, the global strategy consulting and innovation arm of Ogilvy. She is also Chief Digital Officer of The Ogilvy Group. Ms. Hendra has led two acquisitions for Ogilvy: The Lacek Group loyalty specialists, and Leopard, a sales enablement group which is now part of Ogilvy USA.

Current and Previous Experience • The Ogilvy Group (since 2011) • Global Chief Executive Officer, Ogilvy Consulting (since 2021) • Global Chair (through 2017)
Public Company Boards
• Caleres, Inc. (formerly Brown Shoe
Company, Inc.) (since 2005)
 • Nominating & Governance Committee
• Velocity (since 2020)
Education
• BA in Humanities, University of Chicago
• Textile Design, Fashion Institute of Technology, New York City

Director since 2005 Non-Executive Chair since March 2019 Board Committees: • Audit
John C. Hunter, III

Mr. Hunter was elected as our Non-Executive Chair of the Board upon the retirement of David Hatfield in March 2019. He brings to our Board insightful risk management experience and his extensive experience as a director also provides him with insight into effective compensation plan design and a thorough understanding of current issues, trends and concerns in executive compensation. Mr. Hunter retired from Solutia, Inc. in 2004. During his career with Solutia, he gained many years of experience in the specialty chemicals business and obtained an in-depth knowledge of environmental, regulatory and sustainability issues. Mr. Hunter does not currently serve on any other public company boards.

	Previous Experience • Solutia, Inc. (1999-2004) • Chair, President and Chief Executive Officer	Past Public Company Boards • KMG Chemicals, Inc. (2014-2019) • Penford, Inc. (2014-2019) • Hercules/Ashland (2008-2016) Education • BSChE, Georgia Institute of Technology • MBA, University of Houston

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Director since 2013 Board Committees: • HC&CC • Corporate Governance, Chair
James C. Johnson

Mr. Johnson brings to our Board extensive executive management and leadership experience. Prior to serving as General Counsel of Loop Capital Markets LLC, a financial services firm, Mr. Johnson served as Corporate Vice President, Corporate Secretary and Assistant General Counsel of aerospace and defense firms, Northrop Grumman Corporation and The Boeing Company. Mr. Johnson retired as the General Counsel of Loop Capital Markets LLC, a financial services firm, in December 2013. As a former general counsel, Mr. Johnson brings strong legal, compliance, risk management, corporate governance and executive compensation plan design experience to our Board.

Previous Experience • Loop Capital Markets LLC (2010-2013) • General Counsel
Public Company Boards
• Energizer Holdings, Inc. (since 2015)
 • Governance Committee (Chair)
• Ameren Corporation (since 2005)
 • Compensation Committee
 • Governance Committee
• HanesBrands Inc. (since 2006)
 • Compensation Committee
 • Governance Committee
Education
• BA & J.D., University of Pennsylvania
• Certificate, Cybersecurity Oversight from the NACD

Director since 2019
Rod R. Little

President and Chief Executive Officer, Edgewell Personal Care Company
(since March 2019)

Mr. Little has been our President and Chief Executive Officer since March 2019. From March 2018 to March 2019, he was our Chief Financial Officer. Mr. Little brings to our Board more than 20 years of global experience in CPG organizations, significant public company experience and a strong track record of driving results. As our CFO, he was responsible for the global finance and IT organizations. This combination of experience and deep industry knowledge allow Mr. Little to bring unique insights and perspectives to our Board. Mr. Little does not currently serve on any other public company boards.

Previous Experience
• HSN, Inc. (2017)
 • Chief Financial Officer
• Elizabeth Arden (2014-2016)
 • Executive Vice President & Chief
Financial Officer
• Procter & Gamble (1997-2014)
 • Various Finance positions
Education • BS degree in Business Management, United States Air Force Academy • MBA in Finance, University of Pittsburgh

| 2022 Proxy Statement	5

Director since 2018 Board Committees: • Audit • Corporate Governance
Joseph D. O’Leary

Mr. O’Leary brings to our Board his extensive experience in global supply chain operations, marketing and merchandising. He also provides insightful expertise in executive management and leadership to our Board. Mr. O’Leary retired as the President and Chief Operating Officer of Petsmart, Inc. in 2014. While at Petsmart he served in key leadership roles at various corporate and functional levels, including merchandising, supply chain and strategic planning.

Previous Experience
• Petsmart, Inc. (2006-2014)
 • President and Chief Operating Officer
 • Senior Vice President, Supply Chain
Past Public Company Boards
• Big Heart Pet (2014-2015)
• Petsmart, Inc. (2015-2019)
• Francesca’s Holdings Corporation
(2013-2020)

Public Company Boards
• Sprouts Farmers Market, Inc. (since 2017)
 • Nominating & Governance Committee
 • Compensation Committee
Education
• BA in Business, University of Portsmouth,
Portsmouth, England
• Sr. Executive Program, Columbia University
• Director’s Consortium, Stanford University

Director since 2015 Board Committees: • HC&CC, Chair • Corporate Governance
Rakesh Sachdev

Mr. Sachdev brings experience as both a chief executive officer and chief financial officer to our Board. As a previous CEO of two public companies, he brings skills and valuable expertise in global management, mergers and acquisitions, and finance. His knowledge of operations, finance, accounting principles and financial reporting rules and regulations, his experience in evaluating financial results and generally overseeing the financial reporting processes of a large public company, provide substantial insights to our Board. Mr. Sachdev currently serves as interim CEO of Axalta Coating Systems Ltd. as the company searches for a permanent chief executive officer and acts as an advisor to New Mountain Capital and certain of their portfolio companies. In the past, Mr. Sachdev has served as the Chairman of the Federal Reserve Bank of St. Louis.

Previous Experience
• Element Solutions, Inc. (formerly
Platform Specialty Products Corporation)
(2016-2019)
 • Chief Executive Officer
• Sigma-Aldrich Corporation (2008-2015)
 • President and Chief Executive Officer
 • Chief Financial Officer and Chief Administrative Officer
Past Public Company Boards
• Element Solutions, Inc. (2019-2020)
• Platform Specialty Products Corporation
(2016-2019)
• Sigma Aldrich Corporation (2010-2015)
• Avantor, Inc. (2019-2021)

Public Company Boards
• HERC Holding (since 2021)
• Axalta Coating Systems (since 2020)
 • Compensation Committee
 • Governance Committee
• Regal Rexnord Corporation (formerly
Regal Beloit) (since 2007)
 • Compensation Committee

Education
• B.Tech in Mechanical Engineering, Indian
Institute of Technology, Delhi
• MBA in Business, Indiana University
• MS in Mechanical Engineering, University of
Illinois at Urbana-Champaign

6	| 2022 Proxy Statement

Director since 2020 Board Committees: • HC&CC • Corporate Governance
Swan Sit

Ms. Sit brings extensive experience in digital transformation, digital strategy, marketing, and disruptive innovation to our Board. Ms. Sit currently acts as an independent business consultant to a number of private and public companies on various digital, marketing and strategic initiatives. She is also a public speaker and content creator in the areas of business and technology. In her prior roles, Ms. Sit has built front-end consumer experiences across ecommerce, omnichannel, mobile, media, social, apps and innovation as well as integrated back-end operations.

Previous Experience
• Nike (2018-2019)
 • Vice President, Global Digital Marketing
 • Vice President, Digital Capabilities,
Business Operations & Service
• Revlon & Elizabeth Arden (2015-2017)
 • Vice President, Global Digital

Public Company Boards
• Novabay Pharmaceuticals (since 2019)
 • Nominating & Corporate Governance
 • Compensation Committee
 • Audit Committee
Education
• BA, Economics, Harvard University
• MBA, Columbia Business School

Director since 2018 Board Committees: • Audit, Chair • Corporate Governance
Gary Waring

Mr. Waring brings to our Board extensive knowledge in financial accounting and reporting and the development of internal controls over financial reporting, as well as experience in strategic consulting and advising with acquisitions, divestitures, restructurings, and regulatory matters. Mr. Waring retired from Ernst & Young LLP in 2017 after serving more than 35 years with the firm in various positions including coordinating audit and business advisory services for more than 200 clients in the consumer products, retail, distribution, manufacturing and technology industries. Mr. Waring does not currently serve on any other public company boards.

	Previous Experience • Ernst & Young LLP (1981-2017) • Assurance Partner	Education • BA, Accounting, Wittenberg University • Retired CPA • Former Member, American Institute of Certified Public Accountants • Former Member, California Society of Certified Public Accountants

| 2022 Proxy Statement	7

STANDING COMMITTEES AND MEETINGS
Our Board oversees the management and affairs of our Company, as provided by Missouri law, and conducts its business through its meetings and its three standing committees: Audit Committee, Human Capital & Compensation Committee and Corporate Governance Committee. In addition, from time to time, other committees may be established under the Board’s direction when necessary or advisable to address specific issues. In February 2022, we dissolved the Finance Committee and allocated its responsibilities to our Board and remaining committees.
Each of the standing committees operates under a charter that was approved by our Board, copies of which are available on our website at www.edgewell.com, click on “Investors,” then “Corporate Governance” and select the Charter you wish to review.
Copies of the committee charters, the Corporate Governance Principles and the codes of conduct will be provided, without charge, to any shareholder upon request directed in writing to our Corporate Secretary, Edgewell Personal Care Company, 6 Research Drive, Shelton, Connecticut 06484.
Set forth below is the current membership and descriptions of each of the standing committees, with the number of meetings held during the fiscal year ended September 30, 2022 in parentheses.
During fiscal 2022, all directors attended 75% or more of our Board meetings and meetings of the committees on which they served at the time of their period of service. Under our Corporate Governance Principles, each director is highly encouraged to attend our annual meeting of shareholders each year. All directors in office during the 2022 Annual Meeting of Shareholders attended the meeting.
Audit Committee (6) Gary Waring, Chair Robert Black George Corbin John Hunter Joseph O’Leary
Mr. Waring was appointed as the Chair of the Audit Committee in November 2018 and has been determined to be a financial expert, as defined by SEC guidelines.

Key Responsibilities:

 • Review the audit, accounting, financial reporting and internal control functions
 • Engage with and supervise our independent accountants
 • Resolve differences between management and our independent accountants
 • Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or audit matters
 • Oversight of our Company’s policies in several environmental, social and governance areas, including ethics and compliance and cybersecurity and data privacy

The Board has determined that all members of the Audit Committee meet heightened independence and qualification criteria and are financially literate in accordance with the NYSE Corporate Governance Standards and SEC rules. Additionally, Mr. Waring qualifies as an “audit committee financial expert” as defined by the SEC.

Recent Activities and Key Focus Areas:

 • As part of a systemic approach to Board oversight of ESG topics, the Committee undertook formal responsibility for oversight of the impact on the Company of new and proposed ESG disclosure and diligence laws and regulations, including Company plans for compliance, and the continued oversight of ESG metrics and related information in financial and regulatory filings, including appropriate controls and procedures
 • Oversaw the adoption of new audit tools and techniques
 • Reviewed the Company’s key strategic, enterprise and cybersecurity risks and reviewed management’s evaluation of strategic and operating risks, including risk concentrations, mitigating measures, and the types and levels of risk
 • The Audit Committee also prepares the Report of the Audit Committee to be included in the Company’s proxy statement. At each meeting, representatives of PwC, the Director of Internal Audit, the Company’s independent registered public accounting firm, and finance management were present to review accounting, control, auditing, and financial reporting matters. During certain of these meetings, the Audit Committee also held private sessions with the Company’s CFO, Chief Accounting Officer, Director of Internal Audit, and representatives of PwC.

8	| 2022 Proxy Statement

Human Capital & Compensation Committee (6) Rakesh Sachdev, Chair Robert Black George Corbin Carla Hendra James Johnson Swan Sit
Mr. Sachdev was appointed as the Chair of the HC&CC in February 2020.

Key Responsibilities:

 • Set the compensation of our executive officers
 • Administer our incentive stock plans and grant equity-based awards
 • Administer and approve performance-based awards under our executive officer bonus plan
 • Establish performance criteria
 • Monitor management compensation and benefit programs
 • Review principal employee relations policies
 • Review a risk assessment of our compensation policies and practices
 • Oversight of the development, implementation, and effectiveness of the Company’s policies and strategies related to its human capital management
 • Oversight of our Company’s policies in several environmental, social and governance areas, including human capital management, workplace safety, and teammate health and well-being
 • Oversee talent acquisition, development and retention

Our Board has determined that all members of our Human Capital and Compensation Committee are non-employee directors and are independent, as defined in the listing standards of the NYSE. No member of the HC&CC is or has been an officer or employee of our Company or any of our subsidiaries. No member has had any relationships with our Company or any other entity that requires disclosure under the proxy rules and regulations promulgated by the SEC.

Recent Activities and Key Focus Areas:

 • As part of a systemic approach to Board oversight of ESG topics, the Compensation Committee renamed itself the Human Capital and Compensation Committee and began formal oversight of the development, implementation, and effectiveness of the Company’s policies and strategies related to its human capital management, including matters related to diversity, equality, and inclusion, and talent management
 • Monitored, evaluated and determined appropriate 2022 STIP performance goals and results
 • Performed an in-depth review and analysis of the Company’s incentive compensation plans in order to further align interests with those of our shareholders

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Corporate Governance Committee (4) James Johnson, Chair Carla Hendra Joseph O’Leary Rakesh Sachdev Swan Sit Gary Waring
Mr. Johnson was appointed as the Chair of the Governance Committee in February 2020.

Key Responsibilities:

 • Recommend to our Board nominees for election as directors, as well as committee memberships and compensation and benefits for directors
 • Administer our stock ownership guidelines for non-executive directors
 • Conduct the annual self-assessment process of our Board and committees and facilitate Board education
 • Review our Corporate Governance Principles and committee charters
 • Monitor our Company’s positions and responses to significant public policy issues, including our compliance with applicable laws, and actions in furtherance of our corporate social responsibility objectives
 • Oversee the Company’s policies in several environmental, social and governance areas, including our response to climate change, our ongoing efforts in ethical and responsible sourcing, and the embedding of human rights policies in our supply chain and global operations

Our Board has determined that all members of our Corporate Governance Committee are non-employee directors, and are independent, as defined in the listing standards of the NYSE.

Recent Activities and Key Focus Areas:

 • As part of a systemic approach to Board oversight of ESG topics, the Committee began formal oversight of the development, implementation, and effectiveness of the Company’s policies and strategies related to sustainability goals, human rights and responsible sourcing, community impact efforts, and ESG impact on corporate reputation
 • Continued ongoing review of short-term and long-term Board refreshment needs and ideal candidate skill, experience, and background profiles
 • Formalized a director orientation program geared towards getting new directors up to speed with the Board and its oversight role

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CORPORATE GOVERNANCE, RISK OVERSIGHT, SUSTAINABILITY
AND DIRECTOR INDEPENDENCE

Board Structure and Practices

- Our Board has an independent chairman
- Each of our Board members is elected annually
- We have majority voting for our director elections
- 9 of our 10 Board nominees are independent
- We have adopted proxy notice and access, allowing shareholders access to our proxy materials online
- Our independent directors meet frequently in executive session
- Our Board and Committees engage in annual self-assessments and individual peer reviews
- Our Board continuously assesses refreshment

Risk Management and Compensation

- Our Board actively oversees our risk management practices, fostering a risk-aware culture while encouraging thoughtful risk taking
- Our Code of Conduct and Insider Trading Policy prohibit inappropriate trading activites, including hedging and pledging arrangements
- We have stock ownership requirements for Executive Leadership Team members and our directors
- Our Board engages in managing talent and long-term succession planning

Social Responsibilities and Other Shareholder Concerns

- We engage with our shareholders on key issues
- We post a Sustainable & Ethical Operations Report on our website
- We have articulated on our website our commitment to sustainability, gender equality and diversity
- We have adopted a "Whistleblower" policy prohibiting company employees from retaliating or taking adverse action against anyone for raising a concern

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Risk Oversight and Risk Management
Our Board, acting both directly and through its committees, is actively involved in oversight of the significant risks affecting our business. The risk oversight activities of our Board and committees are informed by our management’s risk assessment and risk management processes. Our Board’s role in risk oversight is consistent with our Company’s leadership structure, with management having day-to-day responsibility for assessing and managing our Company’s risk exposure and our Board and its committees providing oversight in connection with those efforts, with particular focus on the most significant risks facing our Company.

The risk oversight responsibility of our Board and its committees is enabled by management reporting processes that are designed to provide visibility to our Board about the identification, assessment and management of critical risks and management's risk mitigation strategies. Management of day-to-day operational, financial and legal risks is the responsibility of our Company's operational and executive leadership. A designated group of senior personnel identifies what we consider potential enterprise risk management (ERM)-level risks, which are then communicated to and reviewed by the Board.

BOARD OF DIRECTORS
AUDIT COMMITTEE
HUMAN CAPITAL & COMPENSATION COMMITTEE
CORPORATE GOVERNANCE COMMITTEE

Performs a central oversight role with respect to financial, compliance, tax strategy, and cybersecurity risks and meets with our Director of Internal Audit and independent auditors outside the presence of senior management. Responsible for overall risk management plans, oversight of financial and risk management strategy. It also regularly receives reports regarding our internal controls and compliance risks viewed as most significant, along with management’s processes for seeking to maintain compliance within our internal controls environment.

Responsible for conducting appropriate reviews of compensation practices as they relate to risk management. The HC&CC is also responsible for oversight of the development, implementation, and effectiveness of the Company’s policies and strategies related to its human capital management, including risks related to talent acquisition, development and retention.

Responsible for identifying persons qualified to serve as members of the Board and reporting to the Board on prospective candidates, as well as recommending Board Committee assignments. It also routinely monitors corporate governance developments and trends and oversees our Company’s positions and responses to significant public policy issues and ESG-related risks, including our response to climate change, our ongoing efforts in ethical and responsible sourcing, and the embedding of human rights policies in our supply chain and global operations.

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Code of Conduct
The Company has a Code of Conduct that sets forth the fundamental principles and some of the key policies and procedures that govern our business. The Code of Conduct is reviewed each year for appropriate updates, and employees are asked to annually certify their understanding of, and compliance with, its requirements. As an integral part of our continuing efforts to maintain the highest standards of conduct, and because of the important role that each employee plays in our Ethics and Compliance Program, each year employees participate in mandatory compliance training meant to cover key components of the code of conduct and other relevant compliance topics related to our Company.
Moreover, at least annually, the Audit Committee of our Board reviews the code of conduct to ensure that the code reflects the highest ethical principles and standards. The Code of Conduct, which is firmly rooted in our Purpose, Values and Behaviors, is made available to employees in more than 10 different languages and can be found on the Company’s website at www.edgewell.com (information on the Company’s website is not incorporated by reference herein).
Business Practices and Standards of Conduct
Our Business Practices and Standards of Conduct are designed to provide guidance on and articulate our commitment to several key matters such as safety and health, protecting the environment, use of company resources, and promoting a harassment-free work environment. It also addresses certain legal and ethical facets of integrity in business dealings with suppliers, customers, investors and the governments that regulate us. We assess global compliance with this policy annually.
Our Supplier Code of Conduct sets forth our Company’s basic expectations for environmental, labor, supplier working conditions and ethical practices that suppliers are expected to meet in order to do business with Edgewell. We believe we hold our suppliers to a high standard and use a risk-based approach to audit suppliers for ongoing compliance. In June 2022, we published a new and improved Supplier Code of Conduct leveraging a global sustainability third party to review our policy and suggest changes based upon best practices and benchmarking the new policy against leading CPG and retail companies. Moreover, at least annually, the Audit Committee of our Board reviews the Supplier Code of Conduct to ensure that it continues to reflect the highest ethical principles and standards we expect of our suppliers.
Director Independence
Our Corporate Governance Principles, adopted by our Board, provide that a majority of our Board, and the entire membership of the Audit, Human Capital & Compensation and Corporate Governance Committees of our Board, will consist of independent, non-employee directors who meet the criteria for independence required by the NYSE listing standards. In addition, our Corporate Governance Principles provide that there may not be at any time more than two employee directors serving on our Board.
For relationships not described in our Corporate Governance Principles, a majority of our independent directors, after considering all of the relevant circumstances, may make a determination whether or not such relationship is material and whether the director may therefore be considered independent under the NYSE listing standards. We have also considered and determined that members of our Audit Committee and Human Capital & Compensation Committee satisfy the additional independence requirements of the NYSE and SEC for such committees.
Director affiliations and transactions are regularly reviewed to ensure that there are no conflicts or relationships with our Company that might impair a director’s independence. Every year, we submit a questionnaire to each director and executive officer, in addition to conducting our own internal review, for the purpose of identifying certain potentially material transactions or relationships between each director, or any member of his or her immediate family, and our Company, our senior management and our independent auditor.
Our Board also determined that no arrangement or understanding exists between any director or executive officer of our Company and any other person pursuant to which any of them were selected as a director or executive officer. Accordingly, based on the responses to the 2022 questionnaire and the results of its review, our Board has affirmatively determined that all directors, other than Rod Little, are independent from management.
Director Nominations
The Corporate Governance Committee is responsible for recommending candidates for election to our Board of Directors, consistent with the requirements for membership set forth in our Corporate Governance Principles. Historically, when vacancies have occurred, or when our Board determined that increasing its size was appropriate, candidates have been recommended to the committee by other Board members or the chief executive officer, or the Board has engaged the services of a recruitment firm to assist with conducting a search. In evaluating potential director candidates, the Corporate Governance
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Committee considers, among other factors, the criteria in the Key Skills and Experience matrix for current directors and certain additional characteristics that it believes one or more directors should possess based on an assessment of the needs of the Board at that time. The priorities for recruiting new directors are continually evolving based on the Company’s strategic needs. It is important that the Board remains a strategic asset capable of overseeing and helping management address the risks, trends, and opportunities facing our Company now and in the future. The Corporate Governance Committee continues to plan for the future as it considers the skills and experiences the Board will need upon anticipated director retirements and as our business continues to evolve.
The Corporate Governance Committee expects a high level of commitment from Board members and evaluates each candidate’s leadership and experience, skills, expertise and character traits, including the candidate’s ability to devote sufficient time to Board and committee meetings in light of other professional commitments. The committee also reviews whether a potential candidate meets Board and/or committee membership requirements, as set forth in our Corporate Governance Principles, determines whether a potential candidate is independent according to our Board’s established criteria, and evaluates the potential for a conflict of interest between the director and our Company.
During 2022, we have made substantial progress in our Board’s continued involvement in our DEI strategy and efforts, including continuing our commitment to the Board Diversity Action Alliance (BDAA) and codifying our Board’s ongoing oversight of our DEI strategy, initiatives and programs in our Corporate Governance Principles.
Although our Company does not have a formal policy with respect to diversity matters, our Board considers factors such as diversity on the basis of race, color, national origin, gender, religion, disability and sexual orientation. The Corporate Governance Committee reviews its effectiveness in balancing these considerations when assessing our Board’s composition. The Corporate Governance Committee is also responsible for articulating and refining specific criteria for Board and committee membership to supplement, as appropriate, the more general criteria set forth in our Corporate Governance Principles. Currently, 67% of the HC&CC and Corporate Governance Committees, including the Chairs of the HC&CC and Corporate Governance Committee, are ethnically and/or gender diverse. Of the ten nominees for election to the Board at the 2023 Annual Meeting, 40% are ethnically and/or gender diverse.
In addition, the Board and the Corporate Governance Committee are committed to increasing the diversity of the Company’s board. The Board has set a target of at least 30% women directors by the end of calendar year 2024 for election to the Board at our 2025 Annual Meeting. We generally believe that a less formulaic approach to board composition, together with a rigorous search for qualified candidates based on the above qualifications and criteria, will best serve our needs. Our Board believes it is paramount to maintain flexibility in the nominating process in order to ensure that the most appropriate available candidates are selected as circumstances dictate and the needs of the Company evolve.
Under our bylaws, shareholders may also nominate candidates for election at an annual meeting of shareholders. See “Shareholder Proposals for the 2024 Annual Meeting” for details regarding the procedures and timing for the submission of such nominations. Director nominees submitted through this process will be eligible for election at the annual meeting but will not be included in our Company’s proxy materials prepared for the meeting.
Non-Employee Director Stock Ownership Guidelines
In order to help align the financial interests of our non-employee directors with those of our shareholders, our Corporate Governance Principles provide that our non-employee directors must maintain ownership of our common stock with a value of at least five times the director’s annual base retainer, excluding any supplemental amounts for the roles of chair and committee chair. New directors are given a period of five years to satisfy these requirements. While a director has not yet attained the applicable requirement, including, without limitation, if a director falls below the applicable requirement after attaining the applicable level of ownership solely due to a decline in the value of our common stock, such director may not sell any of our common stock. Such holding requirement does not apply until each director’s deadline for attaining the level of ownership has been met. The Corporate Governance Committee reviews our non-employee director stock ownership guidelines and ownership levels each November to ensure compliance with the provisions of our Corporate Governance Principles. During 2022, one non-employee director fell below the stock ownership guidelines due to the sale of shares to assist with personal financial planning in connection with a spouse’s death. The Director will receive annual retainers in shares of the Company’s common stock until our non-employee director’s stock ownership guidelines are met. The Director is expected to be in compliance during fiscal 2023.
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For purposes of these determinations, stock ownership includes shares of our common stock which are owned directly or by family members residing with the director, or by family trusts, as well as vested and deferred restricted stock equivalents and unvested restricted stock equivalents, unless they are subject to achievement of performance targets, and common stock or stock equivalents credited to a director under our savings investment plan or our deferred compensation plan.
Communicating Concerns to our Board
We have established several means for shareholders or others to communicate their concerns to our Board. If the concern relates to our financial statements, accounting practices or internal controls, the concern should be submitted in writing to the chair of our Audit Committee, in care of our Corporate Secretary at our headquarters address, 6 Research Drive, Shelton, Connecticut 06484. If the concern relates to our governance practices, business ethics or corporate conduct, the concern may be submitted in writing to the chair of our Corporate Governance Committee, in care of our Corporate Secretary at our headquarters address. If the shareholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Corporate Secretary at our headquarters address.
Our “whistleblower” policy prohibits our Company or any of our employees from retaliating or taking any adverse action against anyone for raising a concern. If a shareholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, he or she may call Navex Global’s EthicsPoint hotline, our external service provider, toll-free at 855-405-6557, or by leaving a message at our confidential web address: www.edgewell.ethicspoint.com.
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NON-EMPLOYEE DIRECTOR COMPENSATION
We provided several elements of compensation to our directors for service on our Board during fiscal 2022 as shown in the table below. The Corporate Governance Committee, which makes recommendations to the full Board regarding director compensation, strives to set director compensation at the 50th percentile of the peer group. This peer group, which can be found under “Executive Compensation—Compensation Discussion and Analysis—Compensation Benchmarking,” has been selected for purposes of evaluating our executive compensation based on market data provided by the committee’s independent consultant, Meridian Compensation Partners, LLC (“Meridian”).
Elements of Non-Employee Director Compensation for Fiscal 2022
Compensation Elements	Compensation Amounts
Annual Retainer (1)	$100,000
Chair of the Board Annual Retainer	$115,000
Committee Chair Annual Retainer
Audit Committee	$20,000
Human Capital & Compensation Committee	$20,000
Corporate Governance Committee	$20,000
Annual Restricted Stock Equivalent Award (2)	$145,000
New Director Restricted Stock Equivalent Award (3)	$100,000
(1)
All non-employee directors receive an annual retainer for serving on our Board and its committees. Mr. Little receives no compensation for his service on our Board other than his compensation as the President and Chief Executive Officer of our Company.

(2)
All non-employee directors received an annual restricted stock equivalent award under our 2018 Amended & Restated Stock Incentive Plan (“A&R 2018 Plan”) immediately following the annual meeting of shareholders. This award vests one day prior to the following year’s annual meeting. Directors have the option to defer the delivery of shares upon vesting of this award. For calendar year 2023, following discussion and consultation with Meridian, the Board determined that there would be no modifications to the existing non-employee director compensation.

(3)	New non-employee directors that may be appointed or elected to our Board receive an initial restricted stock equivalent award. This award vests three years from the date of grant.
Non-employee directors are permitted to defer all or a portion of their retainers and fees under the terms of our deferred compensation plan. Deferrals may be made into (i) the Edgewell common stock unit fund, which tracks the value of our common stock; or (ii) the prime rate option, under which deferrals are credited with interest at the prime rate quoted by The Wall Street Journal. Deferrals in the deferred compensation plan are paid out in a lump sum in cash within 60 days following the director’s termination of service on the Board.
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NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2022
Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3) (4)	Total
Robert W. Black	$100,000	$145,000	$3,530	$248,530
George R. Corbin	$100,000	$145,000	$3,530	$248,530
Daniel J. Heinrich (5)	$40,000	$0	$1,075,606	$1,115,606
Carla C. Hendra	$100,000	$145,000	$2,279	$247,279
John C. Hunter, III	$215,000	$145,000	$0	$360,000
James C. Johnson	$120,000	$145,000	$0	$265,000
Joseph D. O’Leary	$100,000	$145,000	$3,578	$248,578
Rakesh Sachdev	$120,000	$145,000	$0	$265,000
Swan Sit	$100,000	$145,000	$2,279	$247,279
Gary K. Waring	$120,000	$145,000	$0	$265,000
(1)	This column reflects retainers earned during fiscal 2022.
(2)
This column reflects the aggregate grant date fair value, in accordance with FASB, ASC Section 718, of the RSE awards granted on February 4, 2022 under our A&R 2018 Plan as described in the narrative above. Refer to “Note 13. Share-Based Payments” of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 for further discussion. The number of unvested RSEs held by our directors as of September 30, 2022, was as follows: Messrs. Black, Corbin, Heinrich, Hunter, Johnson, O’Leary, Sachdev and Waring and Ms. Hendra, 3,375 each; and Ms. Sit, 6,667. The number of vested RSEs deferred until retirement from our Board held by our directors as of September 30, 2022, was as follows: Mr. Black, 3,944; Ms. Hendra, 6,731; Mr. Hunter, 16,016; Mr. Johnson, 19,352; Mr. O’Leary, 3,156; Mr. Sachdev, 17,630; and Mr. Waring, 13,739. Mr. Corbin and Ms. Sit had 0.

(3)	The following items are not included within the above disclosure of director compensation:
(i)
The directors are covered under the terms of our general directors’ and officers’ liability insurance policies, the premiums for which are a general expense of our Company. We do not obtain a specific policy for each director or for the directors as a group.

(ii)	We provide transportation and lodging for out-of-town directors attending Board and committee meetings.
(iii)	The non-employee directors may be provided from time to time with samples of our products with an incremental cost of less than $50.
(4)
This column reflects dividends payable to the non-employee directors for vested accrued restricted stock equivalents: Messrs. Black and Corbin, $3,530; for Mr. O’Leary, $3,578; and for Mss. Hendra and Sit, $2,279.

(5)
Mr. Heinrich received pro-rata payments in fiscal 2022 to the date of his retirement on February 3, 2022. All Other Compensation includes: $111,499 in the Deferred Compensation Plan; $937,102 for 21,049 previously deferred shares; and $27,005 of accrued dividend equivalents from deferred shares.

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Continued Progress on Our Path to Sustainable Growth
In 2020, amid the ongoing COVID-19 pandemic and with much uncertainty around the globe, we pressed forward with an aggressive set of objectives and launched our new growth strategy that fundamentally reshapes our portfolio and which we believe will provide a clear path for sustainable, profitable growth. While the external environment remains extremely challenging, we believe that our results over the past two years demonstrate the benefits of our strategy, and the underlying structural improvement in our business.

Make Useful Things Joyful

We will transform into a **growing, sustainable and consumer-centric** Personal Care company and we will drive stable **topline growth** and predictable **cash generation**, delivering a meaningful total shareholder return

Strategic Priorities

- **Expand presence in attractive categories**
- **Build brands consumers love with consumer-centric innovation**
- **Be a trusted strategic partner to retailers**
- **Simplify "everything"**
- **Be a company people love to work for**

Strategic Outcomes

Accelerate topline growth in categories where we have a **Right to Win**

Stabilize the Profit Pool in categories where we have a **Right to Play**

Fiscal 2022 saw us focused on meaningful investments in our brands and products, new innovation, product launches and increased digital engagement. We are tracking well against all of those objectives — exceeding our financial guidance for the year, while executing on the strategic initiatives that are vital to driving sustainable long-term growth for our Company. Despite on-going macro market challenges, including supply chain disruption, heightened inflation, and the rapidly appreciating U.S. dollar, we continue to make significant progress in the transformation of Edgewell.
Importantly, our market share performance across key markets strengthened in fiscal 2022:
•	In the US, our aggregate branded business saw slight share gains, reflective of gains across women’s shave, preps and suncare and underpinned by meaningfully better placement on shelf.
•	Globally, we also drove healthy wet shave share gains in Japan, Germany and Mexico.
•	And finally, our suncare portfolio also performed well outside of the US, realizing share gains in Canada, the UK and parts of Latin America.
We believe the progress we made in Fiscal Year 2022 has put us on a path towards continued success in Fiscal Year 2023, confident that the strategic choices and actions taken over the past several years have put us in a better position to drive sustained top-line growth and have structurally strengthened our business model by driving better commercial execution and increased focused on productivity and efficiency across the business. As a result, we are better prepared for the challenges we will likely face in the coming year and we believe Fiscal Year 2023 will be highlighted by organic growth across all segments, gross margin expansion, continued investment in our brands through increased A&P, strong free cash flow generation and a continued disciplined approach to capital allocation through share repurchases and dividend payments.
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Despite on-going macro market challenges, evidence of our continued transformation was seen in four specific ways during Fiscal Year 2022:
•
First, delivering meaningful consumer centric innovation. This year we successfully launched new products in Sun and Feminine Care, re-architected the Schick brand in the U.S., broadened our women’s branded shave range, including the introduction of the Hydro Silk Touch-up, the number one selling women’s hair removal product on Amazon, and added new products in Men’s Grooming, including the new Cremo razor, and our new sustainable skincare brand, FIELDTRIP™.

•
Second, we further strengthened our presence on shelf, led by our category-leading sun portfolio of brands and aided by the Billie acquisition and its successful rollout at Walmart. Stronger brands, compelling innovation and better retail execution all led to the best distribution outcomes we’ve seen since 2015 and helped deliver improved market share results.

•
Third, we continue to improve our capabilities across the organization, particularly in brand building, direct-to-consumer (DTC) and digital execution. E-commerce sales now account for approximately 13% of our topline, up 6 points from just two years ago, and evidence of our successful pivot to a broad, omni-channel approach to our categories. By in-housing critical capabilities related to site architecture, brand building, data and analytics and performance marketing, we have built the required skills necessary to be successful across all e-commerce channels.

•
And, finally, we remain committed to driving costs out of the business and structurally simplifying and improving our operating model. On the heels of our 3-year Project Fuel effort which concluded in 2021, we delivered approximately $40 million in COGS savings in Fiscal Year 2022, helping to partially mitigate the broad inflationary headwinds seen across all businesses over the last eighteen months. We further addressed general & administration and research & development costs in 2022, delivering approximately $15 million in gross savings while streamlining business decision making and improving speed to market. Importantly, in the face of an increasingly challenging operating environment, we remained committed to investing in our brands, spending just under $240 million, or 11% of net sales for the year in advertising & promotion, while improving the productivity of our spend, especially as we further shifted our focus to digital activation.

FY 2022 Performance Highlights
Returned $157.9 million to shareholders in the form of $125.3 million in share repurchase and $32.6 million of dividends in the full fiscal year.
Wet Shave net sales for fiscal 2022 increased 2.2%, with organic net sales increasing $14.3 million, or 1.2%, and organic net sales in international markets increasing 3.9%.
In March 2022, Schick launched a new brand positioning that challenged the grooming industry status quo with the debut of "Be You. No One Else Can."

In furtherance of our approach to “reduce, replace, reuse, and recycle,” across most razor product packaging, the Wilkinson Sword Hydro® now features a certified sustainably sourced paper carton with a cellulose-based window and includes an inner tray made with molded fiber for holding the razor handle and blades.

We continue to make substantive progress towards the ambitious 2030 sustainability goals we set out in our 2021 Sustainability Report, published in June 2022, as fiscal year 2022 saw us take action to further simplify our operations, optimize logistics, regionalize production, reduce waste, conserve water and source in ethical and responsible ways.

With personal hygiene now a top consumer priority and with a continuing emphasis on product innovation, we launched a Wet Ones® iHydrating Hand Sanitizer mist formulated with aloe, vitamin E and pro-vitamin B5 to provide up to 8 hours of moisturization and made with pharmaceutical grade ethyl alcohol to meet CDC recommendations.

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E-commerce sales now account for approximately 13% of our topline, up 6 points from just two years ago, and evidence of our successful pivot to a broad, omni-channel approach to our categories. By in-housing critical capabilities related to site architecture, brand building, data and analytics and performance marketing, we have built the required skills necessary to be successful across all e-commerce channels.

Sun and Skin Care net sales for fiscal 2022 increased 9.1% with organic net sales increasing $61.4 million, or 10.5%, resulting in growth of 22% globally. Fiscal year 2022 also saw Banana Boat® become the number one brand in the category in the U.S.

Our Hawaiian Tropic® Mineral Translucent Sunscreen Powder Brush, a convenient new way to apply and re-apply your SPF throughout the day, received the 2022 SELF Healthy Beauty Award for Best Sunscreen Powder.

In April 2022, our teammates in Mexico and Peru hosted beach cleanups in their local communities. In Peru, EPC teammates, along with over 180 volunteers, partnered with their largest sun care customer and a local nonprofit organization to collect over 925 pounds of trash off the beach!

Continuing its tradition of launching cutting-edge products to meet the needs of today’s consumer, Jack Black launched its CBD+HA Serum, an antioxidant rich, hydrating serum made from sustainably sourced premium hemp grown in the USA.

Fiscal 2022 saw the debut of FIELDTRIP™, a U.S., Gen-Z focused, gender inclusive, sustainable skincare brand formulated with unique nature-found ingredients and focuses on a “your earth, your skincare” philosophy to produce sustainably sourced and clean skincare products for your skin.

Men’s Grooming increased 8%, driven by Cremo and Jack Black.

As we continue to design packaging with its end-of-life in mind, pursuing opportunities to enhance reuse and recyclability when feasible, fiscal 2022 saw Bulldog offer their Original Moisturizer in a durable reusable glass container that can be returned at Tesco stores in the U.K. to be cleaned, refilled and used again thanks to a partnership with the Loop reuse platform.

Feminine Care net sales for fiscal 2022 increased $4.6 million, or 1.6%, with organic segment net sales increasing $4.7 million, or 1.6%.

In November 2021, we completed the acquisition of Billie, Inc., a leading U.S.-based consumer brand company that offers a broad portfolio of personal care products for women and complements and strengthens Edgewell's position in the women's shaving category.

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Our Purpose and Values
Make useful things joyful—this is our purpose, our north star that guides everything we do. We infuse joy into our daily interactions, and we create products that are functional and bring happiness to people. Our values are core to our purpose and inspire our collaborations with teammates, our partnerships with customers, and our connection to consumers. As we innovate for the future, these values are the beacon that keep us on course. They aren’t just words on a page, we live them. They define our expectations—of our products, our company, and ourselves.

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Never. Stop. Caring.
At Edgewell, sustainability means constantly evolving and having a meaningful impact on society and our environment. It means always moving forward, becoming a progressively sustainable company. We are committed to building brands that care for people and our planet by actively integrating sustainability into our product design, supporting the path toward a circular economy and reducing plastic waste where possible. We believe in assessing our key priority areas to ensure they remain relevant to our business today, defining our priority areas by where we believe we can have the greatest impact – as well as the areas that might most meaningfully impact our business. In furtherance of our Sustainable Care 2030 goals, we are committed to:
•
Ingredient Stewardship and Transparency. Continuing to ensure the ingredients we use meet our high standards and improving our fragrance transparency. Sustainability is a key focus in our innovation and research and development efforts. It shapes our thought processes and informs choices across our portfolio – including how we identify and evaluate materials and ingredients. We expect the same of our suppliers and work closely with them to make sustainability a shared objective.

•
Sustainable Products and Packaging. Developing products and packaging to be more sustainable and in support of the circular economy by using more recycled, renewable and recyclable materials, minimizing material usage and reducing waste. A key business enabler, sustainability is ingrained in virtually every new product brief, guiding and shaping how we design. We are developing a more circular mindset, striving to embed circular economy principles in our products and packaging. This extends to our material and ingredient selection. We focus on several areas to enhance the sustainability credentials of what we create, including:

•	Alternative/renewable/recycled materials
•	Natural/clean ingredients
•	Sustainably sourced materials & ingredients
•
Positive Brand Impact. Actively using our “hero” brands as a force for good to have a positive impact on society and our environment. We put consumers and customers at the heart of our brands, recognizing their increasing interest in inclusive products that support wellbeing while creating less waste and a smaller environmental footprint. It’s a sustainability ambition we share as we design with product life cycle, quality, cost and material considerations in mind.

At Edgewell, we know sustainability starts at the top. Our efforts are managed at the highest company levels and discussed by our full Board and its Committees.
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Our Board of Directors and its Committees have oversight of our environmental, social and governance (ESG) policies and practices, including how we manage climate impacts, human rights and human capital-related risks. Our full Board oversees our sustainability priorities and goals and DEI. Our Corporate Governance Committee oversees our response to climate change, ongoing efforts in ethical and responsible sourcing and the embedding of human rights policies in our supply chain and global operations. Our Audit Committee has responsibility for oversight of the impact on the Company of new and proposed ESG disclosure and diligence laws and regulations, including Company plans for compliance, and the continued oversight of ESG metrics and related information in financial and regulatory filings, including appropriate controls and procedures, as well as key strategic, enterprise and cybersecurity risks. Finally, in 2022 our Compensation Committee was renamed as the “Human Capital and Compensation Committee,” reflecting our continued commitment to constantly evaluate the Company’s needs in terms of labor and skills to fulfill future staffing needs, ensure employees contribute to the organization through continuous feedback, goal setting and performance review, workplace safety, and teammate health and well-being.
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Our Global Leadership Team (GLT), led by our CEO, governs and shapes ESG policies, goals and initiatives and is regularly briefed by our Vice President of Global Sustainability, who is also a GLT member. The GLT plays a key role in embedding and driving our Sustainable Care 2030 priorities in their respective business areas as well as reviewing our annual sustainability report.
We understand that we are not alone on our sustainability journey. Understanding the issues that matter to our stakeholders is central to our sustainability approach. We work together with internal experts and external consultants, conducting extensive research to determine and prioritize our focus areas, identifying the areas where Edgewell could have the greatest impact – and those that might most meaningfully impact our business. Edgewell selects and engages with a wide range of stakeholders based on their ability to assist us in anticipating ESG risks and opportunities. This helps us to better understand the needs of our consumers and our people, participate in evolving ESG conversations and more. Our key stakeholders and our engagement methods include:

Consumers

We are committed to providing products that help consumers care for themselves and live more sustainably, with the transparency they would expect. We engage with our consumers in many ways, including through our products, in-store interactions and e-commerce platforms, and market research and brand communications.

Customers

We want to be a valued supplier across the markets we operate in. We work with our customers to help them meet consumer needs and achieve their own sustainability goals.

Governments and regulators

We frequently engage with regulators and government agencies to advocate for regulatory best practices through education and impact analysis, and serve as a technical resource to contribute to the design and implementation of legislative and regulatory policies. This core stakeholder group sets the compliance framework for our business. Our approach to engaging with them is guided by our Code of Conduct.

Industry, business and trade associations

Through our memberships with industry, business and trade associations, we have a voice within the broader industry, as well as platforms for monitoring issues and sharing joint research and best practices. For a list of associations we are involved with, please see our GRI Index.

Nongovernmental organizations and nonprofits

Engagement with NGOs and nonprofits helps Edgewell better understand key issues, stay on top of best practices and achieve certification in some of the sustainability areas that are key priorities for us.

People and communities

Throughout our value chain, we create direct and indirect employment opportunities and make donations and contributions through regional and community activities.

Shareholders and investors

Sustainability is an increasingly important focus area for the investment community. We regularly engage with shareholders and investors on their and Edgewell's business and sustainability priorities to build mutual understanding, provide a foundation for progress and ensure we are focusing on the issues they care about.

Suppliers

We strive to ensure the ingredients, components and materials that go into our products are sourced responsibly. We clearly define supplier requirements in our Supplier Code of Conduct and actively seek relationships with those who share our values and promote high standards within their own supply chains.

Teammates

Our people are central to our business. As a people-first culture, we are dedicated to the development, inclusion and well-being of every individual. Our two-way feedback process enables us to maintain an open dialogue with our team members and ensure they have a positive, safe and fulfilling experience working at Edgewell.

In June 2022, we issued our 2021 Sustainability Report, which reflected strong progress to date in priority areas like sustainable products and packaging, innovating with alternative materials, ingredient stewardship and transparency and ethical and responsible sourcing. We also set increasingly ambitious targets as part of our Sustainable Care 2030 strategy.
Over the past year we’ve built on our successes and made the following accomplishments in support of our goals:
•	Issued our first CDP climate change report achieving a B- score.
•	Five of our manufacturing facilities currently hold zero-waste-to-landfill status.
•	Developed a training program around mitigating bias in performance management and talent acquisition to contribute to our ongoing goal of fostering an open and inclusive workplace.
•	Maintained a world-class injury rate of <1.0 (achieved 0.63).
In recognition of our continuous performance improvement and increased transparency across several key sustainability areas, Edgewell was once again named to “America’s Most Responsible Companies” list for 2023 by Newsweek. This year Edgewell ranks #37 out of over 500 public companies evaluated, representing a significant improvement from our #142 overall ranking last year and we ranked #8 amongst 43 consumer goods companies on the list.
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AUDIT COMMITTEE REPORT

The Audit Committee of Edgewell’s Board of Directors assists the Board in its oversight of corporate governance by overseeing the quality and integrity of Edgewell’s accounting, auditing, and reporting practices. The Audit Committee operates in accordance with a written charter, which was adopted by the Board. A copy of that charter is available at Edgewell’s Investor Relations site, http://ir.edgewell.com/, under “Corporate Governance.” The Audit Committee consists entirely of non-employee directors that are independent, as required by the listing standards of the NYSE and the rules and regulations of the SEC. Further, the Board has determined that Mr. Waring is an audit committee financial expert, as defined by SEC guidelines.

Management is responsible for the Company’s internal controls and the financial reporting process. Edgewell’s independent accountants, PwC, are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards established by the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing a report thereon. The committee’s responsibility is to monitor and oversee these processes on behalf of the Board.

The Audit Committee has oversight responsibilities for reviewing the services performed by PwC and retains sole authority to select, evaluate and replace the outside auditors. The Audit Committee is responsible for approval of the proposed audit fees and annually evaluates the qualifications, performance and independence of PwC and its lead audit partner. Further, in conjunction with the mandated rotation of the independent auditor’s lead audit partner, the Audit Committee is directly involved in the selection of the new lead audit partner.

The Audit Committee has received the written disclosures from PwC required by the applicable standards of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed the independence of PwC with members of that firm. In doing so, the committee considered whether the non-audit services provided by PwC were compatible with its independence. The committee concluded that the independent auditors’ independence has not been impaired.

The Audit Committee selected PwC as the Company’s independent registered public accountants for fiscal year 2022, subject to shareholder ratification. PwC has served as the Company’s independent registered public accounting firm since 1999, and fiscal year 2022 is the second year for the current lead partner who will rotate off after completion of the fiscal year 2025 audit. The Audit Committee considered several factors in selecting PwC, including the firm’s independence and internal quality controls, the overall depth of talent, their experience with the Company’s industry, their familiarity with the Company’s business and internal control over financial reporting, as well as an evaluation of their past performance and the potential impact of changing independent auditors.

In fulfilling its oversight responsibilities, the Audit Committee meets regularly with management, internal audit and PwC to discuss, prior to their release to the public, the Company’s financial statements and earnings releases and, as appropriate, other Company public communications containing Company financial information or performance measures. The Audit Committee’s meetings with the Company's internal auditors and the independent registered public accounting firm, which are both with and without management present, include discussions about the results of their examinations and evaluations of the quality of the Company’s financial statements and the Company’s internal control over financial reporting.

The Audit Committee has reviewed with management the Company’s audited financial statements included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2022. This review included a discussion of the quality and the acceptability of the Company’s financial reporting and system of internal controls, including the clarity of disclosures in the financial statements, reasonableness of significant accruals, reserves and allowances, critical accounting policies and estimates, and risk assessment. With respect to the Company’s audited financial statements for the fiscal year ended September 30, 2022, management of the Company has represented to the committee that the financial statements were prepared in accordance with generally accepted accounting principles.

In addition, the Audit Committee reviewed and discussed with the Company’s independent registered public accounting firm the scope and plans for their audit, the audited financial statements of the Company for the fiscal year ended September 30, 2022, the independent registered public accounting firm’s judgments as to the quality and acceptability of the Company’s financial reporting, PwC’s discussion about critical audit matters in its report on the audited financial statements for the fiscal year ended September 30, 2022, the Company’s critical accounting policies and estimates, the effectiveness of the Company’s internal control over financial reporting and such other matters as are required to be discussed by the applicable requirements of the PCAOB and SEC.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements for the fiscal year ended September 30, 2022 be included in the Company’s Annual Report on Form 10-K for that year for filing with the SEC.

Respectfully submitted, Gary K. Waring, Chair Robert W. Black George R. Corbin John C. Hunter, III Joseph D. O’Leary

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 (the “Exchange Act”), or through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

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EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
CD&A TABLE OF CONTENTS
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Composition of our NEOs in Fiscal 2022
The following narratives and tables discuss the compensation paid in fiscal 2022 to our CEO, CFO, and our other three most highly compensated executive officers serving at the end of fiscal 2022, whom we refer to collectively as our “named executive officers”. This year’s NEOs are shown below:
NEO	Role
Rod R. Little	President and Chief Executive Officer since March 2019
Daniel J. Sullivan	Chief Financial Officer since April 2019
Eric F. O’Toole	President, North America since May 2020
John N. Hill	Chief Human Resources Officer since August 2018
Paul R. Hibbert	Chief Supply Chain Officer since June 2020
Fiscal Year 2022 Highlights:
Continued Growth
For the second consecutive year, we grew organic net sales 4%, and we’ve now delivered organic growth for six consecutive quarters. Organic net sales increased in all segments of the business, and importantly, we had double-digit growth in our “Right to Win” businesses, which include Sun Care, Men’s Grooming and Skin Care. Our Right to Play portfolio of Wet Shave and Feminine Care also grew organically for the second consecutive year, at just over 1%. Growth was broad based, with North America increasing about 3% and international markets increasing nearly 6%. These results reflect the continued successful execution of our growth strategy that has driven structural improvements in our business across brand building, product innovation, and retail execution. Additionally, we maintained financial discipline and drove over 300 basis points in productivity and pricing offsets to help mitigate the significant inflationary pressures seen across the industry.
Acquisition of Billie
In November 2021, we completed the acquisition of Billie, Inc., a leading U.S. based consumer brand company that offers a broad portfolio of personal care products for women (the “Billie Acquisition”). Founded in 2017, Billie is a fast growing, digitally native, direct-to-consumer brand focused on providing women with high-quality shaving and premium body care products. Its current product portfolio includes razors, shaving cream, make up wipes, body lotion, lip balms, dry shampoo and body wash. Billie's strong direct-to-consumer and digital capabilities have underpinned its strong growth, supplementing our continued commitment to digital activation and direct-to-consumer execution. Billie made a successful initial expansion into U.S. brick-and-mortar retail in 2022, with the brand now gaining momentum as it prepares for continued retail expansion in 2023. Billie complements and strengthens Edgewell's position in the women's shaving category by adding to a portfolio of strong brands such as Schick Intuition, Hydro Silk and Skintimate.
The Billie Acquisition highlights our stated goal of building on our leading position in the women's shave category and executing on our M&A strategy with discipline and precision. The acquisition enhances our consumer-centric, digital capabilities and elevates our presence in the important mid-tier value segment of women's shaving in the U.S., while bolstering Billie's ability to capitalize on significant growth opportunities by leveraging our retail distribution platform and marketing channels.
Returning Capital
We have always maintained a disciplined, multi-dimensional approach to capital allocation, and while we will continue to prioritize investing in the sustained growth of our business, we remain equally focused on providing strong returns to our shareholders. In fiscal 2022 we continued to put our healthy excess cash to work, paying $32.6 million in dividends to our shareholders.
In addition, with our strong liquidity and credit position and outlook for continued healthy free cash flow generation, we implemented a more systemic approach to share repurchases to complement the dividend. In fiscal 2022, we returned $125.3 million to our shareholders through share repurchases, making good on the commitment we announced in November 2021 that we plan to repurchase approximately $300 million in shares over the next three fiscal years.
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Be You. No One Else Can
In March 2022, Schick launched a new brand positioning that challenged the grooming industry status quo with the debut of "Be You. No One Else Can," a campaign that celebrates men as they are and encourages them to embrace their individuality. The rebrand included a new logo, minimalist packaging, redesigned website (Schick.com), video-led creative and digital-first activations on Reddit and TikTok that give men a platform to join the conversation and tell their unique stories. Rather than featuring renowned celebrities, actors or models, the campaign spotlights everyday men because Schick is a brand for every kind of man. The rebrand brings Schick's legacy of listening to men to life and represents it in a new, different and engaging way.
People First
In furtherance of our purpose-led, people-first values, in January 2022 we awarded global hourly and salaried employees a year-end bonus in appreciation of their hard work during the COVID-19 pandemic. In addition to our growth strategy, we have also implemented an equally important holistic cultural transformation, transforming into an organization that embodies purpose and empathy and prioritizes the well-being and mental and physical health of every employee, from its corporate offices to its manufacturing facilities. Similarly, one of many examples of our continued commitment to living our “Listen Up, Speak Up” value is our use of periodic “pulse” surveys which promote open and transparent dialogue that enable us to check in on our teammates quickly and efficiently on a wide variety of topics. This helps us respond swiftly to their concerns and feedback, adjust or change course as required and remove processes that do not add value.
How Pay Was Tied to our Company’s Performance in Fiscal Year 2022
Our fiscal year 2022 results and compensation decisions continue to illustrate application of our pay-for-performance philosophy, with pay being driven by performance in the following ways:
•
Fiscal Year 2022 Base Salary. In November 2021, the HC&CC increased base salaries for the existing named executive officers for fiscal 2022 to ensure that compensation remains competitive with comparable positions at companies considered to be our peers, while continuing to emphasize pay-for-performance.

•	Fiscal Year 2022 Annual Incentive Payout. For the fiscal 2022 Executive Officer Bonus Program, the combined weighted payout for the NEOs was 77.6% of the target amount.
•
Fiscal Year 2022 Long-Term Incentive Payout. The performance metrics for our fiscal year 2019 and April 2020 Long-Term Incentive award were adjusted cumulative EBIDTA (weighted 50%) and adjusted cumulative net sales (weighted 50%). The total payout for these PRSEs was 72.7% of target.

See Appendix A for reconciliation and other information about these non-GAAP financial measures.
Principles of the Edgewell Compensation Program
We believe one of the most important factors to the long-term success of Edgewell depends on the talents of our executive officers and the alignment of their compensation with the interests of the Company and our shareholders. Our ability to attract, retain, and motivate our executive officers is influenced in large part by our compensation program. Annually, we review various aspects of our compensation program to ensure that it remains aligned with our business strategy and the above-referenced goals. The guiding principles of our compensation program include:
•	A “pay-for-performance” culture, which drives achievement of our short- and long-term goals and, ultimately, shareholder value;
•	We incentivize sustained company performance as measured by operating results and total shareholder return;
•
Alignment of our executive officer’s interests with those of our shareholders by linking a significant portion of total compensation to the achievement of Company-wide performance criteria during one- and three-year performance periods; and

•	We discourage behavior that could lead to unnecessary or excessive risk-taking by providing a balance of fixed and at-risk pay, with short-term and long-term performance horizons.
We believe the design and implementation of our compensation program is effective in furthering our goal of becoming a best-in-class, next-generation CPG company. Discussed below are the principles that underlie our compensation philosophy.
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1	Pay-for-Performance
The primary goal of our compensation program is to instill a “pay-for-performance” culture throughout our organization, with a significant portion of targeted compensation for our NEOs dependent upon achievement of performance goals and forfeited if goals are not achieved. Our compensation program is designed to motivate these leaders through incentive awards that are tied to key strategic objectives and operating results and execution of significant initiatives. We believe this compensation structure offers high potential rewards for superior performance, and significantly lower compensation for results below target.

CEO Target Pay Mix

11% Base Salary
14% Bonus Target
14% RSEs
89% Variable Pay
49% PRSEs
12% Options
Total Compensation
$7,638M

Other NEO Target Pay Mix

28% Base Salary
19% Bonus Target
72% Variable Pay
32% PRSEs
1% Options
13% RSEs
Total Compensation
$9,474M

2	Competitive Total Compensation Packages
We strive to attract and retain diverse and strong executive leaders which we view as critical to the ongoing success of our operations. We target total compensation packages within a range of the 50th percentile of our compensation peer group in order to retain key executives and remain competitive in attracting new employees.
Our executive compensation program also includes features to address other compensation-related issues such as retirement concerns, which we believe have played an important role in our executive compensation structure.
3	Alignment with Shareholder Interests
In order to align the compensation received by our executives with the returns received by our shareholders, a substantial portion of the NEOs’ total compensation has historically been in the form of performance-based and time-based vesting of restricted stock equivalents and stock options. Our incentive compensation program focuses on a combination of short- and long-term metrics which motivate the achievement of our Company’s performance targets. We further align the interests of our executive officers and shareholders through our use of stock ownership guidelines and prohibitions on the hedging or pledging as collateral of Edgewell common stock.
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Compensation Policies and Governance Practices
As part of its responsibilities, the Human Capital and Compensation Committee of our Board (the “HC&CC”) reviews annually our Company’s compensation policies and practices for all employees, including executive officers, to determine whether, in its judgment, our compensation programs encourage risk-taking reasonably likely to have a material adverse effect on our Company. In particular, there are several design features of those programs that the HC&CC believes reduces the likelihood of excessive risk-taking:
WHAT WE DO
✔	Deliver executive compensation primarily through performance-based at-risk pay, with a balance of annual and longer-term incentives
✔	Maintain a peer group for benchmarking pay
✔	Place a cap on payout levels for bonuses and performance awards
✔	Tie performance metrics for the executive compensation program to key, auditable measures
✔
Set performance goals at levels that are sufficiently high to encourage strong performance, but within reasonably attainable parameters intended to discourage pursuit of excessively risky business strategies

✔	When appropriate, exercise negative discretion to reduce incentive payments in certain circumstances when determining performance-based compensation
✔	Maintain a recoupment (clawback) policy for short- and long-term incentive programs, as well as an anti-hedging/pledging policy
✔	Require share ownership and retention guidelines for executive officers
✔	Use “double-trigger” change in control arrangements under our A&R 2018 Plan and our Change in Control Plan
✔
Use an independent consultant to advise on compensation levels, trends and practices and assist the board in assessing the level of risk created by or embedded in our various compensation and benefit plans

WHAT WE DON’T DO
✗	Guarantee annual salary increases or bonuses
✗	Allow directors or executives to engage in hedging or pledging of securities
✗	Reward executives for excessive, inappropriate, or unnecessary risk-taking
✗	Allow tax gross-ups
✗	Allow repricing of stock options
✗	Allow excessive perquisites
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How We Make Compensation Decisions

Compensation Benchmarking
Meridian, with direction from the HC&CC, developed a custom peer group of companies against which the HC&CC benchmarks our compensation program. Following a thorough review, the HC&CC determined a new peer group would be selected for fiscal 2022. Peer companies were selected based on a variety of criteria, including consumer products businesses, businesses with a strong brand focus, competitors for executive talent, and similarly-sized businesses in terms of revenues and market capitalization. Each key component of compensation, including base salary, target annual bonus, target total cash compensation and target grant date value of long-term incentives, is benchmarked against this custom peer group.
The custom peer group approved by the HC&CC for fiscal 2022 is comprised of the following companies:
⯀ Church & Dwight Co., Inc.	⯀ McCormick & Company, Incorporated	⯀ Sleep Number Corporation
⯀ Energizer Holdings, Inc.	⯀ Nu Skin Enterprises, Inc.	⯀ Spectrum Brands Holdings, Inc.
⯀ Fossil Group, Inc.	⯀ Oxford Industries, Inc.	⯀ The Clorox Company
⯀ HanesBrands Inc.	⯀ Post Holdings, Inc.	⯀ The Hain Celestial Group, Inc.
⯀ Hasbro, Inc.	⯀ Prestige Brands Holdings, Inc.	⯀ Tupperware Brands Corporation
⯀ Helen of Troy Limited	⯀ Revlon Inc.	⯀ USANA Health Sciences
Results of 2022 Advisory Vote to Approve Executive Compensation
Over the long term, shareholders have expressed strong support for our executive compensation program design and its demonstrated linkage of pay-for-performance. Our 2022 Say-on-Pay proposal received support from approximately 92% of shareholder votes cast, the same percentage as in 2021, reflecting our continued engagement with shareholders and stakeholders to help the Board and management continue to refine our executive compensation program to reflect evolving best practices in the CPG industry and for public companies more generally. The HC&CC recognizes that enhancing the compensation program is critical for ensuring the continued alignment of management and our shareholders’ interests.
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Summary of Key Elements of Executive Compensation in Fiscal 2022
Principal Components of Named Executive Officer Compensation
Performance Measures Driving 2022 Compensation
Short-Term Incentive Plan
Adjusted EBITDA	Adjusted Net Sales	Working Capital as a Percent of Net Sales
$341.4M	$2,149.0M	14.9%
Target of $375.0M	Target of $2,170.0M	Target of 15.1%
Long-Term Incentive Plan
Adjusted Cumulative EBITDA	Adjusted Net Sales
$1,071.7M	$6,313.3M
Target of $1,135.8M	Target of $6,392.0M
Elements of Compensation
The key elements of our fiscal 2022 executive compensation program as well as the purpose of each item are shown in the following table:

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Base Salary. We benchmark base salary against our peer group annually as a guide to setting compensation for key positions, including the Named Executive Officers, in the context of prevailing market practices.
At the beginning of each fiscal year, the HC&CC establishes the salaries of the executive officers (other than our CEO) based on several factors, including peer group data, the executive’s performance and potential, retention considerations, and the recommendations of our CEO. These recommendations are based on, among other factors, an assessment of the individual’s responsibilities, experience, and individual performance.
The salary of our CEO is set by the Board, based upon the recommendation of the HC&CC, taking into account the recommendation of the Board’s compensation consultant. In connection with those reviews, Meridian, without input from management, provides the HC&CC with a market competitive range of possible salary, bonus and long-term incentive award levels. The HC&CC uses this information, along with its analysis of the performance and contributions of our CEO against performance goals, to recommend to our Board an appropriate salary for our CEO.
The HC&CC evaluated the annual base salaries of the individuals then serving as executive officers at its November 2021 meeting and set the base salaries of the following NEOs:
Name	2021 ($)	Increase ($)	Effective November 1, 2021 ($)
Mr. Little	$1,000,000	$50,000	$1,050,000
Mr. Sullivan	$700,000	$30,000	$730,000
Mr. O’Toole	$500,000	$20,000	$520,000
Mr. Hill	$430,000	$15,000	$445,000
Mr. Hibbert	$431,600	$13,400	$445,000
Short-Term Incentive Program—Annual Cash Bonus
Executive Officer Bonus Program
Annual cash bonuses to our NEOs are based on a percentage of the executive’s annual salary and adjusted based on performance as compared to metrics determined by the HC&CC. The annual bonus program for fiscal 2022 for those serving as executive officers at the start of fiscal 2022 (the “Executive Officer Bonus Program”) was designed to measure Company-wide performance against three metrics:
•	Adjusted EBITDA (40% of the bonus target);
•	Adjusted Net Sales (40% of the bonus target); and
•	Adjusted Working Capital as a Percent of Net Sales (20% of the bonus target),
The metrics and targets for the Executive Officer Bonus Program were chosen based on fulfilling our Company’s business plan for fiscal 2022 and to ensure alignment with shareholder interests. We chose Adjusted EBITDA to emphasize profit growth, the Adjusted Net Sales metric to emphasize top line growth, and Adjusted Working Capital as a Percent of Net Sales metric to emphasize improvement in balance sheet management.
The performance goals for each metric were set by the HC&CC at the beginning of the fiscal year. The HC&CC assigned individual bonus targets to each of the executive officers, based upon individual performance and peer group market data provided by Meridian. The following bonus targets, defined as a percentage of the individual’s base salary for the term of the bonus program, were assigned to the following individuals at the HC&CC’s November 2021 meeting:
Name	Bonus Target as a Percentage of Base Salary
Mr. Little	125%
Mr. Sullivan	75%
Mr. O’Toole	70%
Mr. Hill	60%
Mr. Hibbert	60%
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Our NEOs are eligible to receive bonus payouts under the Executive Officer Bonus Program, if any, upon achievement of results compared against pre-determined Company performance targets established by the HC&CC. The HC&CC has the discretionary authority to reduce bonuses otherwise earned under the program. The HC&CC did not exercise its discretionary authority with respect to the fiscal 2022 bonus. No amount of bonus payout to our executive officers is tied to individual performance objectives.
For the Executive Officer Bonus Program for fiscal 2022, the combined weighted payout for these named executive officers was 77.6% of the target amount, based on outcomes under the following three performance metrics:
	% of Bonus	Performance Range				Award Percentage Payout
		Threshold	Target	Stretch	FY22 Actual Performance Achievement
Adjusted EBITDA	40%	$319 million (85% of target performance)	$375 million	$413 million (110% of target performance)	$341 million (91% of target performance)	44%
Adjusted Net Sales	40%	$2,018 million (93% of target performance)	$2,170 million	$2,387 million (110% of target performance)	$2,149 million (99% of target performance)	93%
Adjusted Working Capital as a Percent of Net Sales	20%	17.2% (114% of target performance)	15.1%	13.4% (89% of target performance)	14.9% (99% of target performance)	114%
TOTAL	100%					77.6% of Target
Bonus payouts increase relative to final results between the goals indicated with maximum bonus at stretch. No bonuses are paid for results below the threshold goal. The threshold for Adjusted EBITDA and Adjusted Working Capital threshold is 25% and 50% for Adjusted Net Sales. Target for all is 100% and the maximum bonus payout is capped at 200% for Company performance at, or above, the stretch goal.
Adjusted EBITDA
Adjusted EBITDA means our Company’s EBITDA determined in accordance with U.S. generally accepted accounting principles (“GAAP”), subject to adjustment for certain limited matters, including the effects of acquisitions, divestitures, extraordinary transactions such as mergers or spin-offs, reorganizations, unusual or non-recurring non-cash accounting impacts, and costs associated with restructurings.
The HC&CC determined that, for purposes of the plan, Adjusted EBITDA for the period was $341.4 million, resulting in awards payable under the plan at 91% of target with respect to this performance metric.
Adjusted Net Sales
Adjusted Net Sales means net sales, as determined in accordance with GAAP, adjusted to account for the impact of changes in foreign currency, the impact of acquisitions and divestitures, extraordinary transactions such as mergers or spin-offs, reorganizations, and unusual or non-recurring non-cash accounting impacts, and costs associated with restructurings.
The HC&CC determined Adjusted Net Sales for the period was $2,149 million, resulting in awards payable under the plan at 99% of target with respect to this performance metric.
Adjusted Working Capital as a Percent of Net Sales
Adjusted Working Capital as a Percent of Net Sales means Average Net Working Capital divided by Net Sales for the performance period, as adjusted for the effect of restructuring events such as plant closings, sales of facilities or operations and business restructurings, and expressed as a percentage. “Average Net Working Capital” means, as of the end of the performance period, the average of the last four quarter end balances for each of (i) receivables, as reported, less the portion of accrued liabilities representing trade allowance, plus (ii) inventories, as reported, minus (iii) accounts payable.
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The HC&CC determined Adjusted Working Capital as a Percent of Net Sales for the period was 14.9%, resulting in awards payable under the plan at 99% of target with respect to this performance metric.
See “Executive Compensation – Summary Compensation Table” for the payouts under the Executive Bonus Program for fiscal 2022 for each of the NEOs.
Historical Pay-for-Performance Table
In keeping with the Company’s policy of pay-for-performance, the following table sets forth the bonus target percentages approved for each NEO for the prior three years along with the potential bonus amount and the actual bonus paid.
Name and Principal Position	Year	Salary	Bonus Target Percentage	Bonus Available at Target	Bonus Paid
Rod R. Little President and Chief Executive Officer	2022	$1,050,000	125%	$1,312,500	$1,017,923
	2021	$1,000,000	115%	$1,150,000	$1,264,080
	2020	$1,000,000	115%	$1,150,000	$872,494
Daniel J. Sullivan Chief Financial Officer	2022	$730,000	75%	$547,500	$424,619
	2021	$710,000	70%	$497,000	$546,303
	2020	$710,000	70%	$497,000	$377,069
Eric F. O’Toole President, North America	2022	$520,000	70%	$364,000	$282,304
	2021	$500,000	60%	$300,000	$329,760
John N. Hill Chief Human Resources Officer	2022	$445,000	60%	$267,000	$207,075
Paul R. Hibbert Chief Supply Chain Officer	2022	$445,000	60%	$267,000	$207,075
Long-Term Incentive Program—Equity Awards (Restricted Stock Equivalents and Options)
Our A&R 2018 Plan authorizes the HC&CC, to grant various types of equity awards. Under the A&R 2018 Plan, the HC&CC granted to key executives RSE awards, consisting of PRSEs and time-vesting awards. PRSE awards are tied to both achievement of Company performance targets over a set time period (typically three years) and continued employment with our Company over the same period as conditions to vesting of the awards. Time-vesting RSE awards are tied solely to continued employment with our Company over a set time period as the condition to vesting of the awards. The HC&CC also granted to key executives’ stock option awards under the A&R 2018 Plan, tied to continued employment with our Company over a set time period as the condition to vesting of the awards.

Represents the fiscal year end that the performance award will vest subject to meeting the performance criteria.
Timing and Procedures for Grants
Other than in exceptional cases, such as promotions or new hires, long-term incentive awards are generally granted in the first quarter of the fiscal year (October through December), at the time when salary levels and short-term incentive programs for the new fiscal year are determined.
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Our CEO recommends to the HC&CC the number and type of RSEs and stock options to be awarded to each NEO (other than our CEO). The HC&CC considers the equity awards for executive officers based in part upon benchmarked data from our peer group provided by Meridian valued on the date of grant, as well as other factors, such as the officers’ individual performance, current dilution rates, and the market run-rate for equity grants among the peer group. With respect to awards to our CEO, Meridian, without input from our CEO or other members of management, provides a market competitive range of potential awards to the HC&CC. However, the HC&CC considers alternatives outside the range and determines the award to recommend to our Board considering the competitive posture, performance of our Company, returns to shareholders, and experience and effectiveness of our CEO’s leadership, as well as the input from Meridian.
The RSE awards are stock-settled at the time of vesting when they convert into unrestricted shares of our common stock. PRSE awards are earned based on the level of performance over the vesting period against pre-established goals. Upon vesting, stock option awards become exercisable for the purchase of shares of our common stock at a price per share established at the time of grant, so that the option will have no financial value unless the price of our common stock appreciates following the date of grant. The value of all our equity awards fluctuate based on performance of our Company’s common stock over time. This combination of financial performance and stock price performance enhances alignment with our shareholders.
Restricted Stock Equivalent Award Grants during Fiscal 2022
The HC&CC approved the grant of both performance-based and time-vesting RSE awards to the NEOs in November 2021. The number and type of RSE awards granted to each NEO is shown in the “Grants of Plan-Based Awards” table.
For the PRSEs granted in November 2021, we used a three-year relative TSR metric, benchmarked against the following select group of peer companies to provide a relative performance metric and tie our executive leadership’s performance outcome to our stock performance.
⯀ Andersons	⯀ Ingredion	⯀ Universal Corporation
⯀ B&G Foods	⯀ Inter Parfums	⯀ USANA Health Sciences
⯀ BJ's Wholesale Club	⯀ J&J Snack Foods	⯀ Vector Group
⯀ Boston Beer Company	⯀ John B. Sanfilippo & Son	⯀ WD-40
⯀ Calavo Growers	⯀ Lancaster Colony	⯀ Church & Dwight Co., Inc.
⯀ Cal-Maine Foods	⯀ Medifast	⯀ Clorox Company
⯀ Casey's General Stores	⯀ MGP Ingredients	⯀ Fossil Group, Inc.
⯀ Celsius Holdings	⯀ Nu Skin Enterprises, Inc.	⯀ HanesBrands Inc.
⯀ Central Garden & Pet	⯀ Post Holdings, Inc.	⯀ Hasbro, Inc.
⯀ Chef's Warehouse	⯀ PriceSmart	⯀ Helen of Troy Limited
⯀ Coca-Cola	⯀ Sanderson Farms	⯀ McCormick & Company, Inc.
⯀ Darling Ingredients	⯀ Seneca Foods	⯀ Oxford Industries, Inc.
⯀ e.l.f. Beauty	⯀ Simply Good Foods	⯀ Prestige Consumer Healthcare
⯀ Energizer Holdings, Inc.	⯀ SpartanNash	⯀ Revlon, Inc.
⯀ Flowers Foods	⯀ Sprouts Farmers Market	⯀ Sleep Number Corporation
⯀ Fresh Del Monte Produce	⯀ Tootsie Roll Industries	⯀ Spectrum Brands Holdings, Inc.
⯀ Grocery Outlet	⯀ TreeHouse Foods	⯀ Tupperware Brands Corporation
⯀ Hain Celestial Group, Inc.	⯀ United Natural Foods
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The PRSEs will vest and convert into shares of Edgewell common stock on the date that Edgewell releases its earnings for the fiscal year ending September 30, 2024 if the TSR metric for the three-year period commencing October 1, 2021 through September 30, 2024 (the “Performance Period”) equals or exceeds the hurdles set forth below relative to our peer group and subject to the recipient remaining employed with our Company on the vesting date.
	Percentile Ranking	Payout (% of Target)
Below Threshold	<25th	0%
Threshold	25th	50%
Target	50th	100%
Max or Above	75th	200%
The PRSEs have a threshold, target and stretch level of performance. Upon achievement of the threshold level of performance, 50% of the stock equivalents will vest; 100% will vest upon achievement of target level performance; and 200% will vest upon achievement of stretch level performance. No PRSEs will vest if results are below the threshold goal, and no additional awards will vest if results are above the stretch goal. Vesting will increase proportionately in 1/10th of 1% increments for final results between the goals indicated.
The time-vesting RSE awards vest in equal installments on each of the first three anniversaries of the date of grant if the recipient remains employed with our Company on the vesting date.
Stock Option Award Grants during Fiscal 2022
The HC&CC approved the grant of stock option awards to the NEOs in November 2021. The stock option awards vest in equal installments on each of the first three anniversaries of the grant date if the recipient remains employed with our Company. Each option has an exercise price equal to the closing market price of our common stock on the date of grant, which was $43.29. These options will have value only if our Company’s stock price increases above $43.29, which provides incentive to the NEOs to increase shareholder value, thereby aligning their interests with those of our Company’s shareholders. The number of options granted to each NEO is shown in the “Grants of Plan-Based Awards” table.
Retirement Plans
Prior to January 1, 2014, our defined benefit pension plan covered essentially all U.S. employees after one year of service. As a qualified plan, it was subject to maximum pay and benefit limits under the tax rules. Our SERP provided a supplement to an executive’s pension benefit equal to the amount that the executive would have received but for the tax limitations. Details of benefits under the defined benefit plan and the SERP are set forth in the “Pension Benefits Table,” including the accompanying narrative. Effective January 1, 2014, the pension benefit earned to date by active participants under our Company’s legacy U.S. defined benefit pension plan was frozen and future accruals are no longer provided. When the pension plan was frozen, the SERP was similarly frozen.
Our NEOs are covered by our qualified defined contribution 401(k) plan and entitled to a Company match on a portion of their deferrals to the plan. The elimination of the U.S defined benefit pension plan described above was partially offset by an increase in our Company match to contributions made by participants into our defined contribution 401(k) and executive savings investment plans. The amounts which may be deferred on a tax preferred basis into the qualified plan, as well as the amount of the matching contributions, are also subject to IRS limitations. We have also established supplemental plans to compensate executives for these limits. Our ESIP permits executives to defer any excess contributions and matching payments not permitted into the qualified 401(k) plan. According to market data provided by Meridian, these types of benefits are generally offered by our peer group, often with enhanced benefit formulas (which we do not provide). Details of the ESIP, including the contributions, earnings, and year-end balances, are set forth in the “Non-qualified Deferred Compensation Table.”
Executive Severance Plan
On September 23, 2016, the HC&CC adopted an executive severance plan for our Company. The plan provides benefits to a number of our Company’s executives, including the NEOs, in the event of a qualifying termination, which includes an involuntary termination without cause or a voluntary termination as a result of good reason (as such terms are defined in the plan). Unlike many other public companies, we have not offered employment agreements to our executives. In adopting the
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plan, the HC&CC considered that the market practice at peer companies is to provide executives with certain benefits in the event of such terminations, and therefore concluded that the plan would be a significant benefit to our Company in attracting and retaining key executives by offering a competitive total compensation package.
Post-termination benefits for participating employees consist of a lump sum payment equal to:
•
the employee’s annual base salary plus a severance bonus equal to the target short-term incentive plan target bonus for the employee for the most recently completed fiscal year, except in the case of the CEO, where such payment will be equal to two times for the CEO and 1.5 times for the NEOs the sum of the annual base salary and target severance bonus;

•	the accrued but unpaid paid time off available to the employee; and
•	1.5 times the monthly premium cost for group health plan benefits for the NEO multiplied by 18, except in the case of the CEO where the health costs will be multiplied by 24.
Such benefits are subject to reduction under certain circumstances, including to the extent necessary to avoid certain federal excise taxes. In addition, no benefits will be paid to the extent duplicative of benefits under a change in control or similar agreement with our Company.
The payment of benefits under the plan is conditioned upon, among other things, the employee executing a general release in favor of our Company, which shall include confidentiality, non-solicitation, non-disparagement and non-competition obligations of the employee in favor of our Company.
A description of the projected cost, if all of the NEOs were terminated on September 30, 2022, is provided under “Potential Payments upon Termination or Change in Control.”
Severance and Other Benefits Following a Change in Control
The HC&CC has adopted a CIC Plan in which the current and future executive officers, including the NEOs, will be eligible to participate, as discussed under “Potential Payments upon Termination or Change in Control.”
The CIC Plan is designed to provide executives with increased security in the event of a change in control and allow them to weigh alternative future courses for our Company focused on the interests of our shareholders. We believe that the retention value provided by the CIC Plan, and the benefit to us when the executive is provided the opportunity to focus on the interests of our shareholders and not the executive’s own personal financial interests, outweighs the potential cost given that:
•	such protections are common among companies of our size, and allow us to offer a competitive compensation package;
•
such costs will only be triggered if the new controlling entity involuntarily terminates the protected executives without cause, or the executives are able to resign for good reason, during the protected period;

•	the CIC Plan includes non-compete and non-solicitation covenants binding on the executives, which can provide significant benefit to the new controlling entity; and
•
we believe that participants who are carefully selected by the HC&CC, are critical to the process of evaluating or negotiating a potential change in control transaction or in the operation of our business during the negotiation or integration process, such that their retention would be critical to the success of any such transaction.

From time to time in the last several years, our Board has established limitations on the benefits provided under the change in control agreements. In November 2011, our Board adopted a policy pursuant to which we would not include tax gross-up payments relating to severance payments, and instead adopted the “best-of-net” approach (i.e., we will reduce the severance payments to avoid excise tax to put the executive officer in a better net-tax position).
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The CIC Plan was adopted to standardize the severance paid to current and future NEOs and other specified members of our Company’s senior management (collectively, the “Participants” and, each individually, a “Participant”), in the event of a termination of their employment from our Company without Cause or for Good Reason (as such terms are defined in the CIC Plan) within the period beginning immediately upon a Change in Control (as such terms are defined in the CIC Plan) and continuing until the lapse of 24 months immediately following a Change in Control of the Company (the “Change in Control Period”). The CIC Plan is intended to provide Participants with certainty as to benefits that would be paid in the event of a termination of their employment following a Change in Control so that Participants can focus on continuity in the management and direction of our Company’s businesses and operations during the periods before and after a Change in Control. The benefits provided to the executive officers under the CIC Plan are:
1)
A lump sum payment equal to three times base salary plus Severance Bonus for the CEO and two times Base Salary plus Severance Bonus for all other NEOs. For purposes of the CIC Plan, Severance Bonus in the event of the termination of a Participant’s employment is calculated based on the individual Target Bonus (as such term is defined in the CIC Plan) for the fiscal year in which the termination of employment occurs, or, if greater, the actual bonus awarded under any of our Company’s short-term incentive plan(s) for the fiscal year immediately preceding the fiscal year in which the termination occurs, divided by 365 and multiplied by the number of calendar days in said year immediately up to the day on which the termination of employment occurs; and

2)
Payment in full of Participant’s prorated bonus for the fiscal year in which the Termination of Employment occurs calculated as Participant’s Target Bonus for the fiscal year in which the Termination of Employment occurs, or, if greater, the actual bonus awarded to Participant under any short-term incentive plan(s) of our Company for the fiscal year immediately preceding the fiscal year in which the Termination occurs, divided by 365 and multiplied by the number of calendar days in said year immediately up to the day on which the Termination of Employment occurs; and

3)
Accelerated vesting of all unvested stock options and restricted stock and stock equivalent awards, including performance awards, that have been granted or sold to the Participant by the Company and which have not otherwise vested; and

4)
Payment of a Participant’s base salary through Termination of Employment at the rate in effect at the time the Notice of Termination is given, plus all other amounts to which Participant is entitled under any compensation plan(s) or program(s) of our Company applicable to Participant at the time such payments are due under such plan(s) or program(s); and

5)
If not already vested, Participant shall be deemed fully vested as of the Termination of Employment in any Company retirement plan(s) or other written agreement(s) between Participant and our Company relating to pay or other retirement income benefits upon retirement in which Participant was a participant, party or beneficiary immediately prior to the Change in Control, and any additional plan(s) or agreement(s) in which such Participant became a participant, party or beneficiary thereafter; and

6)
For the period of time after Termination of Employment applicable to Participant’s title, our Company shall continue health, vision, dental, life insurance and long-term disability benefits, including executive benefits, Participant and/or Participant’s family as if Participant’s employment with our Company had not been terminated as of the Termination of Employment, in accordance with our Company’s then-current plans, programs, practices and policies on terms and conditions (including the level of benefits, deductibles and employee payments for such benefits) not less favorable than those which are then being provided to peer executives of our Company; and

7)
If pursuant to the terms and conditions of any such health or welfare plan or program, our Company is not able to continue Participant’s and/or Participant’s family participation in the plan or program for all or any portion of such period applicable to Participant’s title, our Company will reimburse Participant for the cost of insurance for any such benefit for Participant and/or Participant’s family, for such period as such benefits are not able to be continued pursuant to a plan or program of our Company, less the amount that would have been paid by Participant for such benefits pursuant to our Company’s plan or program; and

8)
Six months of outplacement services through a designated provider selected by our Company, terminating six months thereafter or upon the date Participant obtains other employment, whichever date is sooner.

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Our equity incentive awards under the A&R 2018 Plan are “double trigger” awards, meaning that unvested stock options and restricted stock equivalent awards vest immediately only if (i) there is a change in control of our Company, and (ii) (x) such awards are not converted, assumed or replaced by the successor or survivor corporation or (y) the service of the award recipient is involuntarily terminated within a designated period following the effective date of such change in control.
A description of the projected cost, if a change in control were to have occurred on the last day of fiscal 2022 and all of the NEOs were terminated without Cause on that date, is provided under “Potential Payments upon Termination or Change in Control.”
Perquisites
We offer a limited number of perquisites for our executive officers. The perquisites or executive benefits consist of the executive financial planning program, group life insurance, accidental death and dismemberment insurance, and an executive long-term disability plan. We regularly review the benefits provided to our executives and make appropriate modifications based on peer group analysis and the HC&CC’s evaluation of the retentive value of these benefits.
Executive Officer Stock Ownership Requirements
To directly align the interests of our NEOs with our shareholders, our stock ownership guidelines provide that the CEO must maintain ownership of our common stock with a value of at least five times his base salary, and other executive officers must maintain common stock ownership with a value of at least three times their base salaries. New executive officers are given a period of five years to attain full compliance with the guidelines.
Group	Ownership Level
CEO	5X base salary
Other NEOs	3X base salary
For purposes of this determination, stock ownership includes shares of our common stock which are owned directly or by family members residing with the executive or by family trusts, as well as vested options, vested and deferred RSEs, unvested RSEs (other than equivalents subject to achievement of performance targets), and common stock or stock equivalents credited to an officer under our defined contribution 401(k) plan, our ESIP, or our deferred compensation plan. As of September 30, 2022, each of our NEOs with five years or more of service were in compliance with these guidelines.
Hedging Policy
Under our insider trading policy, directors, officers and employees or their designees are prohibited from engaging in speculative trading or hedging transactions in Edgewell securities or purchasing any financial instruments or entering into any other arrangements designed to hedge or offset any decrease in the market value of Edgewell securities, including prohibitions on:
•	investing or trading in market-traded options on Edgewell securities—i.e., puts and calls;
•
purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to profit from, hedge or offset any change in the market value of equity securities (1) granted by our Company to the director, officer or employee as part of the compensation of the employee or member of our Board; or (2) held, directly or indirectly, by the director, officer or employee;

•	engaging in “short-sales” of Edgewell securities—i.e., selling Edgewell stock not owned at the time of the sale;
•	entering into a “sale against the box” transaction (loaning Edgewell stock to another individual and receiving cash back as security for the loan); or
•	speculating on relatively short-term price movements of Edgewell securities—i.e., engaging in a purchase and sale of Edgewell stock within a short period of time.
Our policy prohibits directors, officers and employees from purchasing Edgewell securities on margin, holding Edgewell securities in a margin account, or pledging Edgewell securities as collateral. The policy also prohibits engaging in any other transaction involving Edgewell securities that suggests the misuse of information that is unavailable to the general public.
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Incentive Compensation Recoupment Policy
On April 24, 2017, our Board adopted the Edgewell Personal Care Company Incentive Compensation Recoupment Policy (the “Recoupment Policy”). Under the Recoupment Policy, our Board and the HC&CC may direct our Company to recoup overpayments of incentive compensation from an executive officer of our Company when (i) such incentive compensation was overpaid as a result of the restatement of the reported financial or operating results of our Company due to non-compliance with financial reporting requirements under the securities laws and the restatement is not due to a change in accounting policy or applicable law, and (ii) the executive officer engaged in misconduct that caused or contributed, directly or indirectly, to the non-compliance that resulted in the obligation to restate our Company’s reported results.
“Incentive compensation” under the Recoupment Policy includes all annual and long-term cash incentive awards, equity awards, and equity-based performance awards that are granted, earned or vested based wholly or in part upon the attainment of any financial reporting measure. “Overpayment” under the Recoupment Policy means incentive compensation granted, paid to, issued or vested in excess of the incentive compensation that would have been paid or granted or would have vested had the actual payment, granting or vesting been calculated based on accurate data or restated results.
The Recoupment Policy applies to all incentive compensation, granted, paid or credited after April 24, 2017. Our Board and the HC&CC may instruct our Company to recover and/or cancel any overpayment made at any time through the end of the third fiscal year following the year for which inaccurate performance criteria were measured. If steps have been taken within this period to restate our Company’s results, the time period shall be extended until the restatement is completed.
Deductibility of Certain Executive Compensation
Section 162(m) of the Code generally disallows a tax deduction to public companies for annual compensation over $1 million paid to “covered employees.” Prior to the Tax Cuts and Jobs Act of December 2017, the Code provided an exception that generally excluded from the calculation of the $1 million cap compensation that was based on the attainment of pre-established, objective performance goals established under a shareholder approved plan. Historically, the HC&CC considered, among other things, the impact of this exclusion for performance-based compensation when developing and implementing our executive compensation programs. Annual cash incentive awards under our short-term incentive program, and restricted stock equivalent awards under our long-term incentive program have generally been designed in a manner intended to meet the requirements under the exclusion, although we could not guarantee such treatment given the complex nature of the performance-based compensation requirements.
The new tax legislation removed the exception for performance-based compensation (unless the compensation qualifies for certain transition relief, the scope of which is currently uncertain) for taxable years beginning after December 31, 2017. The definition of “covered employees” was also expanded to include a company’s chief financial officer (in addition to the chief executive officer and three other most highly paid executive officers), plus any individual who has been a “covered employee” in any taxable year beginning after December 31, 2016.
While the HC&CC seeks to preserve tax deductibility in developing and implementing our compensation program, the HC&CC also believes that it is important to maintain flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible for tax purposes and retain the ability to provide compensation that may not qualify as deductible under Section 162(m).
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SUMMARY COMPENSATION TABLE
This Summary Compensation Table sets forth information for compensation relating to fiscal years 2022, 2021 and 2020. For a discussion of fiscal year 2022 compensation, see “Compensation Discussion and Analysis” above.
Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non- Equity Incentive Plan Compen- sation (1)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings (4)	All Other Compen- sation (5)	Total
Rod R. Little President and Chief Executive Officer	2022	$1,045,833	$0	$6,012,124	$1,100,002	$1,017,923	$0	$144,398	$9,320,280
	2021	$1,000,000	$0	$4,265,484	$1,455,006	$1,264,080	$0	$119,456	$8,104,026
	2020	$991,667	$0	$3,600,006	$900,009	$872,494	$0	$97,913	$6,462,089
Daniel J. Sullivan Chief Financial Officer	2022	$728,333	$0	$1,279,859	$240,013	$424,619	$0	$76,354	$2,749,178
	2021	$710,000	$0	$967,428	$330,014	$546,303	$0	$66,649	$2,620,394
	2020	$707,917	$0	$1,440,061	$220,001	$377,069	$0	$18,906	$2,763,954
Eric F. O’Toole President, North America	2022	$518,333	$0	$799,898	$150,001	$282,304	$0	$18,606	$1,769,142
	2021	$500,000	$0	$615,699	$210,018	$329,760	$0	$40,645	$1,696,122
John N. Hill Chief Human Resources Officer	2022	$443,750	$0	$693,252	$130,014	$207,075	$114,917	$57,611	$1,623,822
							($22,797)
Paul R. Hibbert Chief Supply Chain Officer	2022	$443,883	$0	$639,984	$120,007	$207,075	$0	$50,697	$1,461,646
(1)
All awards under our Executive Officer Bonus Program are based upon achievement of Company performance measures established at the beginning of a performance period. Consequently, the value of all bonuses earned during the fiscal year under these programs have been included in the Non-Equity Incentive Plan Compensation column of this table. See “Compensation Discussion and Analysis—Elements of Compensation—Incentive Programs—Short-Term Incentive Program—Annual Cash Bonus.”

(2)
The amounts listed in this column include both time-vesting and performance-based restricted stock equivalent grants awarded in fiscal 2022 to our named executive officers. The value of the performance-based award is calculated in accordance with the Financial Accounting Standard Board’s (“FASB”) ASC Section 718. Our Company records estimated expense for performance-based grants based on target achievement of performance metrics for the three-year period, unless evidence exists that achievement above or below target for the applicable performance metric is more likely to occur. Following is the maximum value, if paid, for the performance award granted in fiscal 2022, based on the grant date value: Mr. Little, $6,050,037; Mr. Sullivan, $1,200,042; Mr. O’Toole, $750,043; Mr. Hill, $650,043; and Mr. Hibbert, $600,043.

(3)
The amounts listed in this column reflect the aggregate grant date fair value of stock options granted to our named executive officers calculated in accordance with FASB ASC Section 718, and do not reflect actual amounts paid to them, or realized by them, or that may be realized upon exercise by them. Assumptions used in the calculation of these amounts are included in “Note 13. Share-Based Payments” of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

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(4)	The amount reported in this column with respect to fiscal 2022 consists of the following:
Name	Change in Pension Value (i)	Above-market Earnings on Non-Qualified Deferred Compensation	Total
Mr. Little	$0	$0	$0
Mr. Sullivan	$0	$0	$0
Mr. O’Toole	$0	$0	$0
Mr. Hill	$7,597	$107,320	$114,917
	($22,797) (ii)	$0	($22,797)
Mr. Hibbert	$0	$0	$0
(i)
Unless otherwise noted, these amounts reflect the aggregate changes in the actuarial present value of accumulated benefits under our defined benefit pension plan and the SERP, which are described in the narrative to the “Pension Benefits Table.” For the final average earnings formula benefit under the defined benefit pension plan, this amount reflects the difference in the calculated present value of the benefit during fiscal 2022. To the extent that payments under the defined benefit pension plan exceed limitations imposed by the Internal Revenue Service, the excess will be paid under the terms of the SERP. This also includes above-market earnings on non-qualified deferred compensation in our deferred compensation plan.

(ii)
This amount reflects Mr. Hill’s participation in the Pension Plan for Employees of Edgewell Personal Care, which is a frozen plan in Canada. Amounts converted from Canadian dollars into U.S. dollars at the exchange rate of 1 CAD equals 0.7215 USD, the exchange rate in effect on September 30, 2022.

(5)	The amounts reported in this column with respect to fiscal 2022 consist of the following:
Name	Company Matching Contributions 401(k) Plan (i)	Company Matching Contributions ESIP (i)	Term Life Insurance Premiums (ii)	Executive Financial Planning Program (iii)	HSA Employer Contribution (iv)	Wellness Credit (v)	AD&D and LTD Insurance Premiums (vi)	Total
Mr. Little	$18,300	$118,945	$102	$5,000	$1,500	$300	$204	$144,398 (vii)
Mr. Sullivan	$16,314	$58,178	$102	$0	$1,500	$0	$204	$76,354 (vii)
Mr. O’Toole	$18,300	$0	$102	$0	$0	$0	$204	$18,606
Mr. Hill	$16,849	$26,624	$102	$12,066	$0	$0	$204	$57,611 (vii)
Mr. Hibbert	$17,882	$25,709	$102	$5,000	$1,500	$300	$204	$50,697
(i)	Company matching contributions or accruals in our 401(k) plan and ESIP.
(ii)	Term life insurance premiums paid by our Company for the first $50,000 of coverage for each of the named executive officers.
(iii)	We reimburse the executives for 80% of the cost of personal financial advisory services, up to certain annual maximums.
(iv)	Our Company pays an annual contribution to a Health Savings Account for each executive who elects to participate.
(v)	Our Company pays an annual wellness credit for each executive who completes a biometric screening and health survey.
(vi)	Our Company pays the premiums for Group Accidental Death & Dismemberment ($12.00 per person) and Group Long-Term Disability ($192 per person).
(vii)	The following NEO’s All Other Compensation amounts include: Mr. Little, $47; Mr. Sullivan, $56; and Mr. Hill, $1,766, all for taxable prizes.
The above list of perquisites does not include any contributions made by our charitable trust which may have been made at the request of any of the named executive officers. The trustees of that trust, who are employees of our Company, review requests for contributions to charitable organizations from employees, officers, directors, and the community at large, and, in their sole discretion, authorize contributions in accordance with the purposes of the trust. Officers are also eligible to participate in the charitable trust matching gift program, which is generally available to U.S. employees. Under this program, the foundation matches 100% of charitable donations of a minimum of $25 made to eligible charities, up to a maximum of $5,000 per year for each individual. Our Company will continue to honor requests under the charitable trust guidelines as long as funds exist at an appropriate level to do so.
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GRANTS OF PLAN-BASED AWARDS
Awards to the NEOs, and to other key executives, were made in fiscal 2022 under two separate plans or programs:
•
our short-term incentive program, pursuant to which potential cash awards were granted, dependent upon achievement of Company performance measures established at the beginning of the term of the program, as described in more detail in “Compensation Discussion and Analysis—Elements of Compensation—Incentive Programs—Short-Term Incentive Program—Annual Cash Bonus,” and

•
our long-term incentive program, pursuant to which RSE awards (performance-based and time-vesting) and stock option awards were granted under the terms of our A&R 2018 Plan as described in more detail in “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Programs—Equity Awards (Restricted Stock Equivalents and Options).”

GRANTS OF PLAN-BASED AWARDS TABLE
Name	Type of Award	Meeting Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Shares Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value Of Stock And Option Awards (1)
				Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. Little	Bonus: Annl. Perf. (2)			$656,250	$1,312,500	$2,625,000
	Perf Awd: RSE (3)	11/4/21	11/12/21							31,763			$1,375,020
	Perf Awd: PRSE (4)	11/4/21	11/12/21				34,939	69,878	139,756				$4,637,104
	Perf Awd: Options (5)	11/4/21	11/12/21								75,291	$43.29	$1,100,002
Mr. Sullivan	Bonus: Annl. Perf. (2)			$273,750	$547,500	$1,095,000
	Perf.Awd: RSE (3)	11/4/21	11/12/21							8,317			$360,043
	Perf.Awd: PRSE (4)	11/4/21	11/12/21				6,931	13,861	27,722				$919,816
	Perf.Awd: Options (5)	11/4/21	11/12/21								16,428	$43.29	$240,013
Mr. O’Toole	Bonus: Annl. Perf. (2)			$182,000	$364,000	$728,000
	Perf Awd: RSE (3)	11/4/21	11/12/21							5,198			$225,021
	Perf Awd: PRSE (4)	11/4/21	11/12/21				4,332	8,663	17,326				$574,877
	Perf Awd: Options (5)	11/4/21	11/12/21								10,267	$43.29	$150,001
Mr. Hill	Bonus: Annl. Perf. (2)			$133,500	$267,000	$534,000
	Perf Awd: RSE (3)	11/4/21	11/12/21							4,505			$195,021
	Perf Awd: PRSE (4)	11/4/21	11/12/21				3,754	7,508	15,016				$498,231
	Perf Awd: Options (5)	11/4/21	11/12/21								8,899	$43.29	$130,014
Mr. Hibbert	Bonus: Annl. Perf. (2)			$133,500	$267,000	$534,000
	Perf Awd: RSE (3)	11/4/21	11/12/21							4,159			$180,043
	Perf Awd: PRSE (4)	11/4/21	11/12/21				3,466	6,931	13,861				$459,941
	Perf Awd: Options (5)	11/4/21	11/12/21								8,214	$43.29	$120,007
(1)
This represents the grant date fair value calculated in accordance with FASB ASC Section 718, excluding forfeiture assumptions. For time-vesting awards, the value includes 100% of such awards, with no reduction for potential forfeiture.

(2)	These represent the amounts which potentially could have been earned under the fiscal 2022 Executive Officer Bonus Program.
(3)
These restricted stock equivalents (time-vested) awarded on November 12, 2021, will vest in three equal installments on each of the first three anniversaries of the date of grant if the officer remains employed with us at that time. The value of the amount calculated in accordance with accounting guidance is included in the “Stock Awards” column of the “Summary Compensation Table.”

(4)
These restricted stock equivalents (performance-based) awarded on November 12, 2021, will vest upon release of our earnings for the fiscal year ending September 30, 2024 if the officer remains employed with us at that time and if specified performance criteria are met, subject to the exercise of negative discretion by the HC&CC. The performance criteria for these awards is relative total shareholder return for the “Performance Period” beginning on October 1, 2021 (100%). The percentage of the PRSEs vesting will range from 0% to 200% based on performance. The value of the amount calculated in accordance with accounting guidance is included in the “Stock Awards” column of the “Summary Compensation” table.

(5)
These stock options awarded on November 12, 2021, will vest in three equal installments on each of the first three anniversaries of the date of grant if the officer remains employed with us at that time. The value of the amount calculated in accordance with accounting guidance is included in the “Option Awards” column of the “Summary Compensation” table. The exercise price of $43.29 per share reflects the closing market price of our common stock on the date of grant.

44	| 2022 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following types of equity awards have been granted to the NEOs, and remain unvested, or, in the case of non-qualified stock options, unvested or unexercised, as of September 30, 2022.
•
RSEs that vest over a period of time and at vesting convert into non-restricted shares of our common stock. As of September 30, 2022, we had outstanding unvested RSE awards with initial vesting terms of equal installments on each of the first three anniversaries of the grant date. Unvested RSE awards are included under “Stock Awards—Number of Shares or Units of Stock That Have Not Vested,” in the table below.

•
RSEs that vest subject to the achievement of performance-based conditions and at vesting convert into non-restricted shares of our common stock. As of September 30, 2022, we had outstanding unvested RSE awards with performance-based vesting conditions that will vest on the date that our Company releases earnings for the fiscal year ending September 30, 2022, subject to satisfaction of specific performance criteria being met. The performance metrics are the Cumulative Adjusted EBIDTA and the Cumulative Adjusted Net Sales of our Company for fiscal year 2020 through fiscal year 2022. The percentage of PRSEs vesting will range from 0% to 200% based on actual performance. In addition, we had outstanding unvested restricted stock equivalent awards with performance-based vesting conditions that will vest on the date that our Company releases earnings for the fiscal year ending September 30, 2023, subject to satisfaction of specific performance criteria being met. The performance metrics are Relative Total Shareholder Return (100%). The percentage of the PRSEs vesting will range from 0% to 200% based on performance. We also had outstanding unvested restricted stock equivalent awards with performance-based vesting conditions that will vest on the date that our Company releases earnings for the fiscal year ending September 30, 2024, subject to satisfaction of specific performance criteria being met. The performance metrics are Relative Total Shareholder Return (100%). The percentage of the PRSEs vesting will range from 0% to 200% based on performance. Unvested awards are included under “Stock Awards—Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” in the table below.

•
Non-qualified stock options granting the right to acquire shares of our common stock at an exercise price equal to the closing price of our common stock on the grant date. These options become exercisable in equal installments on each of the first three anniversaries of the grant date and remain exercisable over the ten-year period following grant. Outstanding option awards are described under “Option Awards,” in the table below.

RSEs and non-qualified stock options were granted under the terms of our A&R 2018 Plan.
| 2022 Proxy Statement	45

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE
Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Mr. Little	15,421	0 (2)	$42.71	11/15/2028	14,313 (8)	$535,306	143,130 (11)	$5,353,062
	18,561	0 (3)	44.74	3/1/2029	36,566 (9)	1,367,568	82,274 (12)	3,077,048
	64,310	32,154 (4)	31.44	11/14/2029	31,763 (10)	1,187,936	139,756 (13)	5,226,874
	27,240	54,479 (5)	38.91	11/13/2030
	13,017	26,033 (6)	35.37	11/13/2030
	0	75,291 (7)	43.29	11/12/2031
Mr. Sullivan	15,720	7,860 (4)	$31.44	11/14/2029	3,499 (8)	$130,863	34,988 (11)	$ 1,308,551
	6,179	12,356 (5)	38.91	11/13/2030	4,009 (14)	149,937	24,056 (15)	899,694
	2,953	5,904 (6)	35.37	11/13/2030	8,293 (9)	310,158	18,660 (12)	697,884
	0	16,428 (7)	43.29	11/12/2031	8,317 (10)	311,056	27,721 (13)	1,036,765
Mr. O’Toole	3,932	7,863 (5)	$38.91	11/13/2030	5,278 (9)	$197,397	11,875 (12)	$444,125
	1,879	3,758 (6)	35.37	11/13/2030	5,198 (10)	194,405	17,326 (13)	647,992
	0	10,267 (7)	43.29	11/12/2031
Mr. Hill	17,379	0 (16)	$100.68	7/6/2025	2,004 (8)	$74,950	20,039 (11)	$749,459
	14,695	0 (17)	74.70	11/3/2026	4,009 (14)	149,937	24,056 (15)	899,694
	6,139	0 (18)	58.90	11/13/2027	4,524 (9)	169,198	10,179 (12)	380,695
	7,711	0 (2)	42.71	11/15/2028	4,505 (10)	168,487	15,016 (13)	561,598
	9,004	4,501 (4)	31.44	11/14/2029
	3,370	6,740 (5)	38.91	11/13/2030
	1,611	3,220 (6)	35.37	11/13/2030
	0	8,899 (7)	43.29	11/12/2031
Mr. Hibbert	4,627	0 (2)	$42.71	11/15/2028	1,431 (8)	$53,519	14,314 (11)	$535,344
	6,432	3,215 (4)	31.44	11/14/2029	3,007 (14)	112,462	18,042 (15)	674,771
	2,809	5,616 (5)	38.91	11/13/2030	3,770 (9)	140,998	8,482 (12)	317,227
	1,342	2,684 (6)	35.37	11/13/2030	4,159 (10)	155,547	13,861 (13)	518,401
	0	8,214 (7)	43.29	11/12/2031
(1)	Values based on the closing price of our Company’s common stock on the NYSE on September 30, 2022, the last business day of the fiscal year, of $37.40.
(2)	Represents stock options granted on 11/15/2018 which are fully vested and exercisable.
(3)	Represents stock options granted on 3/1/2019 which are fully vested and exercisable.
(4)	Represents stock options granted on 11/14/2019 which will vest on 11/14/2022. As of the date of this proxy, all of these options will have vested.
(5)	Represents premium stock options granted on 11/13/2020 which will vest ratably on 11/13/2022 and 11/13/2023. As of the date of this proxy, two-thirds of these options will have vested.
(6)	Represents stock options granted on 11/13/2020 which will vest ratably on 11/13/2022 and 11/13/2023. As of the date of this proxy, two-third of these options will have vested.
(7)	Represents stock options granted on 11/12/2021 which will vest ratably on 11/12/2022, 11/12/2023 and 11/12/2024. As of the date of this proxy, one-third of these options will have vested.
(8)	Represents restricted stock equivalents granted on 11/14/2019 which will vest on 11/14/2022. As of the date of this Proxy Statement, all of this award will have vested.
(9)	Represents restricted stock equivalents granted on 11/13/2020 which will vest ratably on 11/13/2022 and 11/13/2023. As of the date of this Proxy Statement, two-thirds of this award will have vested.
(10)
Represents restricted stock equivalents granted on 11/12/2021 which will vest ratably on 11/12/2022, 11/12/2023 and 11/12/2024. As of the date of this proxy, one-third of these options will have vested.

46	| 2022 Proxy Statement

(11)
Represents maximum number of performance stock equivalents granted on 11/14/2019 that may vest on the date that our Company releases its earnings for the fiscal year ending September 30, 2022 if specified performance criteria are met, subject to the exercise of negative discretion by the HC&CC. The performance metrics for this award are the cumulative adjusted net sales for the “performance period” October 1, 2019 and ending on September 30, 2022 (50%) and cumulative adjusted EBITDA for the performance period (45%). As of the date of this proxy, 72.7% of these PSEs have vested. The remainder were canceled.

(12)
Represents maximum number of performance stock equivalents granted on 11/13/2020 that may vest on the date that our Company releases its earnings for the fiscal year ending September 30, 2023 if specified performance criteria are met, subject to the exercise of negative discretion by the HC&CC. The performance metrics for this award are Relative Total Shareholder Return for the period commencing October 1, 2020 and ending on September 30, 2023.

(13)
Represents maximum number of performance stock equivalents granted on 11/12/2021 that may vest on the date that our Company releases its earnings for the fiscal year ending September 30, 2024 if specified performance criteria are met, subject to the exercise of negative discretion by the HC&CC. The performance metrics for this award are Relative Total Shareholder Return for the period commencing October 1, 2021 and ending on September 30, 2024.

(14)	Represents restricted stock equivalents granted on 4/1/2020 which will vest on 4/1/2023. As of the date of this proxy, two-third of these options will have vested.
(15)
Represents maximum number of performance stock equivalents granted on 4/1/2020 that may vest on the date that our Company releases its earnings for the fiscal year ending September 30, 2022 if specified performance criteria are met, subject to the exercise of negative discretion by the HC&CC. The performance metrics for this award are cumulative adjusted net sales for the “performance period” beginning October 1, 2019 and ending on September 30, 2022 (50%) and cumulative adjusted EBITDA for the performance period (50%). As of the date of this proxy, 72.7% of these PSEs have vested. The remainder were canceled.

(16)	Represents stock options granted on 7/6/2015 which are fully vested and exercisable.
(17)	Represents stock options granted on 11/3/2016 which are fully vested and exercisable.
(18)	Represents stock options granted on 11/13/2017 which are fully vested and exercisable.
OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Mr. Little	0	$0	182,031	$7,868,813
Mr. Sullivan	0	$0	50,311	$2,155,333
Mr. O’Toole	0	$0	31,058	$1,298,247
Mr. Hill	0	$0	46,235	$1,979,358
Mr. Hibbert	0	$0	11,189	$464,026
(1)
In fiscal 2022, time-based RSEs and performance-based PRSEs granted to each of the officers in fiscal 2018, 2019 and 2020, vested in accordance with the terms of the awards. Upon vesting, the equivalents converted into shares of our common stock, which were then issued to the officers free of any restrictions.

| 2022 Proxy Statement	47

PENSION BENEFITS
Prior to January 1, 2014, the Edgewell Defined Benefit Pension Plan (the “defined benefit pension plan”) covered essentially all U.S. employees after one year of service. As a qualified plan, it was subject to maximum pay and benefit limits under the tax rules. Our SERP provided a supplement to an executive’s pension benefit equal to the amount that the executive would have received but for the tax limitations. As of December 31, 2013, which was the end of the first quarter of our 2014 fiscal year, the plans were frozen and future retirement service benefits are no longer accrued under these plans.
The Retirement Accumulation Account (“RAA”) that was effective from January 1, 2010 to December 31, 2013, included the future retirement benefits of the active participants in our defined benefit pension plan, including certain of the NEOs, which were determined in accordance with a retirement accumulation formula. The participants received monthly credits equal to 6% of their eligible benefit earnings for each month, which amounts were credited with monthly interest equal to the 30-year Treasury rate that was reset annually. As a transition for older/longer-tenured employees, who may have had less time to adjust their retirement planning, including the NEOs with age and years of service totaling at least 60 but not more than 74 as of December 31, 2009, such employees received an additional monthly credit equal to 2% of eligible benefit earnings for each month, and employees with age and years of service totaling 75 or more as of December 31, 2009 received an additional credit equal to 4% of their eligible benefit earnings for each month. These transition credits were available to eligible plan participants through 2013 (or, if earlier, their termination of employment with our Company).
The defined benefit pension plan has used other benefit calculation formulas, all of which have been frozen as of the end of calendar year 2009, such as:
•
Final Average Pay (“FAP”). The traditional FAP benefit provides 1.5% of five-year average “annual earnings” multiplied by a participant’s years of service (to a maximum of 40 years), reduced by a Social Security offset.

•
Pension Equity (“PEP”) benefit formula. Under PEP, an executive is entitled to a benefit (payable in lump sum or as a monthly annuity) based on five-year average annual earnings, which were multiplied by “pension equity credits” earned with years of service. The benefit was subject to a three-year vesting period. PEP was applied for the participating named executive officers.

•
PensionPlus Match Account (“PPMA”). The PPMA generally provided a 325% match under our defined benefit pension plan to those participants who made an after-tax contribution of 1% of their annual earnings to our 401(k) plan. To the extent an officer’s PPMA benefit was unavailable due to tax limits, the benefit was restored under our ESIP and not the SERP. The benefit was generally subject to a three-year vesting requirement. The PPMA benefit was eliminated for all employees as of the end of calendar year 2009.

The RAA, PEP and PPMA all continue to receive interest credits from January 1, 2010 to the date the benefits commence.
Mr. Hill participated in the defined benefit pension plan and the SERP but ceased earning additional accrued benefits under these plans when they were frozen as of January 1, 2014.
The Pension Plan for Employees of Edgewell Personal Care is a defined benefit type plan for certain of our employees in Canada similar to the defined benefit pension plan for U.S. employees. Prior to July 1, 2015, this plan covered essentially all of our Canadian employees. As of July 1, 2015, this plan was frozen and future benefits are no longer accrued under the plan. Mr. Hill participated in this plan but ceased earning additional accrued benefits under this plan when he transferred to the U.S. in August 2005.
48	| 2022 Proxy Statement

PENSION BENEFITS TABLE
Name	Plan Name	Number of Years Credited Service (#)	Present Value Of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Mr. Hill	Edgewell Personal Care Company Defined Benefit Plan	8.42	$258,345	$0
	Edgewell Personal Care Company SERP	8.42	$146,495	$0
	Pension Plan for Employees of Edgewell Personal Care (2)	1.58	$32,581	$0
Note: Messrs. Little, Sullivan, O’Toole and Hibbert do not participate in these plans and, as such, are not included in the table.
(1)
Based on age, benefits are available without reduction. Assumptions utilized in the valuations are set forth in “Note 12. Retirement Plans” of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

(2)
The amount shown for Mr. Hill reflects his participation in the Pension Plan for Employees of Edgewell Personal Care, which is a frozen plan in Canada. Amounts are converted from Canadian dollars into U.S. dollars at the exchange rate of 1 CAD equals 0.7215 USD as of September 30, 2022.

NON-QUALIFIED DEFERRED COMPENSATION
We have adopted the Executive Savings Investment Plan which provides for the deferral of compensation on a basis that is not tax-qualified.
Executive Savings Investment Plan
Under the terms of our ESIP, amounts that would be contributed, either by an executive or by our Company on the executive’s behalf, to our 401(k) plan but for tax limitations, are credited to the non-qualified ESIP. Under that plan, executives may elect to defer their contributions and Company contributions in any of the measurement fund options which track the performance of the Vanguard investment funds offered under our 401(k) plan. Deferrals and vested Company contributions may be transferred to different investment options at the executive’s discretion. Deferrals in the ESIP, adjusted for the net investment return, are paid out in a lump sum payment, or in five or ten annual installments, following retirement or other termination of employment.
NON-QUALIFIED DEFERRED COMPENSATION TABLE
Name	Plan	Executive Contributions in Fiscal 2022 ($)(1)	Edgewell Contributions in Fiscal 2022 ($)(2)	Aggregate Earnings in Fiscal 2022 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 9/30/2022 ($)(4)
Mr. Little	ESIP	$123,371	$118,945	($211,197)	$0	$637,913
	Deferred Vested Stock Equiv.	$0	$0	$0	$0	$0
	Total	$123,371	$118,945	($211,197)	$0	$637,913
Mr. Sullivan	ESIP	$43,628	$58,178	($31,528)	$0	$225,135
	Deferred Vested Stock Equiv.	$0	$0	$0	$0	$0
	Total	$43,628	$58,178	($31,528)	$0	$225,135
Mr. O’Toole	ESIP	$7,800	$0	($9,319)	$0	$70,230
	Deferred Vested Stock Equiv.	$0	$0	$0	$0	$0
	Total	$7,800	$0	($9,319)	$0	$70,230
Mr. Hill	Deferred Compensation Plan	$0	$0	$111,703	$0	$3,140,085
	ESIP	$43,641	$26,624	($407,058)	$0	$1,945,708
	Deferred Vested Stock Equiv.	$0	$0	$0	$0	$0
	Total	$43,641	$26,624	($295,355)	$0	$5,085,793
Mr. Hibbert	ESIP	$171,415	$25,709	($134,523)	$0	$606,835
	Deferred Vested Stock Equiv.	$0	$0	$0	$0	$0
	Total	$171,415	$25,709	($134,523)	$0	$606,835
(1)
Since 2012, our officers have no longer been eligible to contribute to the deferred compensation plan. The officer contributions to our ESIP during fiscal 2022 consist of deferrals of salary earned with respect to fiscal 2022.

| 2022 Proxy Statement	49

(2)
Our contributions to our ESIP consist of Company contributions which would have otherwise been contributed to the 401(k) plan but for limitations imposed by the Internal Revenue Service. These amounts, in their entirety, are included in the “All Other Compensation” column of the “Summary Compensation Table.”

(3)	Aggregate earnings/(losses) shown in this column consist of:
•	amounts credited to each executive under the investment options of each of the plans, reflecting actual earnings on investment funds offered under our 401(k) plan,
•	in the case of the prime rate option of our deferred compensation plan, the actual fund return rates,
•	the appreciation or depreciation in value of each of the investment options in the plans between October 1, 2021 and September 30, 2022, and
•	the appreciation or depreciation in value of vested restricted stock equivalents (see footnote 4 below).
The above-market portion of interest on the prime rate option (in excess of 120% of the APR) is set forth in the column titled “Change in Pension Value and Non-qualified Deferred Compensation Earnings” of the “Summary Compensation Table.”
(4)
The balances in that plan for each of the officers also include amounts deferred by them, Company matching deferrals, and earnings thereon, in years in which they were not named executive officers and their compensation was not included in the “Summary Compensation Table.” The balances also reflect earnings and losses during the past fiscal year. Of the aggregate balances shown in this column, with respect to our ESIP, (with the exception of Messrs. O’Toole and Hibbert who are added this year) the following amounts were previously reported as compensation in the “Summary Compensation Table” of our proxy statements for prior years:

•	Mr. Little - $453,426
•	Mr. Sullivan - $145,298
•	Mr. O’Toole - $47,567
•	Mr. Hill - $381,983
•	Mr. Hibbert - $146,198
The balances also reflect earnings and losses during the past fiscal year.
50	| 2022 Proxy Statement

HUMAN CAPITAL & COMPENSATION COMMITTEE REPORT

The HC&CC of our Board of Directors consists entirely of non-employee directors that are independent under the NYSE listing standards. The HC&CC has reviewed and discussed our Company’s Compensation Discussion and Analysis with management. Based on these reviews and discussions, the HC&CC recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

Respectfully submitted, Rakesh Sachdev, Chair Robert W. Black George Corbin Carla C. Hendra James C. Johnson Swan Sit

No portion of this HC&CC Report shall be deemed to be incorporated by reference into any filing under the Securities Act, the Exchange Act, or through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

| 2022 Proxy Statement	51

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
We have not entered into general employment agreements with any of our named executive officers. However, equity awards under our 2009 Stock Plan and our A&R 2018 Plan, and our deferred compensation plan provide for acceleration of vesting of certain awards in the event of certain terminations of employment. In September 2016, we instituted an executive severance plan in which our NEOs and certain of our other key employees participate which provides benefits to participants in the event of an involuntary termination without cause or a voluntary termination as a result of good reason, as such terms are defined in the plan, including severance compensation, payment for accrued but unpaid paid time off and payments in respect of the monthly premium cost for group health plan benefits. Prior to April 25, 2019, we had entered into change in control agreements with our NEOs and certain of our other key employees which provide for severance compensation, acceleration of vesting and continuation of benefits upon qualified termination of employment following a change in control. Effective as of April 25, 2019, we have replaced the individual change in control agreements with a Change in Control Plan.
The information below reflects the value of acceleration or incremental compensation which each officer would receive upon the termination of his or her employment or upon a change in control. Because the value of awards and incremental compensation depend on several factors, actual amounts can only be determined at the time of the event.
The information is based on the following assumptions:
•
the event of termination (death, permanent disability, involuntary termination or voluntary termination), or a change in control of our Company, occurred on September 30, 2022, the last day of our fiscal year;

•	the market value of our common stock on that date was $37.40 (the actual closing price on September 30, 2022, the last trading day of fiscal 2022);
•	each of the officers were terminated on that date; and
•	the individual federal tax rate was 37%, Connecticut state tax rate was 7% and FICA was 2.35%.
This information does not reflect benefits that are provided under our plans or arrangements that do not discriminate in favor of executive officers and are available generally to all salaried employees—such as amounts accrued under our savings investment plan, accumulated and vested benefits under our retirement plans (including our SERP and ESIP), health, welfare and disability benefits, and accrued vacation pay.
The information below also does not include amounts under our deferred compensation plan or ESIP that would be paid, or vested stock equivalents that would be issued, all as described in the “Non-qualified Deferred Compensation Table,” except to the extent that an officer is entitled to an accelerated benefit as a result of the termination. Any acceleration of equity awards would also include acceleration of dividends payable with respect to such awards, if any.
Death, Permanent Disability or Termination of Employment (Other Than Under the Executive Severance Plan or Upon a Change in Control)
Upon an officer’s death, permanent disability, involuntary termination, voluntary termination and, in some cases, retirement, the following long-term incentive awards may provide for acceleration of vesting. Awards are accelerated on a pro rata basis for retirement after attainment of age 55 with ten years of service if granted 12 or more months prior to retirement date. No awards are accelerated upon voluntary termination or involuntary termination.
Long-Term Incentive Award	Involuntary Termination or Voluntary Termination	Death	Permanent Disability	Retirement After Age 55 with 10 years of Service
Three-year time-based restricted stock equivalent and stock options granted 11/14/2019, 4/1/2020, 11/13/2020 and 11/12/2021.	Forfeited	Accelerated	Accelerated	Pro Rata Vesting
Three-year performance-based restricted stock equivalent awards granted 11/14/2019, 4/1/2020, 11/13/2020 and 11/12/2021.	Forfeited	Accelerated	Pro Rata Vesting	Pro Rata Vesting
52	| 2022 Proxy Statement

The value of awards which would be accelerated for our NEOs upon death, permanent disability or retirement as of September 30, 2022 is shown in the following chart. The value of accelerated restricted stock equivalents reflects a stock price of $37.40 (the closing price of our common stock on September 30, 2022). Stock market changes since September 30, 2022 are not reflected in these valuations.
Name	Accelerated Restricted Stock Equivalents and Stock Option Awards
	Death	Permanent Disability	Retirement After Age 55 With 10 years of Service
Mr. Little	$7,734,472	$5,434,933	$0
Mr. Sullivan	$1,862,337	$1,391,146	$0
Mr. O’Toole	$965,150	$669,285	$0
Mr. Hill	$1,086,443	$830,749	$486,953
Mr. Hibbert	$921,526	$691,373	$0
Upon termination of employment for any reason, vested account balances in our deferred compensation plan are paid out in cash to the participant in either a lump sum, or over a five or ten-year period, commencing six months from the date of termination.
In the event an officer’s employment is terminated due to permanent disability, our Company provides basic long-term disability benefits of 40% of the officer’s previous year’s salary and a one-time bonus up to $240,000. He or she may also be entitled to benefits under our optional long-term disability plan, which pays a supplemental benefit equal to a total of 66-2/3% of the officer’s previous year’s salary and a one-time bonus up to $240,000. As noted in the “Summary Compensation Table,” our Company pays the premiums for $50,000 of term life and accidental death and dismemberment insurance for all U.S. employees, including the NEOs.
Executive Severance Plan
Our executive severance plan provides benefits to a number of our Company’s executives, including the NEOs (each an “Eligible Employee”), in the event of a qualifying termination (“Qualifying Termination”), which includes an involuntary termination without cause or a voluntary termination as a result of good reason. Under the plan:
•
“Cause” includes (i) the failure of an Eligible Employee to make a good faith effort to substantially perform his or her duties or an Eligible Employee’s insubordination with respect to a specific directive; (ii) an Eligible Employee’s dishonesty, negligence in the performance of his or her duties or engaging in willful misconduct, which in the case of any such negligence, has caused or is reasonably expected to result in direct or indirect material injury to our Company; (iii) breach by an Eligible Employee of any material provision of any written agreement with our Company or material violation of any Company policy; or (iv) an Eligible Employee’s commission of a crime that constitutes a felony or other crime of moral turpitude or fraud.

•
“Good reason” includes (i) a material diminution of an Eligible Employee’s base compensation or bonus opportunity; (ii) a material diminution of an Eligible Employee’s authority, duties, or responsibilities; or (iii) a change in the principal place of an Eligible Employee’s employment to a location that is more than 50 miles distant from the Eligible Employee’s then current principal place of employment.

Post-termination benefits for each NEO under the plan consist of a lump sum payment equal to:
•
1.5 times the officer’s annual base salary plus a severance bonus equal to the target short-term incentive plan bonus for the officer for the current fiscal year, except in the case of our Chief Executive Officer (Mr. Little), where such payment will be equal to two times;

•	the accrued but unpaid paid time off available to the officer; and
•	1.5 times the monthly premium cost for group health plan benefits for the officer multiplied by 18, except in the case of Mr. Little, where the health costs will be multiplied by 24.
Such benefits are subject to reduction under certain circumstances, including to the extent necessary to avoid certain federal excise taxes. In addition, no benefits will be paid to the extent duplicative of benefits under a change in control or similar agreement with our Company.
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The payment of benefits under the plan is conditioned upon, among other things, the officer executing a general release in our Company’s favor, which shall include confidentiality, non-solicitation, non-disparagement and non-competition obligations of the officer.
Estimated Payments and Benefits
Based on the assumptions set out above, the following sets forth estimated payments to our NEOs upon a Qualifying Termination as of September 30, 2022 under the executive severance plan:
Name	Severance Salary Payment	Severance Bonus Payment	Health & Welfare Benefits	Accrued Paid Time Off	Total
Mr. Little	$2,100,000	$2,625,000	$53,707	$125,192	$4,903,899
Mr. Sullivan	$1,095,000	$821,250	$39,215	$58,962	$2,014,427
Mr. O’Toole	$780,000	$546,000	$14,266	$42,000	$1,382,266
Mr. Hill	$667,500	$400,500	$38,815	$53,058	$1,159,873
Mr. Hibbert	$667,500	$400,500	$40,080	$35,942	$1,144,022
Change in Control of Our Company
Effective April 25, 2019, we adopted a Change in Control Plan that covers our NEOs.
“Termination for cause” means a termination for willful breach of, or failure to perform, employment duties.
“Good reason” means, among other things, certain changes in the officer’s status or duties, failure to pay certain compensation or awards, relocation of his or her office, or improper termination.
A “Change in control” includes, among other things, acquisition of specified amounts of shares by any person, certain changes in the composition of our incumbent Board, approval of business combinations under certain circumstances, or other matters approved by our Board.
Upon a Participant’s Termination of Employment following a Change in Control, a Participant shall be entitled to the following benefits, provided that such Termination of Employment occurs during the Change in Control Period, and such Termination of Employment is not a result of a Participant’s death, Retirement or Disability and (i) if by the Company, is not for Cause, or (ii) if by Participant, is for Good Reason:
•
Payment in full of Participant’s prorated bonus for the fiscal year in which the Termination of Employment occurs calculated as Participant’s Target Bonus for the fiscal year in which the Termination of Employment occurs, or, if greater, the actual bonus awarded to Participant under any short-term incentive plan(s) of our Company for the fiscal year immediately preceding the fiscal year in which the Termination occurs, divided by 365 and multiplied by the number of calendar days in said year immediately up to the day on which the Termination of Employment occurs, subject to any valid deferral election which was made prior to that time by the Participant under any Company qualified pension plan, non-qualified pension plan, 401(k) plan, excess 401(k) plan or non-qualified deferred compensation plan then in effect;

•
Accelerated vesting of all unvested stock options and restricted stock and stock equivalent awards, including performance awards, that have been granted or sold to the Participant by the Company and which have not otherwise vested;

•
Payment of a Participant’s base salary through Termination of Employment at the rate in effect at the time the Notice of Termination is given, plus all other amounts to which Participant is entitled under any compensation plan(s) or program(s) of our Company applicable to Participant at the time such payments are due under such plan(s) or program(s);

•
Additional pay calculated as the product of a predetermined amount applicable to Participant’s title multiplied by the sum of (x) the greater of (i) Participant’s annual base salary in effect immediately prior to the Termination of Employment, or (ii) Participant’s annual base salary in effect as of the date of the Change in Control, and (y) Participant’s Target Bonus Amount;

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•
If not already vested, Participant shall be deemed fully vested as of the Termination of Employment in any Company retirement plan(s) or other written agreement(s) between Participant and our Company relating to pay or other retirement income benefits upon retirement in which Participant was a participant, party or beneficiary immediately prior to the Change in Control, and any additional plan(s) or agreement(s) in which such Participant became a participant, party or beneficiary thereafter;

•
For the period of time after Termination of Employment applicable to Participant’s title, our Company shall continue health, vision, dental, life insurance and long-term disability benefits, including executive benefits, Participant and/or Participant’s family as if Participant’s employment with our Company had not been terminated as of the Termination of Employment, in accordance with our Company’s then-current plans, programs, practices and policies on terms and conditions (including the level of benefits, deductibles and employee payments for such benefits) not less favorable than those which are then being provided to peer executives of our Company;

•
If pursuant to the terms and conditions of any such health or welfare plan or program, our Company is not able to continue Participant’s and/or Participant’s family participation in the plan or program for all or any portion of such period applicable to Participant’s title, our Company will reimburse Participant for the cost of insurance for any such benefit for Participant and/or Participant’s family, for such period as such benefits are not able to be continued pursuant to a plan or program of our Company, less the amount that would have been paid by Participant for such benefits pursuant to our Company’s plan or program; and

•
Six months of outplacement services through a designated provider selected by our Company, terminating six months thereafter or upon the date Participant obtains other employment, whichever date is sooner.

The foregoing is subject to execution by Participant of a Release in favor of our Company no later than 60 days following such Participant’s Termination of Employment, including the Participant’s written acceptance of, and written agreement to comply with, the confidentiality, non-solicitation, non-disparagement and non-competition provisions set forth in the Release.
Estimated Payments and Benefits
Based on the assumptions set out above, the following chart sets forth estimated payments to our NEOs upon termination following a change in control. The value of accelerated restricted stock equivalents reflects a stock price of $37.40 (the closing price of our common stock on September 30, 2022, the last trading day of our fiscal year). Stock market declines and vesting and forfeitures of unvested restricted stock equivalents since September 30, 2022 are not reflected in these valuations.
Name	Accelerated or Additional Benefits – Termination following Change in Control
	Cash Severance	Retirement Benefits	Restricted Stock Equivalents, Three-Year Performance Awards, Stock Option Awards	Benefits	Excise Tax Reduction	Total
Mr. Little	$8,400,000	$425,250	$7,734,472	$53,707	$(2,000,359)	$14,613,070
Mr. Sullivan	$3,102,500	$164,878	$1,862,337	$34,858	$0	$5,164,573
Mr. O’Toole	$2,132,000	$106,080	$965,150	$12,681	$0	$3,215,911
Mr. Hill	$1,740,781	$85,440	$1,086,443	$34,502	$0	$2,947,166
Mr. Hibbert	$1,743,946	$85,440	$921,526	$35,627	$0	$2,786,539
(1)
It was determined that a “golden parachute” excise tax would be due under the Code for Mr. Little and, therefore, we reduced the aggregate amount of the payments that would be payable to an amount such that no excise tax would be due.

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Chief Executive Officer Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median total compensation of our employees and the total compensation of our Chief Executive Officer, Mr. Little.
We selected September 30, 2022, the last day of our fiscal year, as the determination date for identifying the median employee and base salary as our consistently applied compensation measure (“CACM”). Using this CACM, we identified all employees whose base salary was estimated to be within a narrow range of the median. We selected an individual from this group as our median employee. The median employee selected has a total compensation of $47,219, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The total compensation of our Chief Executive Officer was $9,320,280. As a result, our estimate of the ratio of CEO pay to the median employee pay is 197 to 1.
The above pay ratio may not be comparable to the pay ratio disclosed by our peer companies due to differences in the geographic distribution of the workforce and nature of the work performed and differences in the methodology, reasonable estimates and assumptions we employed compared to different organizations.
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EQUITY COMPENSATION PLAN INFORMATION
The following table gives information about our Company’s common stock that may be issued upon the exercise of options, warrants and rights under all our Company’s existing compensation plans as of September 30, 2022:
Plan Category	(1) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(2) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(3) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (1), and as Noted Below)
Equity compensation plans approved by security holders	2,735,131	$54.05	2,611,378
Equity compensation plans not approved by security holders	None	n/a	None
Total	2,735,131	$54.05	2,611,378
(1)
The number of securities to be issued upon exercise of outstanding options, warrants and rights shown above, as of September 30, 2022, includes 1,608,364 restricted stock equivalents which have been granted under the terms of our Company’s 2000 Incentive Stock Plan (pursuant to which no further equity awards may be made), our Company’s 2009 Stock Plan (pursuant to which no further equity awards may be made), and our A&R 2018 Plan, and 1,126,767 stock option awards which have been granted under the terms of the A&R 2018 Plan and the 2009 Stock Plan.

(2)	The weighted average exercise price does not take into account securities which will be issued upon conversion of outstanding restricted stock equivalents.
(3)
This number only reflects securities available under the A&R 2018 Plan. Under the terms of that plan, any awards other than options, phantom stock options or stock appreciation rights are to be counted against the reserve available for issuance in a 1.95 to 1 ratio.

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STOCK OWNERSHIP INFORMATION
FIVE PERCENT OWNERS OF COMMON STOCK
The following table shows, as of September 30, 2022, the holdings of our Company’s common stock by any entity or person known to our Company to be the beneficial owner of more than 5% of the outstanding shares of our Company’s common stock.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Outstanding (1)
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	8,616,682 (2)	16.7%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	6,062,963 (3)	11.76%
American Century Companies, Inc. 4500 Main Street, Kansas City, MO 64111	3,273,528 (4)	6.35%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Bldg. 1, Austin, TX 78746	2,669,410 (5)	5.18%
(1)	On September 30, 2022, there were 51,573,001 shares of our Company’s common stock outstanding.
(2)
As reported in a statement on Schedule 13G filed with the SEC on January 28, 2022, BlackRock, Inc. and related entities reported, as of December 31, 2021, sole voting power over 8,506,118 shares, and sole dispositive power over 8,616,682 shares.

(3)
As reported in a statement on Schedule 13G filed with the SEC on February 9, 2022, The Vanguard Group and related entities reported, as of December 31, 2021, shared voting power over 49,090 shares, sole dispositive power over 5,968,407 shares and shared dispositive power over 94,556 shares.

(4)
As reported in a statement on Schedule 13G filed with the SEC on February 4, 2022, American Century Companies, Inc., a parent holding company or control person; American Century Investment Management, Inc., an investment adviser; and Stowers Institute for Medical Research, a parent holding company or control person, reported, as of December 31, 2021, sole voting power over 3,207,061 shares, sole dispositive power over 3,273,528 shares. Various persons, including the investment companies and separate institutional investor accounts that American Century Investment Management, Inc. (“ACIM”) serves as investment adviser, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities that are the subject of this schedule. Except as may be otherwise indicated if this is a joint filing, not more than 5% of the class of securities that is the subject of this schedule is owned by any one client advised by ACIM.

(5)
As reported in a statement on Schedule 13G filed with the SEC on February 12, 2021, Dimensional Fund Advisors LP (“DFA”) and related entities reported, as of December 31, 2020, sole voting power over 2,559,081 shares, and sole dispositive power over 2,669,410 shares. DFA, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of DFA may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, DFA or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of this Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by this 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.

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OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
The table below contains information regarding beneficial common stock ownership by our directors, NEOs, and directors and executive officers as a group as of November 28, 2022. It does not reflect any changes in ownership that may have occurred after that date. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote or transfer, as well as shares owned by immediate family members that reside with the director or officer. Unless otherwise indicated, directors and executive officers named in the table below have sole voting and investment power with respect to the shares set forth in the table and none of the stock included in the table is pledged. The table also indicates shares that may be obtained within 60 days upon the exercise of options, or upon the conversion of vested RSEs into shares of common stock.
Directors and Executive Officers	Shares Beneficially Owned	% of Shares Outstanding (1) (*denotes less than 1%)
Robert W. Black (2)	13,419	*
George R. Corbin (3)	13,419	*
Carla C. Hendra (4)	6,731	*
John C. Hunter, III (5)	39,671	*
James C. Johnson (6)	21,704	*
Joseph D. O’Leary (7)	13,739	*
Rakesh Sachdev (8)	17,630	*
Swan Sit (9)	5,514	*
Gary K. Waring (10)	13,739	*
Rod R. Little (11)	422,514	*
Daniel J. Sullivan (12)	107,062	*
Eric F. O’Toole (13)	32,733	*
John N. Hill (14)	148,592	*
Paul R. Hibbert (15)	52,565	*
All Executive Officers and Directors as a Group (16 persons)	951,447	*
(1)
The number of shares outstanding for purposes of this calculation was the number outstanding as of November 28, 2022 plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date, by the applicable officer or director, the conversion of vested RSEs as well as equivalents that vest within 60 days of that date and the number of stock equivalents held in the deferred compensation plan.

(2)
For Mr. Black: includes (i) 9,475 shares owned by Mr. Black; and (ii) 3,944 vested RSEs deferred until retirement from our Board. Does not include 3,375 unvested RSEs that will convert into shares of our common stock on February 3, 2023.

(3)	For Mr. Corbin: includes 13,419 shares owned by Mr. Corbin. Does not include 3,375 unvested RSEs that will convert into shares of our common stock on February 3, 2023.
(4)	For Ms. Hendra: includes 6,731 vested RSEs deferred until retirement from our Board. Does not include 3,375 unvested RSEs that will convert into shares of our common stock on February 3, 2023.
(5)
For Mr. Hunter: includes (i) 6,603 shares owned by Mr. Hunter; (ii) 16,016 vested RSEs deferred until retirement from our Board; and (iii) 17,052 units held in the Deferred Compensation Plan. Does not include 3,375 unvested RSEs which will be deferred when they vest on February 3, 2023.

(6)
For Mr. Johnson: includes (i) 2,000 shares owned by Mr. Johnson; (ii) 19,532 vested RSEs deferred until retirement from our Board; and (iii) 172 units held in the Deferred Compensation Plan. Does not include 3,375 unvested RSEs which will be deferred when they vest on February 3, 2023.

(7)
For Mr. O’Leary: includes (i) 10,583 shares owned by Mr. O’Leary; and (ii) 3,156 vested RSEs deferred until retirement from our Board. Does not include 3,375 unvested RSEs that will convert into shares of our common stock on February 3, 2023.

(8)	For Mr. Sachdev: includes 17,630 vested RSEs deferred until retirement from our Board. Does not include 3,375 unvested RSEs which will be deferred when they vest on February 3, 2023.
(9)
For Ms. Sit: includes 5,514 shares owned by Ms. Sit. Does not include 3,292 and 3,375 unvested RSEs that will convert into shares of our common stock on September 2, 2023 and February 3, 2023, respectively.

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(10)	For Mr. Waring: includes 13,739 vested RSEs deferred until retirement from our Board. Does not include 3,375 unvested RSEs which will be deferred when they vest on February 3, 2023.
(11)
For Mr. Little: includes (i) 186,457 shares owned by Mr. Little; and (ii) 236,057 vested but unexercised stock options. Does not include 77,194 unvested RSEs; 388,068 unvested PRSEs or 169,293 unvested stock options.

(12)
For Mr. Sullivan: includes (i) 59,744 shares owned by Mr. Sullivan; and (ii) 47,318 vested but unexercised stock options. Does not include 24,266 unvested RSEs; 81,602 unvested PRSEs; or 38,479 unvested stock options.

(13)
For Mr. O’Toole: includes (i) 17,688 shares owned by Mr. O’Toole; and (ii) 15,045 vested but unexercised stock options. Does not include 13,652 unvested RSEs; 54,359 unvested PRSEs; or 25,795 unvested stock options.

(14)
For Mr. Hill: includes (i) 76,235 shares owned by Mr. Hill; and (ii) 72,357 vested but unexercised stock options. Does not include 14,180 unvested RSEs; 41,548 unvested PRSEs; or 19,454 unvested stock options.

(15)
For Mr. Hibbert: includes (i) 27,252 shares owned by Mr. Hibbert; and (ii) 25,313 vested but unexercised stock options. Does not include 12,570 unvested RSEs; 38,696 unvested PRSEs; or 18,168 unvested stock options.

Section 16(a) Beneficial Ownership Reporting Compliance
To the best of our knowledge, all filings of stock ownership and changes in stock ownership by our directors and executive officers and beneficial owners of more than 10% of our stock, which are required by rules of the SEC, were made on a timely basis in fiscal 2022.
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ITEM 1. ELECTION OF DIRECTORS
Our Board currently consists of 10 members. All directors have been previously elected by our shareholders.
Ten directors will be elected at the Annual Meeting to serve for a one-year term expiring at our 2024 annual meeting of shareholders (“2024 Annual Meeting”). Our Board has nominated Messrs. Black, Corbin, Hunter, Johnson, Little, O’Leary, Sachdev and Waring and Mss. Hendra and Sit for election as directors at this meeting. Each nominee is currently serving as a director and has consented to serve for the one-year term. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified.
We do not know of any reason why any of the nominees for director named herein would be unable to serve; however, if any nominee is unable to serve as a director at the time of the Annual Meeting, your proxy may be voted for the election of another person our Board may nominate in his or her place, unless you indicate otherwise.
Vote Required. The affirmative vote of a majority of the voting power represented in person or by proxy and entitled to vote is required for the election of each director.
THE MEMBERS OF THE BOARD OF DIRECTORS
RECOMMEND A VOTE FOR THE ELECTION OF THE NOMINEES
Our Board adopted a director resignation policy on February 1, 2019, which requires that any director-nominee who receives a number of votes cast in favor of their election that is less than a majority of the number of votes cast either for or against their election at the relevant meeting will tender their resignation from our Board. The policy also requires that should our Board decide not to accept such resignation, the Board will publicly disclose a detailed explanation of their decision within 60 days of the date such resignation is tendered. The policy is set forth within our Company’s Corporate Governance Principles, which is available on our website, www.edgewell.com, click on “Investors,” then “Corporate Governance,” then “Corporate Governance Principles.” Information on our website does not constitute a part of this Proxy Statement.
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ITEM 2. RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR
Our Audit Committee, in accordance with authority granted in its charter by our Board, appointed PricewaterhouseCoopers LLP as our Company’s independent auditor for the 2022 fiscal year. PwC has served as our independent auditor since 1999, and PwC has begun certain work related to the 2023 fiscal year audit as approved by our Audit Committee. Information on independent auditor fees for the last two fiscal years is set forth below. Our Board and the Audit Committee believe that the retention of PwC to serve as independent auditor is in the best interests of our Company and shareholders. In making this determination, our Board and the Audit Committee considered a number of factors, including:
•	Audit Committee members’ assessment of PwC’s performance;
•	Management’s assessment of PwC’s performance;
•	PwC’s independence and integrity;
•	PwC’s fees and the quality of services provided to Edgewell; and
•	PwC’s global capabilities and knowledge of our global operations.
Vote Required. The affirmative vote of a majority of the voting power represented in person or by proxy and entitled to vote is required for ratification.
THE MEMBERS OF THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS
RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF
PWC AS OUR INDEPENDENT AUDITOR FOR FISCAL YEAR 2023
A representative of PwC will be present at the Annual Meeting and will have an opportunity to make a statement, if desired, as well as to respond to appropriate questions.
Although NYSE listing standards require that the Audit Committee be directly responsible for selecting and retaining the independent auditor, we are providing shareholders with the means to express their views on this matter. Although this vote will not be binding, in the event our shareholders fail to ratify the appointment of PwC, the Audit Committee will reconsider its appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and shareholders.
Audit Committee Pre-Approval Policy
The Audit Committee has a formal policy concerning approval of all services to be provided by our independent auditor, including audit, audit-related, tax and other services. The policy requires that all services the auditor may provide to us must be pre-approved by the Audit Committee. The chair of the Audit Committee has the authority to pre-approve permitted services that require action between regular committee meetings, provided he reports to the committee at the next regular meeting. Early in each fiscal year, the Audit Committee approves the list of planned audit and non-audit services to be provided by the auditor during that year, as well as a budget estimating spending for such services for the fiscal year. Any proposed services exceeding the maximum fee levels set forth in that budget must receive specific pre-approval by the Audit Committee. The Audit Committee approved all services provided by PwC during fiscal 2022 and fiscal 2021.
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Services Provided by PricewaterhouseCoopers LLP
The following table discloses fees paid to PwC for the following professional services rendered during the last two fiscal years:
•
Audit Fees—These are fees for professional services performed by PwC for the audit of our annual financial statements and internal control over financial reporting, review of financial statements included in our 10-Q filings, and audit services that are normally provided in connection with statutory and regulatory filings or engagements.

•
Audit-Related Fees—These are fees for assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of our financial statements. This includes: equity and debt offering related services; due diligence related to mergers and acquisitions; internal control reviews; attestations by PwC that are not required by statute or regulation; and consulting on financial accounting and reporting standards.

•
Tax Fees—These are fees for professional services performed by PwC with respect to tax compliance, tax advice and tax planning. This includes: preparation of original and amended tax returns for Edgewell and our consolidated subsidiaries; refund claims; payment planning; and tax audit assistance.

Fees Paid to PricewaterhouseCoopers LLP (in thousands)
Type	FY 2021	FY 2022
Audit Fees	$2,477 (1)	$2,814
Audit-Related Fees	110	0
Tax Fees	106	0
Total Fees	$2,693	$2,814
(1)	This number changed from the previously reported number of $2,457 for fees received after filing our 2021 Proxy Statement filed on December 20, 2021.
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ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, we are asking our shareholders to provide non-binding advisory approval of the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC. We encourage shareholders to review the “Compensation Discussion and Analysis” for details regarding our executive compensation programs. Our shareholder advisory vote on executive compensation was approved by a significant majority of shareholders, with approximately 92% of the votes cast in favor of the advisory resolution at our 2022 Annual Meeting of Shareholders.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices that we use. We believe that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests. Our compensation programs are designed to enable and reinforce our Company’s overall business strategy by aligning pay with achievement of short and long term financial and strategic objectives, while providing a competitive level of compensation which is needed to recruit, retain and motivate talented executives critical to our success. For a more detailed discussion of our fiscal 2022 compensation program, see “Executive Compensation – Compensation Discussion and Analysis.”
In particular, during fiscal 2022, the Human Capital & Compensation Committee:
•	Established a short-term performance incentive plan for fiscal 2022 for the NEOs that provided an annual cash bonus based upon satisfaction of performance targets measured under multiple metrics:
o
Adjusted Net Sales growth to reward top-line growth and strong operating performance;
o
Adjusted EBITDA to encourage the executives to deliver on bottom-line results; and
o
Adjusted Working Capital as a Percent of Net Sales to encourage improved management of working capital.
This short-term incentive program resulted in a combined weighted payout of 77.6% (see the section Short-Term Incentive Program – Annual Cash Bonus, Executive Officer Bonus Program for further information) of the target bonus amount for our executive officers based on outcomes under these performance metrics, reinforcing our pay-for-performance philosophy.
•
Approved long-term incentive plan grants of performance-based and time-based RSEs and stock options. The PRSEs are subject to satisfaction of relative TSR performance targets for the three fiscal year period ending with our Company’s 2024 fiscal year. With over two-thirds of the value of the long-term incentive awards consisting of PRSEs and stock options, the Human Capital & Compensation Committee believes it has emphasized our compensation principle of ‘alignment with shareholder interests,’ with our executives’ long-term incentive compensation tied directly to successful Company performance and creating value for shareholders.

Our Board believes our Company’s overall compensation program and practices support the Company’s compensation philosophy and business strategy. Accordingly, the Board recommends a vote FOR the adoption of the following advisory resolution, which will be presented at the Annual Meeting:
RESOLVED, that the shareholders of Edgewell approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the accompanying footnotes and narratives.
Vote Required. The affirmative vote of a majority of the voting power represented in person or by proxy and entitled to vote is required for approval of the advisory vote on executive compensation.
THE MEMBERS OF THE BOARD OF DIRECTORS
RECOMMEND A VOTE FOR APPROVAL OF THE ADVISORY
VOTE ON EXECUTIVE COMPENSATION
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ITEM 4. APPROVAL OF THE COMPANY’S 2nd AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN
We are asking our shareholders to approve the adoption of the Edgewell Personal Care Company 2nd Amended and Restated 2018 Stock Incentive Plan (the “2nd A&R 2018 Plan”). The full text of the 2nd A&R 2018 Plan is attached to this Proxy Statement as Exhibit 1. Our Board approved and adopted the 2nd A&R 2018 Plan on November 3, 2022, subject to shareholder approval. The 2nd A&R 2018 Plan is now being submitted to our shareholders for their approval with respect to future awards. The 2nd A&R 2018 Plan will become effective upon shareholder approval, and no awards may be granted under the 2nd A&R 2018 Plan after the date that is 10 years from the date of shareholder approval.
The 2nd A&R 2018 Plan will amend and restate the Amended & Restated 2018 Stock Incentive Plan (the “A&R 2018 Plan”). If shareholders approve the adoption of the 2nd A&R 2018 Plan, the 2018 Plan will immediately be superseded with respect to future awards, and the remaining authorized shares under the A&R 2018 Plan will become available for grant under the 2nd A&R 2018 Plan, as described in greater detail under “Description of the 2nd A&R 2018 Plan – Authorized Shares” below. Additional shares are being requested under the 2nd A&R 2018 Plan.
The closing stock price of a share of our Company’s common stock as reported on the New York Stock Exchange on November 28, 2022, our record date, was $41.54.
Executive Summary of Changes in the 2nd A&R 2018 Plan:
•	An increase in the amount of authorized shares by 3,000,000 shares.
Highlights of the 2nd A&R 2018 Plan and Best Practices
2nd A&R 2018 Plan does…
•	Provide for a minimum one-year vesting period subject to certain limited exceptions
•	Subject the payment of dividends and dividend equivalents on an award to the vesting of the award
•	Contain limits on the number of shares or cash amounts that may be granted to any employee or consultant in a year
•	Contain a limit on the number of shares and the cash amounts that may be granted or paid to any non-employee director in a year
•	Provide for the recycling of shares back to the plan pool only in the event of expiration, forfeiture or cancellation of awards
•	Provide for the forfeiture/clawback of incentive awards under certain circumstances
2nd A&R 2018 Plan does NOT…
•	Permit single-trigger vesting on a change of control (except where an acquirer does not assume outstanding awards)
•	Permit liberal share recycling
•	Permit the direct or indirect repricing of stock options or stock appreciation rights without shareholder approval
•	Permit the grant of stock options or stock appreciation rights with below-market exercise prices
•	Permit excise tax gross-ups
•	Contain any “evergreen” provisions that automatically add shares to the plan reserve
•	Permit the grant of reload stock options
•	Permit “net share counting” upon the exercise of stock options and stock appreciation rights
•	Permit the recycling of shares underlying awards that are settled in cash
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Description of the 2nd A&R 2018 Plan
The principal terms of the 2nd A&R 2018 Plan are described below, but the description is qualified in its entirety by reference to the 2nd A&R 2018 Plan itself. In the event of a conflict between the description and the terms of the 2nd A&R 2018 Plan itself, the terms of the 2nd A&R 2018 Plan will govern. The 2nd A&R 2018 Plan will not become effective unless approved by shareholders.
Purpose
The purpose of the 2nd A&R 2018 Plan is to:
•	attract, motivate and retain highly qualified and experienced employees and non-employee directors;
•	tie the compensation of employees to the performance of our Company; and
•	allow for the grant of qualifying performance-based compensation for purposes of tax deductibility.
Administration
Except as noted below, the 2nd A&R 2018 Plan will be administered by the Human Capital & Compensation Committee (the “Committee”) of our Board. Each member of the Committee shall be:
•	an “outside director” within the meaning of Section 162(m) of the Code;
•	a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act; and
•	a non-employee director meeting the independence requirements for Committee members under the rules and regulations of the exchange on which our Company’s shares are traded.
The Committee will have the authority to select the employees and other individuals (other than non-employee directors) to receive awards under the 2nd A&R 2018 Plan, to determine the type, size and terms of the award to be made to each individual selected, to modify the terms of any award that has been granted, to determine the time when awards will be granted, to establish performance objectives, and to prescribe the form of award agreement. The Committee is also authorized to interpret the 2nd A&R 2018 Plan and the awards granted under the 2nd A&R 2018 Plan, to establish, amend and rescind any rules and regulations relating to the 2nd A&R 2018 Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2nd A&R 2018 Plan. The Committee may authorize any one or more of its members or any officer of our Company or any affiliate to execute and deliver documents or to take any other action on behalf of the Committee with respect to awards made or to be made to participants, subject to the requirements of applicable law, including without limitation, Section 16 of the Exchange Act and Section 162(m) of the Code.
The Board has all the powers otherwise vested in the Committee by the terms of the 2nd A&R 2018 Plan in respect of awards granted to non-employee directors.
Notwithstanding the foregoing, except for permitted adjustments in connection with a corporate transaction or recapitalization, neither the Committee nor the Board may reprice, adjust or amend the exercise price of stock options or stock appreciation rights previously awarded, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the shareholders of our Company. Any amendment or repeal of this prohibition against repricing requires the approval of the shareholders of our Company.
Eligible Participants
Employees and non-employee directors of our Company or our affiliates, and other individuals who perform services for our Company or any of our affiliates, are eligible to receive awards under the 2nd A&R 2018 Plan. As of December 1, 2022, approximately 6,000 persons, including five executive officers and nine non-employee directors, may be considered for awards under the 2nd A&R 2018 Plan.
Authorized Shares
An additional 3,000,000 shares are being requested under the 2nd A&R 2018 Plan. The maximum number of shares available for grant and issuance under the 2nd A&R 2018 Plan shall be 5,850,000 including the number of remaining shares of Common Stock not issued or subject to outstanding grants under the A&R 2018 Plan, plus any shares of Common Stock that are subject to awards granted under the A&R 2018 Plan that expire, are forfeited or canceled or terminate for any other reason after February 6, 2020 without the issuance of shares. Any shares of Common Stock that are subject to outstanding awards granted under the A&R 2018 Plan that are used to pay the exercise price of an option or withheld to satisfy the tax
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withholding obligations related to any award under the A&R 2018 Plan after February 6, 2020 shall not become available under the 2nd A&R 2018 Plan. No awards may be granted under the A&R 2018 Plan on or after February 3, 2023 subject to shareholder approval of the 2nd A&R 2018 Plan. As of September 30, 2022, 2,611,378 shares would have been available for grant and issuance under the A&R 2018 Plan.
Awards other than stock options or stock appreciation rights will be counted against the reserve available for issuance in a 1.95 to 1 ratio.
Shares available for re-issuance under the 2nd A&R 2018 Plan:
•	Shares underlying awards that are forfeited, canceled, expired or otherwise terminated without the issuance of shares.
Shares not available for re-issuance under the 2nd A&R 2018 Plan:
•	Shares delivered to, or retained by our Company, in payment of the exercise price of a stock option;
•	Shares delivered to, or retained by our Company, in satisfaction of the tax withholding obligations with respect to an award;
•	Shares covered by a stock-settled award such as a stock appreciation right that were not issued upon the settlement of the award; and
•	Shares repurchased on the open market with the proceeds from the payment of the exercise price of a stock option.
Awards will be counted against the available share reserve on the date of grant, based on the maximum number of shares that may be issued pursuant to the award. Shares issued under the 2nd A&R 2018 Plan may come from newly issued, treasury or reacquired shares, or any combination thereof.
Types of Awards
The 2nd A&R 2018 Plan allows for the granting of the following types of awards:
•	Stock options (both incentive stock options and non-qualified stock options);
•	Stock appreciation rights;
•	Restricted stock;
•	Restricted stock equivalents;
•	Other stock-based awards; and
•	Performance grants.
Each award granted under the 2nd A&R 2018 Plan is subject to an award agreement containing the particular terms and conditions of that award, subject to the limitations imposed by the 2nd A&R 2018 Plan. A participant’s rights in an award may be assigned or transferred only in the event of death, or if permitted by the Committee, to certain members of the participant’s immediate family.
Stock Options. A stock option is the right to purchase a specified number of shares for a specified exercise price. Stock options may be either (a) incentive stock options, which are stock options that meet the requirements under Section 422 of the Code, or (b) non-qualified stock options, which are stock options that do not meet the requirements of Section 422 of the Code or that are designated as a nonqualified stock option. Stock options (other than stock options assumed or granted in substitution for outstanding stock options of a company acquired by our Company or any affiliate) are subject to the following: (i) the exercise price shall be equal to or greater than the fair market value of the shares subject to such stock option on the date of grant; and (ii) the expiration date shall be no later than 10 years from the date of grant. Only employees of our Company and our affiliates may receive awards of incentive stock options, and incentive stock options are subject to additional limitations. The exercise price may be payable either in (1) cash, (2) if permitted by the Committee, by delivery of irrevocable instructions to a broker to deliver promptly the proceeds from the sale of shares, (3) if permitted by the Committee, by tendering shares previously acquired, (4) if permitted by the Committee, by withholding shares that would otherwise be issued having a fair market value on the exercise date equal to the exercise price, or (5) any combination of the foregoing.
Stock Appreciation Rights. A stock appreciation right is a right to receive cash or other property based on the increase in the value of a share over the per share exercise price. Stock appreciation rights (other than stock appreciation rights assumed
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or granted in substitution for outstanding stock appreciation rights of a company acquired by our Company or any affiliate) are subject to the following: (a) the exercise price shall be equal to or greater than the fair market value of the shares subject to such stock appreciation right on the date of grant; and (b) the expiration date shall be no later than 10 years from the date of grant.
Restricted Stock. Restricted Stock is an award of shares that is subject to vesting conditions. Prior to the expiration of the vesting period, a participant who has received an award of restricted stock has the right to vote and to receive dividends on the underlying unvested shares, subject, however, to the restrictions and limitations imposed pursuant to the 2nd A&R 2018 Plan and award agreement.
Restricted Stock Equivalents. A restricted stock equivalent is an award that is valued by reference to shares, which may be paid to a participant upon vesting in shares, cash or other property.
Other Stock-Based Awards. An “other stock-based award” is an award denominated or payable in shares, other than a stock option, stock appreciation right, restricted stock or restricted stock equivalent. Other stock-based awards may be settled in cash, shares or other property.
Performance Grants. A performance grant is a right to receive cash, shares or other property if the terms and conditions of the performance grant are satisfied. Performance objectives may be based upon Company, business unit, participant and/or other performance objectives, including but not limited to the performance criteria listed under “Qualifying Awards” below. Performance grants include stock options, stock appreciation rights, restricted stock, restricted stock equivalents and other stock-based awards that are subject to performance vesting conditions.
Dividend Equivalents. Awards other than stock options and stock appreciation rights may include the right to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. However, dividends and dividend equivalents may be paid with respect to any award only if, when and to the extent that the award vests, and until such time, dividends and dividend equivalents may be held in escrow (with or without the accrual of interest) or be reinvested into additional shares subject to the same vesting or performance conditions as the award on which they are payable.
Award Limits
Non-Employee Director Award Limits. The aggregate maximum fair market value (determined as of the date of grant) of the shares granted under the 2nd A&R 2018 Plan in a calendar year in respect of services as a non-employee director may not exceed $500,000, and the maximum amount that may be paid in a calendar year to any non-employee director in property other than shares (including cash) in respect of services as a non-employee director may not exceed $500,000.
Employee and Consultant Award Limits. The maximum number of shares that may be granted to any employee or consultant during any one calendar year under all awards is 500,000, and the maximum amount of cash that may be paid to any employee or consultant during any one calendar year under all performance grants shall be $20,000,000.
Minimum Vesting Periods
All awards must be subject to a minimum vesting period of at least one year, except:
•	up to a maximum of five percent of the number of shares available under the 2nd A&R 2018 Plan may be issued without regard for any minimum vesting period;
•
in the event of the death, disability or retirement of the participant, or involuntary termination other than for cause of the participant’s service, or in connection with a change of control of our Company; and

•	for awards assumed or granted in substitution for outstanding awards of a company acquired by our Company or any affiliate.
Tax Withholding
The exercise or payment of awards and the issuance of shares under the 2nd A&R 2018 Plan is conditioned upon a participant making satisfactory arrangements for the satisfaction of any liability to withhold federal, state, local or foreign income or other taxes. In accordance with rules established by the Committee, the required tax withholding obligations may be settled in cash, or with shares, including shares that are part of the award that gives rise to the withholding requirement.
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Qualifying Awards
The Committee may (but is not obligated to) grant qualifying awards that constitute qualified performance-based compensation under Section 162(m) of the Code. Qualifying awards are intended to be fully deductible without regard to the $1 million cap on deductibility under Section 162(m) of the Code, as in effect on the date of this Proxy Statement. The performance objectives for qualifying awards (other than stock options and stock appreciation rights) may be based upon the attainment of specific or per-share amounts of, or changes in, one or more, or a combination of two or more, of the following:
•	earnings per share, net earnings per share or growth in such measures;
•	revenue, net revenue, income, net income or growth in revenue or income (all either before or after taxes);
•	return measures (including, but not limited to, return on assets, capital, investment, equity, revenue or sales);
•	cash flow return on investments which equals net cash flows divided by owner’s equity;
•
controllable earnings (a division’s operating profit, excluding the amortization of goodwill and intangible assets, less a charge for the interest cost for the average working capital investment by the division);

•	operating earnings or net operating earnings;
•	costs or cost control;
•	share price (including, but not limited to, growth measures);
•	total shareholder return (stock price appreciation plus dividends);
•	economic value added;
•	EBITDA;
•	operating margin or growth in operating margin;
•	market share or growth in market share;
•	cash flow, cash flow from operations or growth in such measures;
•	sales revenue or volume or growth in such measures, including total Company, divisional, or product line sales or net sales figures;
•	gross margin or growth in gross margin;
•	productivity;
•	brand contribution;
•	product quality;
•	corporate value measures;
•	goals related to acquisitions, divestitures or customer satisfaction;
•	diversity;
•	index comparisons;
•	debt-to-equity or debt-to-stockholders’ equity ratio;
•	working capital
•	risk mitigation;
•	sustainability and environmental impact; or
•	employee retention.
Performance may be measured on an individual, corporate group, business unit, subsidiary, division, department, region, function or consolidated basis and may be measured absolutely or relatively to our Company’s peers.
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The Committee may provide that in measuring achievement of performance objectives, an award may include or exclude items such as:
•
the effects of acquisitions, divestitures, extraordinary dividends, stock split-ups, stock dividends or distributions, recapitalizations, warrants or rights issuances or combinations, exchanges or reclassifications with respect to any outstanding class or series of our Company’s stock;

•
a corporate transaction, such as any merger of our Company with another corporation; any consolidation of the Company and another corporation into another corporation; any separation of our Company or our business units (including a spin-off or other distribution of stock or property by our Company);

•
any reorganization of our Company (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by our Company, or sale of all or substantially all of the assets of our Company;

•	the impact of changes in tax rates or currency fluctuations or changes in accounting standards or treatments;
•	advertising or promotional spending or capital expenditures outside of annual business plans;
•	events such as plant closings, sales of facilities or operations, and business restructurings; or
•	the impact of other extraordinary, unusual, non-recurring or infrequently recurring items.
The Committee shall have the discretion to reduce (but not to increase) some or all of the amount that would otherwise be payable under the qualifying award by reason of the satisfaction of the performance objectives set forth in the qualifying award.
Change of Control of our Company
The Committee may provide in an award agreement provisions relating to a “change of control” of our Company, including without limitation the acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an award; provided that, in addition to any other conditions provided for in the award agreement:
•
any acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an award in connection with a change of control may occur only if (i) the change of control occurs, and (ii) either (A) the employment of the participant is terminated (“double-trigger”) or (B) the acquirer does not agree to the assumption or substitution of outstanding awards; and

•
for any award that is earned or vested based upon achievement of performance objectives, any amount deemed earned or vested in connection with a change of control or associated termination of employment shall be based upon the degree of performance attainment through the date of such change of control or associated termination of employment, as applicable, with such amount either paid in full or paid pro rata based on the period of time elapsed in the performance period as of the applicable date, as determined by the Committee in its sole discretion.

“Change of control” means the occurrence of a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not our Company is then subject to such reporting requirement; provided that, without limitation, a change of control shall be deemed to have occurred if a “change in control” occurs within the meaning of Section 409A of the Code.
Recoupment/Clawback
Notwithstanding anything in the 2nd A&R 2018 Plan or in any award agreement to the contrary, our Company will be entitled to the extent required by applicable law (including, without limitation, Section 10D of the Exchange Act and any regulations promulgated with respect thereto) or stock exchange listing conditions, in each case as in effect from time to time, to recoup compensation of whatever kind paid under the 2nd A&R 2018 Plan by our Company at any time.
Provisions for Foreign Participants
The Committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish, amend or rescind rules, sub-plans or procedures under the 2nd A&R 2018 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefits or other matters.
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Adjustments
In the event of any change in the outstanding shares of our Company by reason of any corporate transaction or change in corporate capitalization such as a stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, consolidation, subdivision or exchange of shares, a sale by our Company of all or part of our assets, any distribution to shareholders other than a normal cash dividend, partial or complete liquidation of our Company or similar event, the Committee or Board, as applicable, shall adjust the:
•	class and aggregate number of shares available under the 2nd A&R 2018 Plan;
•	individual award maximum limits under the 2nd A&R 2018 Plan;
•	class, number and exercise price of outstanding stock options and stock appreciation rights granted under the 2nd A&R 2018 Plan; and
•	class and number of shares subject to any other awards granted under the 2nd A&R 2018 Plan.
Amendments
The 2nd A&R 2018 Plan may be amended in whole or in part at any time and from time to time by the Board, and the terms of any outstanding award under the 2nd A&R 2018 Plan may be amended from time to time by the Committee (or Board as applicable) in its discretion provided that no amendment may be made without shareholder approval if such amendment would:
•	increase the number of shares available for grant under the 2nd A&R 2018 Plan;
•	decrease the minimum stock option or stock appreciation right exercise price;
•	reduce the minimum vesting or performance periods;
•	change the individual award limits; or
•	amend or repeal the prohibitions against repricing or exchange. No amendment may adversely affect in a material manner any right of a participant under an award without his or her written consent.
Termination
The 2nd A&R 2018 Plan may be suspended in whole or in part at any time and from time to time by the Board. The 2nd A&R 2018 Plan shall terminate upon the adoption of a resolution of the Board terminating the 2nd A&R 2018 Plan. No award may be granted under the 2nd A&R 2018 Plan after the date that is 10 years from the date the 2nd A&R 2018 Plan was approved and adopted by the shareholders of our Company. No termination of the 2nd A&R 2018 Plan shall materially alter or impair any of the rights or obligations of any person, without his or her consent, under any award granted under the 2nd A&R 2018 Plan.
New Plan Benefits
The benefits or amounts to be received by or allocated to participants and the number of shares to be granted under the 2nd A&R 2018 Plan cannot be determined at this time because the amount and form of grants to be made to any eligible participant in any year is determined at the discretion of the Committee or Board, as applicable. It is contemplated that any annual restricted stock equivalent awards to non-employee directors and any new non-employee director restricted stock equivalent awards would be made under the 2nd A&R 2018 Plan. See “Item 1. Election of Directors—Director Compensation.”
Certain U.S. Federal Income Tax Consequences of 2nd A&R 2018 Plan Awards
Section 162(m) of the Code places a $1 million annual limit on the compensation deductible by our Company that is paid to certain covered employees. Historically, section 162(m) of the Code generally denied public companies a federal income tax deduction for compensation paid to certain covered employees in excess of $1 million for each covered employee during the tax year unless such compensation was qualifying performance-based compensation. The Tax Cuts and Jobs Act, enacted in December 2017, eliminated the exception for deductibility for qualifying performance-based compensation paid pursuant to plans approved by shareholders. For fiscal year 2019, the deductibility of certain covered employees’ compensation will be considered under the limitations under Section 162(m).
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Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Section 280G of the Code and, to such extent, will be non-deductible by our Company and subject to a 20 percent excise tax on the recipient.
State and local tax consequences may in some cases differ from the federal tax consequences discussed above. In addition, awards under the 2nd A&R 2018 Plan may be made to employees who are subject to tax in jurisdictions other than the United States and may result in consequences different from those described above.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2nd AMENDED AND
RESTATED 2018 STOCK INCENTIVE PLAN AS DESCRIBED IN THIS PROXY STATEMENT
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PROXY STATEMENT—VOTING PROCEDURES & MEETING FAQS
YOUR VOTE IS VERY IMPORTANT
The Board is soliciting proxies to be used at the Annual Meeting. This Proxy Statement, the form of proxy and our 2022 Annual Report on Form 10-K will be available at www.proxyvote.com beginning on or about December 20, 2022. A Notice Regarding the Availability of Proxy Materials will be mailed to shareholders of record as of the Record Date, on or about December 20, 2022.
How to Receive Printed Materials
We have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery expedites shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials. On or about December 20, 2022, we will mail to many of our shareholders a Notice containing instructions on how to access our Proxy Statement and our 2022 Annual Report on Form 10-K online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice contains instructions on how to receive a paper copy of the materials. In furtherance of our ongoing commitment to environmental stewardship, this year we have partnered with the Arbor Day Foundation® so that for each shareholder who chooses to receive an e-version of our Proxy Statement, we’ll make a donation to plant one tree in a forest of great need.
Who Can Vote
Shareholders of Edgewell Personal Care Company (“Edgewell” or “Company”) common stock on November 28, 2022 may vote at the Annual Meeting and any adjournment or postponement thereof. On November 28, 2022, there were 51,644,609 shares of common stock outstanding. The shares of common stock held in our treasury will not be voted.
How You Can Vote
There are four voting methods for shareholders:

Voting by MAIL. If you received a paper copy of the proxy materials, and if you choose to vote by mail, then complete a proxy card, date and sign it, and return it in the postage-paid envelope provided.

Voting by TELEPHONE. You can vote your shares by telephone by calling 1-800-690-6903 and using the identification code indicated on the Notice Regarding the Availability of Proxy Materials or the proxy card mailed to you. Voting is available 24 hours a day, seven days a week.

Voting by INTERNET. You can also vote via the Internet at www.proxyvote.com. Your identification code for Internet voting is on the Notice Regarding the Availability of Proxy Materials or the proxy card mailed to you, and voting is available 24 hours a day, seven days a week.

Voting in PERSON at the Annual Meeting.
Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. Eastern Time on February 2, 2023.
If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record in order to vote such shares. Otherwise, you must follow the instructions given to you by such bank, broker or other holder of shares. See “Beneficial Owners and Broker Non-Votes” below.
If you vote by telephone or via the Internet, you should not return a proxy card.
Who Counts the Votes
Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate shareholder votes. If you are a shareholder of record, and you choose to vote over the internet prior to the Annual Meeting or by telephone, Broadridge will access and tabulate your votes electronically, and if you have requested and received proxy materials by mail or email and choose to sign and mail your proxy card, your executed proxy card will be returned directly to Broadridge for tabulation. If you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) will return one proxy card to Broadridge on behalf of all its clients.
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How You May Revoke or Change Your Vote
You can revoke your proxy at any time before it is voted at the Annual Meeting by:
•	sending written notice of revocation to our Corporate Secretary;
•	submitting another properly completed proxy by telephone, Internet or mail; or
•	attending the Annual Meeting and voting your shares by ballot.
General Information on Voting
You are entitled to cast one vote for each share of common stock you own on the Record Date. If you are a shareholder of record and you do not submit a proxy or vote in person, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.
The election of each director nominee, the ratification of our independent registered public accounting firm for fiscal year 2023, and the approval of the executive compensation by non-binding vote, must be approved by a majority of the voting power represented at the Annual Meeting in person or by proxy and entitled to vote on the matter. Our Board adopted a director resignation policy on February 1, 2019, which policy will require that any director nominee who receives a number of votes cast in favor of their election that is less than a majority of the number of votes cast either for or against their election at the relevant meeting will tender their resignation from the Board. The policy also requires that if our Board decides not to accept such resignation, our Board will publicly disclose a detailed explanation of their decision within 60 days of the date such resignation is tendered. Shareholders do not have the right to vote cumulatively in electing directors. Shares represented by a proxy marked “against” or “abstain” on any matter will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote but will not be considered to have voted in favor of a director nominee. Therefore, any proxy marked “against” or “abstain” will have the effect of a vote against a nominee.
While the shareholder vote on executive compensation is advisory and not binding on our Company, our Board and the Human Capital & Compensation Committee of our Board, which is responsible for administering our executive compensation programs, are interested in the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the votes when making future compensation decisions for our NEOs.
All shares for which proxies have been properly submitted—whether by telephone, Internet or mail—and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you sign a proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by our Board.
If any other matters are properly presented at the Annual Meeting for consideration, the persons named in your properly submitted proxy card will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, no other matters have been raised for consideration at the Annual Meeting.
Beneficial Owners and Broker Non-Votes
If your shares are held by a bank, broker or other nominee, you are considered the “beneficial owner” of the shares, which are held in “street name.” If you hold your shares in street name, you can instruct the broker, bank or other nominee who is the shareholder of record how to vote these shares by using the voting instructions given to you by the broker, bank, or other nominee.
The broker, bank, or other nominee may vote the shares in the absence of your voting instructions only with regard to “routine” matters. The election of directors, the advisory vote on executive compensation and the approval of the 2nd Amended & Restated 2018 Stock Incentive Plan are considered “non-routine” matters and, accordingly, if you do not instruct your broker, bank or other nominee how to vote in these matters, no votes will be cast on your behalf with respect to these matters.
Your broker, bank or other nominee does, however, have discretion to vote any uninstructed shares on the ratification of the appointment of our accounting firm. If the broker, bank or other nominee votes the uninstructed shares on the ratification of the accounting firm (either personally or by proxy), these shares may be considered as “present” for quorum purposes but will not be deemed voted on other matters and will be considered “broker non-votes” with respect to such other matters.
Such broker non-votes shall have no effect on the votes on election of directors, the advisory vote on executive compensation or the approval of the 2nd Amended & Restated 2018 Stock Incentive Plan.
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ADDITIONAL INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our Board has adopted a written policy regarding the review and approval or ratification of transactions involving our Company and our directors, nominees for directors, executive officers, immediate family members of these individuals, and shareholders owning 5% or more of our outstanding common stock, each of whom is referred to as a related party. The policy covers any related party transaction, arrangement or relationship where a related party has a direct or indirect material interest and the amount involved exceeds $100,000 in any calendar year. Under the policy, the Audit Committee of our Board is responsible for reviewing and approving, or ratifying, the material terms of any related party transactions. The committee is charged with determining whether the terms of the transaction are any less favorable than those generally available from unaffiliated third parties and determining the extent of the related party’s interest in the transaction.
In adopting the policy, our Board reviewed certain types of related party transactions described below and determined that they should be deemed to be pre-approved, even if the aggregate amount involved might exceed $100,000:
•
officer or director compensation which would be required to be disclosed under Item 402 of the SEC’s compensation disclosure requirements, and expense reimbursements to these individuals in accordance with our policy;

•
transactions with another company at which a related party serves as an employee, director, or holder of less than 10% of that company’s outstanding stock, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s consolidated gross revenues;

•
charitable contributions to a charitable trust or organization for which a related party serves as an employee, officer or director, if the annual contributions by us do not exceed the greater of $100,000 or 2% of the organization’s total annual receipts;

•
a Company director or an immediate family member, during any 12-month period within the last three years, received more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•
transactions in which all of our shareholders receive proportional benefits, the rates or charges involved are determined by competitive bids, the transaction involves obtaining services from a regulated entity at rates fixed by law, or the transaction involves bank services as a depositary of funds, transfer agent or registrar, or similar services.

Our legal department is primarily responsible for the development and implementation of processes and procedures to obtain information from our directors and executive officers with respect to related party transactions. During fiscal 2022, there were no transactions with executive officers, directors or their immediate family members which were in an amount in excess of $100,000, and in which any such person had a direct or indirect material interest.
OTHER BUSINESS
Our Board knows of no business which will be presented at the Annual Meeting other than that described above. Our bylaws provide that shareholders may nominate candidates for director or present a proposal or bring other business before an annual meeting only if they give timely written notice of the nomination or the matter to be brought not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s meeting, as described under “Shareholder Proposals for 2024 Annual Meeting.”
DELIVERY OF DOCUMENTS
Householding of Annual Meeting Materials. The SEC has approved a rule permitting the delivery of a single Notice Regarding the Availability of Proxy Materials and set of Proxy Statements and Annual Reports on Form 10-K (if paper copies of such documents have been delivered or requested), to any household at which two or more shareholders reside, unless we have received contrary instructions from one or more of the shareholders residing in such household. Each shareholder will continue to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information you receive, as well as our expenses. In order to take advantage of this opportunity, we will deliver only one copy of the Notice Regarding the Availability of Proxy Materials, and this Proxy Statement and related Annual Report on Form 10-K (if paper copies of such documents have been delivered or requested), to multiple shareholders who share an address, unless we receive contrary instructions from the impacted shareholders prior to the mailing date. If you prefer to receive separate copies of our Notice Regarding the Availability of Proxy Materials, our Proxy Statement or Annual Report on Form 10-K, either
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now or in the future, we will promptly deliver, upon your written or oral request submitted as set forth below, a separate copy of the Notice Regarding the Availability of Proxy Materials, Proxy Statement or Annual Report on Form 10-K, as applicable and as requested, to any shareholder at your address to which a single copy was delivered. If you and other shareholders in your household are currently receiving multiple copies of the Notice Regarding the Availability of Proxy Materials, and this Proxy Statement and our Annual Report on Form 10-K (if paper copies of such documents have been delivered or requested) and would like only one copy to be sent to your household, upon your written or oral request, we will discontinue delivering multiple copies of such document(s) to your household and only deliver one copy. Notice should be given to the Corporate Secretary, Edgewell Personal Care Company, 6 Research Drive, Shelton, Connecticut 06484, Telephone No. (203) 944-5500.
SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING
Any proposals to be presented at the 2024 Annual Meeting of Shareholders (“2024 Annual Meeting”), which is expected to be held on February 1, 2024, must be received by our Company, directed to the attention of our Corporate Secretary, no later than August 25, 2023 in order to be included in our Company’s Proxy Statement and form of proxy for that meeting under Rule 14a-8 of the Exchange Act. Upon receipt of any proposal, our Company will determine whether or not to include the proposal in the Proxy Statement and proxy card in accordance with regulations governing the solicitation of proxies. The proposal must comply in all respects with the rules and regulations of the SEC.
In order for a shareholder to nominate a candidate for director under our bylaws, timely notice of the nomination must be received by us in advance of the meeting. Ordinarily, such notice must be received not less than 90, nor more than 120, days before the first anniversary of the prior year’s meeting. For the 2024 Annual Meeting, the notice would have to be received between October 6, 2023 and November 3, 2023. However, in the event that (i) no annual meeting is held in 2022, or (ii) the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the Annual Meeting, notice must be received no earlier than the 120th day prior to the date of the 2023 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2024 Annual Meeting, or the seventh day following the day on which notice of the date of the meeting was mailed or on which public notice of the meeting was given. The notice of nomination must include, as to each person whom the shareholder proposes to nominate for election, information required by our bylaws, including:
•	the nominee’s name, age, business and residential address;
•	the nominee’s principal occupation for the previous five years;
•	the nominee’s consent to being named as a nominee and to serving on our Board;
•
the nominee’s “disclosable interests” as of the date of the notice (which information shall be supplemented by such person, if any, not later than ten days after the record date of the 2023 Annual Meeting to disclose such ownership as of the record date), which includes:

o
shares of common stock; options, warrants, convertible securities, stock appreciation rights, or similar rights with respect to our common stock; any proxy, contract, arrangement, understanding, or relationship conveying a right to vote common stock;
o
any short interest with respect to our common stock;
o
any derivative instruments held by a partnership in which the nominee has a partnership interest;
o
rights to any performance-related fee based on any increase or decrease in the value of our common stock or any related derivative instrument; and
•	a description of all monetary or other material agreements, arrangements or understandings between the nominating shareholder and the nominee during the prior three years.
In addition, the nominating shareholder must provide their name and address and disclosable interests (as such term is described above). The shareholder must be present at the Annual Meeting of Shareholders at which the nomination is to be considered and must provide a completed questionnaire regarding the nominee’s background and qualification and compliance with our corporate governance, conflict of interest, and other pertinent policies and guidelines. To assist in the evaluation of shareholder-recommended candidates, the Corporate Governance Committee may request that the shareholder provide certain additional information required to be disclosed in our Company’s proxy statement under Regulation 14A of the Exchange Act.
In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by our Company during the same period as director nominations described above. Such notice must include a description of the
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proposed business and the reasons for the proposal, the name and address of the shareholder making the proposal, any financial or other interests of the shareholder in the proposal made, and the shareholder’s disclosable interests. These requirements are separate from the requirements a shareholder must meet to have a proposal included in our Company’s proxy statement.
Shareholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our Bylaws must comply with the additional requirements of Rule 14a-19(b). We encourage shareholders who wish to submit a proposal or nomination to seek independent counsel. In addition to satisfying the requirements under our Amended & Restated Bylaws, to comply with the universal proxy rules. Shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than December 3, 2023. Edgewell will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaws and SEC requirements. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
In each case, the notice must be given to our Corporate Secretary, whose address is Edgewell Personal Care Company, 6 Research Drive, Shelton, Connecticut 06484. A copy of our Bylaws will be provided without charge upon written request to our Corporate Secretary.
By Order of the Board of Directors,

LaTanya Langley
December 20, 2022	Chief Legal Officer & Corporate Secretary
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EXHIBIT 1

EDGEWELL PERSONAL CARE COMPANY
2ND AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN
(As Amended and Restated Effective February 3, 2023)
SECTION 1. PURPOSE
The purpose of the Edgewell Personal Care Company 2nd Amended and Restated 2018 Stock Incentive Plan (the “Plan”) is to promote shareholder value and the future success of Edgewell Personal Care Company (the “Company”) by providing appropriate retention and performance incentives to the employees and non-employee directors of the Company and its Affiliates, and any other individuals who perform services for the Company or any of its Affiliates.
SECTION 2. DEFINITIONS
2.1 “Affiliate” means any entity in which the Company has a direct or indirect equity interest of 50 percent or more, and any other entity in which the Company has a substantial ownership interest and which has been designated as an Affiliate for purposes of the Plan by the Committee in its sole discretion.
2.2 “Award” means any form of incentive or performance award granted under the Plan to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Agreement. Awards granted under the Plan may consist of: (a) Stock Options granted pursuant to Section 7; (b) Stock Appreciation Rights granted pursuant to Section 8; (c) Restricted Stock granted pursuant to Section 9; (d) Restricted Stock Equivalents granted pursuant to Section 9; (e) Other Stock-Based Awards granted pursuant to Section 10; and (f) Performance Grants granted pursuant to Section 11.
2.3 “Award Agreement” means the written or electronic document(s) evidencing the grant of an Award to a Participant.
2.4 “Board” shall mean the Board of Directors of the Company.
2.5 “Change of Control” means the occurrence of a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change of Control shall be deemed to have occurred if a Section 409A Change of Control occurs.
2.6 “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated and other official guidance issued thereunder.
2.7 “Committee” means the Human Capital & Compensation Committee of the Board, or any successor committee that the Board may designate to administer the Plan, provided such Committee consists of two or more individuals. Each member of the Committee shall be (a) a “Non- Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (b) a non- employee director meeting the independence requirements for Human Capital & Compensation Committee members under the rules and regulations of the Exchange on which the shares of Common Stock are traded. References to “Committee” shall include persons to whom the Committee has delegated authority pursuant to Section 3.4.
2.8 “Common Stock” means the common stock, par value $.01 per share, of the Company, and stock of any other class or company into which such shares may thereafter be changed.
2.9 “Company” means Edgewell Personal Care Company, a Missouri corporation.
2.10 “Defined Event” means the death, Disability, retirement or involuntary termination of a Participant other than for cause, or, subject to Section 6.7, in connection with a Change of Control of the Company.
2.11 “Delay Period” has the meaning given such term in Section 13.2(c).
2.12 “Disability” with respect to a Participant, has the meaning assigned to such term under the long-term disability plan maintained by the Company or an Affiliate in which such Participant is covered at the time the determination is made, and if there is no such plan, means the permanent inability as a result of accident or sickness to perform any and every duty pertaining to such Participant’s occupation or employment for which the Participant is suited by reason of the Participant’s
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previous training, education and experience; provided that, to the extent an Award subject to Section 409A shall become payable upon a Participant’s Disability, a Disability shall not be deemed to have occurred for such purposes unless the circumstances would also result in a “disability” within the meaning of Section 409A, unless otherwise provided in the Award Agreement.
2.13 “Effective Date” means the date on which the Plan, as amended and restated, is approved by the shareholders of the Company pursuant to Section 19.
2.14 “Exchange” means the New York Stock Exchange, or such other principal securities market on which the shares of Common Stock are traded.
2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations and interpretations thereunder.
2.16 “Fair Market Value” of a share of Common Stock as of any specific date means (a) the per share closing price reported by the Exchange on such date, or, if there is no such reported closing price on such date, then the per share closing price reported by the Exchange on the last previous day on which such closing price was reported, or (b) such other value as determined by the Committee in accordance with applicable law. The Fair Market Value of any property other than shares of Common Stock means the market value of such property as determined by the Committee using such methods or procedures as it shall establish from time to time.
2.17 “Incentive Stock Option” means a Stock Option that qualifies as an incentive stock option under Section 422 of the Code.
2.18 “Nonqualified Stock Option” means a Stock Option that does not qualify as an Incentive Stock Option or which is designated a Nonqualified Stock Option.
2.19 “Other Stock-Based Award” means an Award denominated in shares of Common Stock that is granted subject to certain terms and conditions pursuant to Section 10.
2.20 “Participant” means an individual who has been granted an Award under the Plan, or in the event of the death of such individual, the individual’s beneficiary under Section 15.
2.21 “Performance Grant” means an Award subject to the terms, conditions and restrictions described in Section 11, pursuant to which the Participant may become entitled to receive cash, shares of Common Stock or other property, or any combination thereof, as determined by the Committee.
2.22 “Plan” has the meaning given such term in Section 1.
2.23 “Prior Plan” means the Edgewell Personal Care Company Amended and Restated 2018 Stock Incentive Plan.
2.24 “Qualifying Award” means an Award described in Section 12 granted under the Plan with the intent that such Award qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.
2.25 “Remaining Number of Available Shares” has the meaning given such term in Section 5.1(a).
2.26 “Reprice” means: (a) the reduction, directly or indirectly, in the per-share exercise price of an outstanding Stock Option or Stock Appreciation Right by amendment, cancellation or substitution; (b) any action that is treated as a repricing under United States generally accepted accounting principles; (c) canceling a Stock Option or Stock Appreciation Right in exchange for another Stock Option, Stock Appreciation Right or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (d) any other action that is treated as a repricing by the rules or regulations of the Exchange.
2.27 “Restricted Period” means the period during which Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of.
2.28 “Restricted Stock” means an Award of shares of Common Stock that is granted subject to certain terms and conditions pursuant to Section 9.
2.29 “Restricted Stock Equivalent” means an Award of a right to receive shares of Common Stock (or an equivalent value in cash or other property, or any combination thereof) that is granted subject to certain terms and conditions pursuant to Section 9.
2.30 “Section 409A” means Section 409A of the Code.
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2.31 “Section 409A Change of Control” means:
(a) the acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. Notwithstanding the above, if any person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not constitute a Change of Control;
(b) the acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that together with stock of the Company acquired during the 12-month period ending on the date of the most recent acquisition by such person or group, constitutes 30 percent or more of the total voting power of the stock of the Company. Notwithstanding the above, if any person or more than one person acting as a group is considered to own 30 percent or more of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not constitute a Change of Control;
(c) a majority of the members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election; or
(d) one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.
Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. This definition of Change of Control shall be interpreted in accordance with, and in a manner that will bring the definition into compliance with, Section 409A.
2.32 “Stock Appreciation Right” means a right to receive (without payment to the Company) cash, shares of Common Stock or other property, or any combination thereof, as determined by the Committee, based on the increase in the value of a share of Common Stock over the per share exercise price, that is granted subject to certain terms and conditions pursuant to Section 8.
2.33 “Stock Option” means a right to purchase shares of Common Stock at a specified exercise price that is granted subject to certain terms and conditions pursuant to Section 7 and includes both Incentive Stock Options and Nonqualified Stock Options.
2.34 “Treasury Regulations” means the tax regulations promulgated under the Code.
SECTION 3. ADMINISTRATION
3.1 Administration. Except as otherwise specified herein, the Plan shall be administered solely by the Committee.
3.2 Authority.
(a) Subject only to Section 6.3, the Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority to select the employees and other individuals to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, and to prescribe the form of Award Agreement.
(b) The Committee has the power and authority to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States, and to adopt, to amend or to rescind rules, procedures or subplans relating to the operation and administration of the Plan in order to accommodate local laws, policies, customs, procedures or practices, and accounting, tax or other regulatory standards, or to facilitate the administration of the Plan, including, but not limited to, the authority to adopt, to amend or to rescind rules, procedures and subplans that limit or vary: the methods available to exercise Awards; the methods available to settle Awards; the
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methods available for the payment of income taxes, social insurance contributions and employment taxes; the procedures for withholding on Awards; and the use of stock certificates or other indicia of ownership. The Committee may also adopt rules, procedures or subplans applicable to particular Affiliates or locations.
(c) The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.
3.3 Repricing Prohibited Absent Shareholder Approval. Notwithstanding any provision of the Plan, except for adjustments pursuant to Section 14, neither the Board nor the Committee may Reprice, adjust or amend the exercise price of Stock Options or Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the shareholders of the Company. In addition, notwithstanding any other provision in the Plan to the contrary, a Stock Option may not be surrendered in consideration of, or exchanged for cash, other Awards, or a new Stock Option having an exercise price below that of the Stock Option which was surrendered or exchanged, unless the exchange occurs in connection with a merger, acquisition, or similar transaction as set forth in Section 14, or such action is approved by the shareholders of the Company. Any amendment or repeal of this Section 3.3 shall require the approval of the shareholders of the Company.
3.4 Delegation. The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents or to take any other action on behalf of the Committee with respect to Awards made or to be made to Participants, subject to the requirements of applicable law, including without limitation, Section 16 of the Exchange Act and Section 162(m) of the Code.
3.5 Indemnification. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or gross negligence, or as expressly provided by applicable law, and the Company shall indemnify each member of the Committee and officer of the Company against any such liability.
SECTION 4. PARTICIPATION
Consistent with the purposes of the Plan, subject to Section 6.3, the Committee shall have exclusive power to select the employees of the Company and its Affiliates and other individuals performing services for the Company and its Affiliates who may participate in the Plan and be granted Awards under the Plan.
SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS
5.1 Maximum Number of Shares that May Be Issued.
(a) Available Shares. Subject to adjustment as provided in Section 14, the maximum number of shares of Common Stock reserved and available for grant and issuance pursuant to the Plan as of the Effective Date shall be 5,850,000, plus the number of remaining shares of Common Stock not issued or subject to outstanding grants under the Prior Plan on February 6, 2020 (the “Remaining Number of Available Shares”), plus any shares of Common Stock that are subject to awards granted under the Prior Plan that expire, are forfeited or canceled or terminate for any other reason after February 6, 2020 without the issuance of shares. For the avoidance of doubt, any shares of Common Stock that are subject to outstanding awards granted under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award under the Prior Plan after February 6, 2020 shall not become available under the Plan. No awards may be granted under the Prior Plan on or after February 3, 2023.
(b) Assumed or Substituted Awards. Awards granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, shall not reduce the maximum number of shares of Common Stock that may be issued under the Plan as described in Section 5.1(a) or the maximum number of shares of Common Stock authorized for grant to an individual in any calendar year described in Section 5.2.
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(c) Share Counting.
(i) For purposes of counting shares against the maximum number of shares of Common Stock that may be issued under the Plan as described in Section 5.1(a), on the date of grant, Awards denominated solely in shares of Common Stock (such as Stock Options and Restricted Stock) and other Awards that may be exercised for, settled in or convertible into shares of Common Stock will be counted against the Plan reserve on the date of grant of the Award based on the maximum number of shares that may be issued pursuant to the Award, as determined by the Committee.
(ii) Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against the maximum number of shares of Common Stock that may be issued under the Plan as described in Section 5.1(a) as one share for every one Option or Stock Appreciation Right granted, and any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against the maximum number of shares of Common Stock that may be issued under the Plan as described in Section 5.1(a) as 1.95 shares of Common Stock for every one share of Common Stock granted in connection with such Award.
(d) Shares Added Back. Shares of Common Stock related to Awards issued under the Plan that are forfeited, canceled, expired or otherwise terminated without the issuance of shares of Common Stock will again be available for issuance under the Plan. Any shares of Common Stock added back shall be added back as one share if such shares of Common Stock were subject to Stock Options or Stock Appreciation Rights, and as 1.95 shares if such shares of Common Stock were subject to other Awards. The following shares of Common Stock, however, may not again be made available for grant in respect of Awards under the Plan:
(i) shares of Common Stock delivered to, or retained by the Company, in payment of the exercise price of a Stock Option;
(ii) shares of Common Stock delivered to, or retained by the Company, in satisfaction of the tax withholding obligations with respect to an Award;
(iii) shares of Common Stock covered by a stock-settled Stock Appreciation Right or other Award that were not issued upon the settlement of the Stock Appreciation Right or other Award; and
(iv) shares of Common Stock repurchased on the open market with the proceeds from the payment of the exercise price of a Stock Option.
(e) Source of Shares. Shares of Common Stock issued pursuant to the Plan may be authorized but unissued shares, treasury shares, reacquired shares or any combination thereof.
(f) Fractional Shares. No fractional shares of Common Stock may be issued under the Plan, and unless the Committee determines otherwise, an amount in cash equal to the Fair Market Value of any fractional share of Common Stock that would otherwise be issuable shall be paid in lieu of such fractional share of Common Stock. The Committee may, in its sole discretion, cancel, terminate, otherwise eliminate or transfer or pay other securities or other property in lieu of issuing any fractional share of Common Stock.
5.2 Maximum Individual Limits. For awards granted to individuals other than non- employee directors:
(a) subject to adjustment as provided in Section 14, the maximum number of shares of Common Stock that may be granted to any individual during any one calendar year under all Awards shall be 500,000; and
(b) the maximum amount of cash that may be paid to a Participant during any one calendar year under all Performance Grants shall be $20,000,000.
For purposes of Section 5.2(b), the calendar year or years in which amounts under Awards are deemed paid or received shall be as determined by the Committee and any deferral of Award settlement or payment permitted or required by the Committee pursuant to Section 13 of the Plan shall be disregarded for purposes of such limits.
SECTION 6. AWARDS UNDER THE PLAN
6.1 Types of Awards. Awards under the Plan may include one or more of the following types: Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Equivalents, Other Stock-Based Awards and Performance Grants. As provided by Section 3.2(b), the Committee may also grant any other Award providing similar benefits, subject to such terms, conditions and restrictions as it may determine necessary or appropriate to satisfy non-U.S. law or regulatory requirements or avoid adverse consequences under such requirements.
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6.2 Dividend Equivalents. Other than with respect to Stock Options or Stock Appreciation Rights, the Committee may choose, at the time of the grant of an Award or any time thereafter up to the time of the Award’s payment, to include or to exclude as part of such Award an entitlement to receive cash dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such times as the Committee shall determine; provided, however, dividends or dividend equivalents shall only be paid with respect to any Award if, when and to the extent that the underlying Award vests, and dividends and dividend equivalents shall, at the Committee’s discretion, be held in escrow (with or without the accrual of interest), or be reinvested into additional shares of Common Stock subject to the same vesting or performance conditions as the underlying Award.
6.3 Non-Employee Director Awards. In respect of Awards granted to non-employee directors of the Company or its Affiliates, the Board has all the powers otherwise vested in the Committee by the terms of the Plan set forth herein, including the exclusive authority to select the non-employee directors to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each non-employee director selected, to modify the terms of any Award that has been granted to a non-employee director, to determine the time when Awards will be granted to non-employee directors and to prescribe the form of the Award Agreement embodying Awards made under the Plan to non-employee directors. The aggregate maximum Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which Awards are granted under the Plan in any calendar year to any non- employee director in respect of services as a non-employee director shall not exceed $500,000. The maximum amount that may be paid in any calendar year to any non-employee director in property other than shares of Common Stock (including cash) in respect of services as a non- employee director shall not exceed $500,000.
6.4 Transferability. An Award and a Participant’s rights and interest under an Award may not be sold, assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of the Participant’s death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that the Committee may allow a Participant to assign or transfer without consideration an Award to one or more members of his immediate family, to a partnership of which the only partners are the Participant or members of the Participant’s immediate family, to a trust established by the Participant for the exclusive benefit of the Participant or one or more members of his immediate family or pursuant to a domestic relations order (as defined in the Code).
6.5 Exclusion from Minimum Vesting Requirements. Awards granted under Section 7, Section 8, Section 9, Section 10, Section 11 and Section 12 shall be subject to the minimum vesting period and continued employment or provision of service requirement specified for the Award by such Section, as applicable, except that:
(a) up to a maximum of five percent of the maximum number of shares of Common Stock that may be issued under the Plan pursuant to Section 5.1(a) may be issued pursuant to Awards granted under Section 7, Section 8, Section 9, Section 10, Section 11 or Section 12 without regard for any minimum vesting period or continued employment or provision of service requirements set forth in such Sections; and
(b) continued employment or provision of service for exercisability or vesting shall not be required (i) as the Committee may determine or permit otherwise in connection with the occurrence of a Defined Event, and (ii) as may be required or otherwise be deemed advisable by the Committee in connection with an Award granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
6.6 Award Agreement. Unless otherwise determined by the Committee, each Award shall be evidenced by an Award Agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan, including a written agreement, contract, certificate or other instrument or document containing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically. Each Award and Award Agreement shall be subject to the terms and conditions of the Plan.
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6.7 Change of Control. The Committee may include in an Award Agreement provision related to a Change of Control, including without limitation the acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an Award; provided that, in addition to any other conditions provided for in the Award Agreement:
(a) any acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an Award in connection with a Change of Control may occur only if (i) the Change of Control occurs and (ii) either (A) the employment of the Participant is terminated (as set forth in the Award Agreement) (i.e., “double-trigger”) or (B) the acquirer does not agree to the assumption or substitution of outstanding Awards; and
(b) with respect to any Award granted under the Plan that is earned or vested based upon achievement of performance objectives (including but not limited to Performance Grants), any amount deemed earned or vested in connection with a Change of Control or associated termination of employment shall be based upon the degree of performance attainment and/or the period of time elapsed in the performance period as of the applicable date.
6.8 Forfeiture Provisions. The Committee may, in its discretion, provide in an Award Agreement that an Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non- disclosure covenant or agreement, or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. Notwithstanding the foregoing, none of the non-disclosure restrictions in this Section 6.8 or in any Award Agreement shall, or shall be interpreted to, impair the Participant from exercising any legally protected whistleblower rights (including under Rule 21F under the Exchange Act).
6.9 Recoupment Provisions. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent required by applicable law (including, without limitation, Section 10D of the Exchange Act and any regulations promulgated with respect thereto) or Exchange listing conditions, in each case as in effect from time to time, to recoup compensation of whatever kind paid under the Plan by the Company at any time.
SECTION 7. STOCK OPTIONS
7.1 Grant of Stock Options. The Committee may grant Awards of Stock Options. The Committee may grant Incentive Stock Options to any employee provided the terms of such grants comply with the provisions of Section 422 of the Code, and that any ambiguities in construction shall be interpreted in order to effectuate that intent. Each Stock Option granted under the Plan shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the shares of Common Stock issuable upon exercise thereof or the attainment of performance objectives as the Committee may determine, including but not limited to such performance objectives described in Section 12.2, as the Committee, in its discretion, shall establish.
7.2 Exercise Price; Expiration Date. Except for Stock Options granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, the exercise price shall be equal to or greater than the Fair Market Value of the shares of Common Stock subject to such Stock Option on the date that the Stock Option is granted. The Committee in its discretion shall establish the expiration date of a Stock Option; provided that in no event shall the expiration date be later than 10 years from the date that the Stock Option is granted.
7.3 Number of Shares of Common Stock. The Committee shall determine the number of shares of Common Stock to be subject to each Stock Option.
7.4 Minimum Vesting Period. Except as otherwise permitted by Section 6.5, Stock Options shall not vest for at least one year after the date of grant.
7.5 Exercisability. The Stock Option shall not be exercisable unless the Stock Option has vested, and payment in full of the exercise price for the shares of Common Stock being acquired thereunder at the time of exercise is made in such form as the Committee may determine in its discretion, including, but not limited to:
(a) cash;
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(b) if permitted by the Committee, by instructing the Company to withhold a number of shares of Common Stock that would otherwise be issued having a Fair Market Value equal to the applicable portion of the exercise price being so paid;
(c) if permitted by the Committee, by tendering (actually or by attestation) to the Company a number of previously acquired shares of Common Stock that have been held by the Participant for at least six months (or such short period, if any, determined by the Committee in consideration of applicable accounting standards) and that have a Fair Market Value equal to the applicable portion of the exercise price being so paid;
(d) if permitted by the Committee, by authorizing a third party to sell, on behalf of the Participant, the appropriate number of shares of Common Stock otherwise issuable to the Participant upon the exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or
(e) any combination of the foregoing.
7.6 Limitations for Incentive Stock Options. The terms and conditions of any Incentive Stock Options granted hereunder shall be subject to and shall be designed to comply with the provisions of Section 422 of the Code. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000 (or such other limit that applies at the time the Incentive Stock Options are granted), such Incentive Stock Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options. If, at the time an Incentive Stock Option is granted, the employee recipient owns (after application of the rules contained in Section 424(d) of the Code) shares of Common Stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, then: (a) the exercise price for such Incentive Stock Option shall be at least 110 percent of the Fair Market Value of the shares of Common Stock subject to such Incentive Stock Option on the date of grant; and (b) such Incentive Stock Option shall not be exercisable after the date five years from the date such Incentive Stock Option is granted. The maximum number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options may not exceed, in the aggregate, the Remaining Number of Available Shares.
SECTION 8. STOCK APPRECIATION RIGHTS
8.1 Grant of Stock Appreciation Rights. The Committee may grant Awards of Stock Appreciation Rights. Each Award of Stock Appreciation Rights granted under the Plan shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Appreciation Rights or the shares of Common Stock issuable upon exercise thereof or the attainment of performance objectives as the Committee may determine, including but not limited to such performance objectives described in Section 12.2, as the Committee, in its discretion, may establish.
8.2 Exercise Price; Expiration Date. Except for Stock Appreciation Rights granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, the exercise price shall be equal to or greater than the Fair Market Value of the shares of Common Stock subject to such Stock Appreciation Right on the date that the Stock Appreciation Right is granted. The Committee in its discretion shall establish the expiration date of a Stock Appreciation Right; provided that in no event shall the expiration date be later than 10 years from the date that the Stock Appreciation Right is granted.
8.3 Number of Shares of Common Stock. The Committee shall determine the number of shares of Common Stock to be subject to each Award of Stock Appreciation Rights.
8.4 Minimum Vesting Period. Except as otherwise permitted by Section 6.5, Stock Appreciation Rights shall not vest for at least one year after the date of grant.
8.5 Exercisability. Stock Appreciation Rights shall not be exercisable unless the Stock Appreciation Rights have vested.
8.6 Exercise and Settlement. An Award of Stock Appreciation Rights shall entitle the Participant to exercise such Award and to receive from the Company in exchange therefore, without payment to the Company, that number of shares of Common Stock having an aggregate Fair Market Value equal to (or, in the discretion of the Committee, less than) the excess of the Fair Market Value of one share of Common Stock, at the date of such exercise, over the exercise price per share, times the number
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of shares of Common Stock for which the Award is being exercised. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or other property, or any combination thereof, as determined by the Committee, equal to the aggregate Fair Market Value of the shares of Common Stock it would otherwise be obligated to deliver.
SECTION 9. RESTRICTED STOCK; RESTRICTED STOCK EQUIVALENTS
9.1 Grant of Restricted Stock and Restricted Stock Equivalents. The Committee may grant Awards of Restricted Stock or Restricted Stock Equivalents. Each Award of Restricted Stock or Restricted Stock Equivalents under the Plan shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish.
9.2 Number of Shares of Common Stock. The Committee shall determine the number of shares of Common Stock to be issued to a Participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration or a combination thereof.
9.3 Restricted Stock Issuance. Shares of Common Stock issued to a Participant in accordance with the Award of Restricted Stock may be issued in certificate form or through the entry of an uncertificated book position on the records of the Company’s transfer agent and registrar. The Company may impose appropriate restrictions on the transfer of such shares of Common Stock, which shall be evidenced in the manner permitted by law as determined by the Committee in its discretion, including but not limited to (a) causing a legend or legends to be placed on any certificates evidencing such Restricted Stock, or (b) causing “stop transfer” instructions to be issued, as it deems necessary or appropriate.
9.4 Vesting Conditions. The vesting of an Award of Restricted Stock or Restricted Stock Equivalents may be conditioned upon the attainment of specific performance objectives as the Committee may determine, including but not limited to such performance objectives described in Section 12.2.
9.5 Minimum Vesting Period. Except as otherwise permitted by Section 6.5, Restricted Stock and Restricted Stock Equivalents shall not vest for at least one year after the date of grant.
9.6 Shareholder Rights. Unless otherwise determined by the Committee in its discretion, prior to the expiration of the Restricted Period, a Participant to whom an Award of Restricted Stock has been made shall have ownership of such shares of Common Stock, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such shares of Common Stock, subject, however, to the restrictions and limitations imposed thereon pursuant to the Plan or Award Agreement.
SECTION 10. OTHER STOCK-BASED AWARDS
10.1 Grant of Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards. Each Other Stock-Based Award granted under the Plan shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish.
10.2 Vesting Conditions. The vesting of Other Stock-Based Awards may be conditioned upon the attainment of specific performance objectives as the Committee may determine, including but not limited to such performance objectives described in Section 12.2.
10.3 Minimum Vesting Period. Except as otherwise permitted by Section 6.5, Other Stock-Based Awards shall not vest for at least one year after the date of grant.
10.4 Settlement. The Committee shall be entitled in its discretion to settle the obligation under an Other Stock-Based Award by the payment of cash, shares of Common Stock or other property, or any combination thereof.
SECTION 11. PERFORMANCE GRANTS
11.1 Grant of Performance Grants. The Committee may grant Awards of Performance Grants. The Award of a Performance Grant to a Participant will entitle the Participant to receive an amount in cash, shares of Common Stock or other property, or any combination thereof, determined by the Committee if the terms and conditions in the Plan and the Award Agreement are satisfied. The Award of a Performance Grant shall be subject to the following terms and conditions, and to such other terms and conditions, including but not limited to, restrictions upon any cash, shares of Common Stock or other property, or any combination thereof, issued in respect of the Performance Grant, as the Committee, in its discretion, shall establish.
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11.2 Award Terms. The Committee shall determine the value or the range of values of a Performance Grant to be awarded to each Participant selected for an Award of a Performance Grant and the performance objectives (which may but need not include the performance objectives described in Section 12.2) upon which the vesting, payment or settlement of the Performance Grant is conditioned. Performance Grants may be issued in different classes or series having different names, terms and conditions.
11.3 Minimum Vesting Period. Except as otherwise permitted by Section 6.5, the vesting period shall be for a minimum of one year.
SECTION 12. QUALIFYING AWARDS
12.1 Grant of Qualifying Awards.
(a) The Committee may, in its sole discretion, grant a Qualifying Award under the Plan to any key employee. The provisions of this Section 12, as well as all other applicable provisions of the Plan not inconsistent with this Section 12, shall apply to all Qualifying Awards granted under the Plan, and any ambiguities in construction shall be interpreted to effectuate that intent. Qualifying Awards shall be of the type set forth in Section 12.1(b). However, nothing in the Plan shall be construed to require the Committee to grant any Qualifying Award and the Committee may, subject to the terms of the Plan, amend or take any other action with respect to previously granted Qualifying Awards in a way that disqualifies them as “performance-based compensation” under Section 162(m) of the Code.
(b) Qualifying Awards may be issued as Performance Grants granted under Section 11 or as any other Award whose vesting or payment is conditioned upon the achievement of the performance objectives described in Section 12.2, and Qualifying Awards shall be subject to the terms and conditions otherwise applicable to such Award, including, for the avoidance of doubt, a minimum vesting or performance period of one year, except as otherwise permitted by Section 6.5.
12.2 Performance Objectives. Amounts earned under Qualifying Awards shall be based upon the attainment of performance objectives established by the Committee in accordance with Section 162(m) of the Code. Such performance objectives may vary by Participant and by Award, and may be based upon the attainment of specific or per-share amounts of, or changes in, one or more, or a combination of two or more, of the following:
(a) earnings per share, net earnings per share or growth in such measures;
(b) revenue, net revenue, income, net income or growth in revenue or income (all either before or after taxes);
(c) return measures (including, but not limited to, return on assets, capital, investment, equity, revenue or sales);
(d) cash flow return on investments which equals net cash flows divided by owner’s equity;
(e) controllable earnings (a division’s operating profit, excluding the amortization of goodwill and intangible assets, less a charge for the interest cost for the average working capital investment by the division);
(f) operating earnings or net operating earnings;
(g) costs or cost control;
(h) share price (including, but not limited to, growth measures);
(i) total shareholder return (stock price appreciation plus dividends);
(j) economic value added;
(k) EBITDA;
(l) operating margin or growth in operating margin;
(m) market share or growth in market share;
(n) cash flow, cash flow from operations or growth in such measures;
(o) sales revenue or volume or growth in such measures, including total Company, divisional, or product line sales or net sales figures;
(p) gross margin or growth in gross margin;
(q) productivity;
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(r) brand contribution;
(s) product quality;
(t) corporate value measures;
(u) goals related to acquisitions, divestitures or customer satisfaction;
(v) diversity;
(w) index comparisons;
(x) debt-to-equity or debt-to-stockholders’ equity ratio;
(y) working capital,
(z) risk mitigation;
(aa) sustainability and environmental impact; or
(bb) employee retention.
Performance may be measured on an individual, corporate group, business unit, subsidiary, division, department, region, function or consolidated basis and may be measured absolutely or relatively to the Company’s peers. In establishing performance objectives, the Committee may account for:
(i) the effects of acquisitions, divestitures, extraordinary dividends, stock split-ups, stock dividends or distributions, recapitalizations, warrants or rights issuances or combinations, exchanges or reclassifications with respect to any outstanding class or series of the Company’s common stock;
(ii) a corporate transaction, such as any merger of the Company with another corporation; any consolidation of the Company and another corporation into another corporation; any separation of the Company or its business units (including a spin-off or other distribution of stock or property by the Company);
(iii) any reorganization of the Company (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by the Company, or sale of all or substantially all of the assets of the Company;
(iv) the impact of changes in tax rates or currency fluctuations or changes in accounting standards or treatments;
(v) advertising or promotional spending or capital expenditures outside of annual business plans;
(vi) events such as plant closings, sales of facilities or operations, and business restructurings; or
(vii) the impact of other extraordinary, unusual, non-recurring or infrequently recurring items.
 In addition to the performance objectives, the Committee may also condition payment of any Qualifying Award upon the attainment of conditions, such as completion of a period of employment, notwithstanding that the performance objective specified in such Qualifying Award are satisfied.
12.3 Committee Negative Discretion. The Committee shall have the discretion, by Participant and by Qualifying Award, to reduce (but not to increase) some or all of the amount that would otherwise be payable under a Qualifying Award by reason of the satisfaction of the performance objectives set forth in such Qualifying Award. In making any such determination, the Committee is authorized in its discretion to take into account any such factor or factors it determines are appropriate, including but not limited to Company, business unit and individual performance.
SECTION 13. PAYMENT OF AWARDS
13.1 Method of Payment. The Committee may, in its discretion, settle any Award through the payment of cash, the delivery of shares of Common Stock or other property, or a combination thereof, as the Committee shall determine or as specified by the Plan or an Award Agreement. Any Award settlement, including payment deferrals, may be subject to conditions, restrictions and contingencies as the Committee shall determine.
13.2 Deferred Compensation. The Committee may, in its discretion, permit the deferral of payment of an employee’s cash bonus, other cash compensation or an Award to a Participant under the Plan in the form of either shares of Common Stock or Common Stock equivalents (with each Common Stock equivalent corresponding to a share of Common Stock), under
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such terms and conditions as the Committee may prescribe in the Award Agreement relating thereto or a separate election form made available to such Participant, including the terms of any deferred compensation plan under which such Common Stock equivalents may be granted. In addition, the Committee may, in any year, provide for an additional matching deferral to be credited to an employee’s account under such deferred compensation plans. The Committee may also permit hypothetical account balances of other cash or mutual fund equivalents maintained pursuant to such deferred compensation plans to be converted, at the discretion of the Participant, into the form of Common Stock equivalents, or to permit Common Stock equivalents to be converted into account balances of such other cash or mutual fund equivalents, upon the terms set forth in such plans as well as such other terms and conditions as the Committee may, in its discretion, determine. The Committee may, in its discretion, determine whether any deferral in the form of Common Stock equivalents, including deferrals under the terms of any deferred compensation plans of the Company, shall be paid on distribution in the form of cash or in shares of Common Stock. To the extent Section 409A is applicable, all actions pursuant to this Section 13.2 must satisfy the requirements of Section 409A, including but not limited to the following:
(a) a Participant’s election to defer must be filed at such time as designated by the Committee, but in no event later than the December 31 preceding the first day of the calendar year in which the services are performed which relate to the compensation or Award being deferred. An election may not be revoked or modified after such December 31. However, notwithstanding the previous two sentences, if the compensation or Award is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least 12 months from the date the Participant obtains the legally binding right to the compensation or Award, the Committee may permit a Participant to file an election on or before the 30th day after the Participant obtains the legally binding right to the compensation or Award, provided that the election is filed at least 12 months in advance of the earliest date at which the forfeiture condition could lapse;
(b) a Participant’s election to defer must include the time and form of payment, within the parameters made available by the Committee, and such timing of payment must comply with Section 409A; and
(c) if payment is triggered due to the Participant’s termination of employment or separation from service, such termination or separation must be a “separation from service” within the meaning of Section 409A, and, for purposes of any such provision of the Plan or an election, references to a “termination,” “termination of employment” or like terms shall mean such a separation from service. The determination of whether and when a separation from service has occurred for this purpose shall be made in accordance with the presumptions set forth in Section 1.409A-1(h) of the Treasury Regulations, unless the Committee has established other rules in accordance with the requirements of Section 409A. If payment is made due to a Participant’s separation from service, and if at the time of the Participant’s separation from service, the Participant is a “specified employee” (within the meaning of Section 409A(2)(B)), then to the extent any payment or benefit that the Participant becomes entitled to under this provision on account of such separation from service would be considered nonqualified deferred compensation under Section 409A, such payment or benefit shall be paid or provided at the date which is the earlier of (i) six months and one day after such separation from service, and (ii) the date of the Participant’s death (the “Delay Period”). All payments and benefits delayed pursuant to this provision shall be paid in a lump sum upon expiration of the Delay Period.
SECTION 14. DILUTION AND OTHER ADJUSTMENTS
14.1 Adjustment for Corporate Transaction or Change in Corporate Capitalization. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any corporate transaction or change in corporate capitalization such as a stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, consolidation, subdivision or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, partial or complete liquidation of the Company or other extraordinary or unusual event, the Committee or Board, as applicable, shall make such adjustment in (a) the class and maximum number of shares of Common Stock that may be delivered under the Plan as described in Section 5.1 and the Award limits under Section 5.2 and Section 6.3, (b) the class, number and exercise price of outstanding Stock Options and Stock Appreciation Rights, and (c) the class and number of shares subject to any other Awards granted under the Plan (provided that the number of shares of any class subject to Awards shall always be a whole number), as may be determined to be appropriate by the Committee or Board, as applicable, and such adjustments shall be final, conclusive and binding for all purposes of the Plan.
14.2 Adjustment for Merger or Consolidation. In the event of any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the surviving entity (or the parent of the surviving entity) in such transaction, the Committee or Board, as applicable, shall, to the extent
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deemed appropriate by the Committee or Board, as applicable, adjust each Award outstanding on the date of such merger, consolidation or similar transaction so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Award would have received in such merger, consolidation or similar transaction.
14.3 Assumption or Substitution of Awards. In the event of a dissolution or liquidation of the Company; a sale of all or substantially all of the Company’s assets (on a consolidated basis); or a merger, consolidation or similar transaction involving the Company in which the holders of shares of Common Stock receive securities and/or other property, including cash, other than shares of the surviving entity in such transaction (or the parent of such surviving entity), the Committee or Board, as applicable, shall, to the extent deemed appropriate by the Committee or Board, as applicable, have the power to provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to: (a) some or all of the property which a holder of the number of shares of Common Stock subject to such Award would have received in such transaction; or (b) securities of the acquirer or surviving entity (or parent of such acquirer or surviving entity) and, incident thereto, make an equitable adjustment as determined by the Committee or Board, as applicable, in the exercise price of the Award, or the number of shares or amount of property subject to the Award or provide for a payment (in cash or other property) to the Participant to whom such Award was granted in partial consideration for the exchange of the Award; provided, however, that in the event that the acquirer does not agree to the assumption or substitution of Awards in the foregoing manner, the Committee shall, to the extent deemed appropriate by the Committee or Board, as applicable, have the power to cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to the value, as determined by the Committee or Board, as applicable, of such Award, provided that with respect to any outstanding Stock Option or Stock Appreciation Right such value shall be equal to the excess of (i) the value, as determined by the Committee or Board, as applicable, of the property (including cash) received by the holder of shares of Common Stock as a result of such event, over (ii) the exercise price of such Stock Option or Stock Appreciation Right, provided further that the value of any outstanding Stock Option or Stock Appreciation Right shall be zero where the exercise price of such Stock Option or Stock Appreciation Right is greater than the value, as determined by the Committee or Board, as applicable, of the property (including cash) received by the holder of shares of Common Stock as a result of such event; and that no change to the original timing of payment will be made to the extent it would violate Section 409A.
SECTION 15. DESIGNATION OF BENEFICIARY BY PARTICIPANT
A Participant may designate a beneficiary to exercise, or to receive any payment or settlement to which he may be entitled in respect of, any Award under the Plan in the event of his death in a manner determined by the Committee in its discretion. If a Participant did not designate a beneficiary under this Section 15, or if no designated beneficiary survives the Participant and is living on the date on which any amount becomes payable to such Participant, the term “beneficiary” as used in the Plan and any Award Agreement shall be deemed to be the legal representatives of the Participant’s estate. If there is any question as to the legal right of any beneficiary to receive a settlement or payment of (or to exercise) an Award under the Plan, the Committee in its discretion may determine that the Award in question be settled or paid to (or exercised by) the legal representatives of the Participant’s estate, in which event the Company, the Board and the Committee and the members thereof will have no further liability to anyone with respect to such Award.
SECTION 16. AMENDMENT OF PLAN OR AWARDS
The Plan may be amended in whole or in part at any time and from time to time by the Board, and the terms of any outstanding Award under the Plan may be amended from time to time by the Committee or Board, as applicable, in its discretion in any manner that it deems necessary or appropriate; provided however, that no amendment may be made without shareholder approval if such amendment would:
(a) increase the number of shares available for grant specified in Section 5.1 (other than pursuant to Section 14);
(b) decrease the minimum Stock Option exercise price set forth in Section 7.2 or the minimum Stock Appreciation Rights exercise price set forth in Section 8.2 (in each case, other than changes made pursuant to Section 14);
(c) reduce the minimum vesting or performance periods set forth in Section 7.4, Section 8.4, Section 9.5, Section 10.3, Section 11.3 and Section 12.1(b);
(d) change the Award limits set forth in Section 5.2 or Section 6.3 (other than pursuant to Section 14); or
(e) amend or repeal the prohibition against repricing or exchange set forth in Section 3.3.
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No such amendment shall adversely affect in a material manner any right of a Participant under an Award without his written consent. Any shareholder approval requirement under the Plan will be met if such approval is obtained in accordance with applicable law. Notwithstanding the foregoing, any amendment to the Plan or any outstanding Award under the Plan shall be made in a manner as to ensure that an Award intended to be exempt from Section 409A will continue to be exempt from Section 409A and that an Award intended to comply with Section 409A will continue to comply with Section 409A.
SECTION 17. PLAN TERMINATION
17.1 Suspension. The Plan may be suspended in whole or in part at any time and from time to time by the Board
17.2 Termination. The Plan shall terminate upon the adoption of a resolution of the Board terminating the Plan. No Award may be granted under the Plan after the date that is 10 years from the date the Plan was last approved and adopted by the shareholders of the Company. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Section 16.
SECTION 18. MISCELLANEOUS PROVISIONS
18.1 Loans. No loans from the Company or any Affiliate to a Participant shall be permitted in connection with the Plan.
18.2 Reservation of Rights of Company. No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved.
18.3 Non-Uniform Treatment. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated.
18.4 General Conditions of Awards. No Participant or other person shall have any right with respect to the Plan, the shares of Common Stock reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.
18.5 Rights as a Shareholder. Unless otherwise determined by the Committee in its discretion, a Participant holding Stock Options, Stock Appreciation Rights, Restricted Stock Equivalents, Other Stock-Based Awards, Performance Grants or other Awards shall have no rights as a shareholder with respect to any shares of Common Stock (or as a holder with respect to other securities), if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him or the entry on his behalf of an uncertificated book position on the records of the Company’s transfer agent and registrar for such shares of Common Stock or other instrument of ownership, if any. Except as provided in Section 14, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such book entry is made or a stock certificate or other instrument of ownership, if any, is issued.
18.6 Compliance with Applicable Laws. No shares of Common Stock or other property shall be issued or paid hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or local laws.
18.7 Withholding of Taxes. The Company and its Affiliates shall have the right to deduct from any payment made under the Plan the federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. In accordance with rules and procedures established by the Committee, the required withholding obligations may be settled with shares of Common Stock, including shares of Common Stock that are part of the Award that gives rise to the withholding requirement (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact). It shall be a condition to the obligation of the Company to issue shares of Common Stock or other property, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the Participant pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue or pay shares of Common Stock or other property, or any combination thereof. Notwithstanding anything
| 2022 Proxy Statement	91

in the Plan to the contrary, the Committee may, in its discretion, permit an eligible Participant to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, shares of Common Stock or other property, or any combination thereof that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes).
18.8 Unfunded Nature of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and the rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.
18.9 Consent. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.
18.10 No Warranty of Tax Effect. Although the Company may structure an Award to qualify for favorable federal, state, local or foreign tax treatment, or to avoid adverse tax treatment, no person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment or guarantee that any intended tax treatment will be applicable with respect to any Award under the Plan, or that such tax treatment will apply to or be available to a Participant or his or her beneficiary. Furthermore, the existence of an Award shall not affect the right or power of the Company or its shareholders to take any corporate action, regardless of the potential effect of such action on the tax treatment of an Award under the Plan.
18.11 Interpretation. Unless the context indicates otherwise, references to “Sections” in the Plan refer to Sections of the Plan. Headings of Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. In the Plan, the use of the masculine pronoun shall include the feminine and the use of the singular shall include the plural, as appropriate.
18.12 Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall:
(a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid or enforceable and as so limited shall remain in full force and effect; and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.
18.13 Choice of Law. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Missouri.
18.14 Venue. Any legal action against the Plan, the Company, an Affiliate or the Committee may only be brought in the Circuit Court in St. Louis County or the United States District Court in St. Louis, Missouri.
18.15 Section 409A. Awards granted under the Plan are intended to qualify for an exception from or comply with Section 409A, and the Plan and Award Agreements shall be administered, construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A and any Section 409A compliance policy of the Company. To the extent any payment of an Award may be classified as a “short-term deferral” within the meaning of Section 409A, such payment will be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” (within the meaning of Section 409A(2)(B)) as of the date of such Participant’s separation from service (as determined pursuant to Section 409A), then to the extent any Award payable to such Participant on account of such separation from service would be considered nonqualified deferred compensation under Section 409A, such payment or benefit shall be paid or provided in a lump sum upon expiration of the Delay Period. Unless the Committee determines otherwise, any provision of the Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail exemption from or compliance with Section 409A may be amended to qualify for exemption from or comply with Section 409A, which may be made on a retroactive basis, in accordance with Section 409A.
92	| 2022 Proxy Statement

SECTION 19. SHAREHOLDER ADOPTION
The Plan originally became effective upon the approval and adoption of the Plan by the shareholders of the Company on January 26, 2018. The Plan, as amended and restated, shall be submitted to the shareholders of the Company for their approval and adoption at a meeting to be held on February 3, 2023, or at any adjournment thereof. The shareholders shall be deemed to have approved and adopted the Plan, as amended and restated, only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the State of Missouri.
| 2022 Proxy Statement	93

APPENDIX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
In the “Proxy Statement Summary” and in the “Compensation Discussion and Analysis,” our Company presents certain non-GAAP financial information. This non-GAAP information is provided as a supplement to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. We use this non-GAAP information internally to make operating decisions and believe it is helpful to investors because it allows more meaningful period-to-period comparisons of ongoing operating results. The information can also be used to perform analysis and to better identify operating trends that may otherwise be masked or distorted by the types of items that are excluded. This non-GAAP information is a component in determining management’s incentive compensation. Finally, the Company believes this information provides a higher degree of transparency. The following provides additional detail on the Company’s non-GAAP measures.
The following table presents a reconciliation of Net Earnings to Adjusted EBITDA, a reconciliation of Net Sales to Adjusted Net Sales for fiscal 2022 and Adjusted Working Capital metrics for the fourth quarter of fiscal 2022.
The following provides additional detail on our Company’s Non-GAAP measures.
•
Adjusted EBITDA is defined as earnings before income taxes, interest expense, net, depreciation and amortization and excludes items such as restructuring charges, acquisitions and related integration costs, SKU rationalizations charges, Sun Care reformulation costs, legal, pension and VAT settlements, and foreign currency fluctuations.

•
Our Company analyzes our net sales on an organic basis to better measure the comparability of results between periods. Organic net sales exclude the impact of changes in foreign currency, acquisitions, and dispositions. This information is provided because these fluctuations can distort the underlying change in net sales either positively or negatively. For the year ended September 30, 2022, the impact of acquisitions includes net sales activity for the Billie acquisition, which was acquired on November 29, 2021.

•
Adjusted working capital is defined as receivables, less trade allowances in accrued liabilities, plus inventories, less accounts payable, and is calculated using an average of the trailing four-quarter end balances.

The following table provides a reconciliation of net sales to adjusted net sales for fiscal 2022.
Net Sales - Total Company
For the Year Ended September 30, 2022
Net sales	$2,171.7
Billie Stand Alone Results, net	(71.5)
F/x	48.8
Adjusted Net Sales	$2,149.0
| 2022 Proxy Statement	A-1

The Company reports financial results on a GAAP and adjusted basis. The table below is used to reconcile Net earnings to EBITDA and Adjusted EBITDA, which are Non-GAAP measures, to improve comparability of results between periods.
For year ended September 30, 2022
Net earnings	$98.6
Income tax provision	24.4
Interest expense, net	71.3
Depreciation and amortization	89.9
EBITDA	$284.2
Restructuring charges	16.2
Acquisition and integration costs	9.9
SKU rationalization	22.5
Sun Care reformulation costs	4.6
Legal Settlement	(7.5)
German VAT	3.4
Pension Settlement	1.8
Billie Stand Alone Results, net	3.3
F/x	3.0
Adjusted EBITDA	$341.4
Adjusted working capital metrics for the fourth and third quarters of fiscal 2022 and the fourth quarter of fiscal 2021 are presented below.
	Q4 2022	Days (1)	Q3 2022	Days (1)	Q4 2021	Days (1)
Receivables, as reported	$157.6		$168.6		$165.0
Less: Trade allowance in accrued liabilities (2)	(31.1)		(31.0)		(30.2)
Receivables, adjusted	126.5	21	137.6	28	134.8	23
Inventories, as reported	422.8	119	399.1	115	349.0	112
Accounts payable, as reported	227.9	64	222.8	64	199.9	64
Average adjusted working capital (3)	$321.4		$313.9		$283.9
Working Capital as a % of net sales (4)	14.8%		14.4%		13.6%
Impact of SKU rationalization	0.2%
Impact of Billie acquisition	(0.1%)
Adjusted bonus results	14.9%
(1)
Days sales outstanding is calculated using net sales for the trailing four-quarter period. Days in inventory and days payable outstanding are calculated using cost of products sold for the trailing four-quarter period.

(2)	Trade allowances are recorded as a reduction of net sales per GAAP and reported in accrued expenses on the Condensed Consolidated Balance Sheets.
(3)
Adjusted working capital is defined as receivables (less trade allowance in accrued liabilities), plus inventories, less accounts payable. Average adjusted working capital is calculated using an average of the four-quarter end balances for each working capital component as of September 30, 2022, June 30, 2022 and September 30, 2021, respectively.

(4)	Average adjusted working capital divided by trailing four-quarter net sales.
A-2	| 2022 Proxy Statement

Schick

CLASSIC
WILKINSON SWORD
SHAVE

billie

edge
Sensitive Skin
edge
Cedarwood & Shea Butter
edge
Extra Moisturizing
edge
Soothing Aloe

Skintimate
Raspberry Rain

HAWAIIAN TROPIC®

BANANA BOAT
baby
mineral
BANANA BOAT
KIDS
mineral
50
BANANA BOAT
SPORT
mineral
50

Playtex®

Edgewell® PERSONAL CARE

Schick | Wilkinson Sword | billie | edge | Bulldog Skincare | Jack Black Authentic and Original | CREMO | fieldtrip™

Skintimate | Banana Boat | Hawaiian Tropic | Playtex | Carefree | o.b. | Wet Ones | Stayfree

6 Research Drive, Shelton, CT 06484   www.edgewell.com | ©2022 Edgewell

Breathe
Carefree
ORIGINAL
60

BULL DOG SKINCARE

fieldtrip
fieldtrip
fieldtrip
fieldtrip

Stayfree®

Jack Black®
Authentic and Original

REGULAR / RÉGULIÈRE 40
Pro Comfort
o.b.
Less Waste
o.b. organic

CREMO®

Wet Ones

Edgewell PERSONAL CARE

EDGEWELL PERSONAL CARE COMPANY
6 RESEARCH DRIVE
SHELTON, CT 06484

SCAN TO VIEW MATERIALS & VOTE

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EDGEWELL PERSONAL CARE COMPANY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 AND 4:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Robert W. Black	☐	☐	☐
1b. George R. Corbin	☐	☐	☐
1c. Carla C. Hendra	☐	☐	☐
1d. John C. Hunter, III	☐	☐	☐
1e. James C. Johnson	☐	☐	☐
1f. Rod R. Little	☐	☐	☐
1g. Joseph D. O'Leary	☐	☐	☐
1h. Rakesh Sachdev	☐	☐	☐
1i. Swan Sit	☐	☐	☐
1j. Gary K. Waring	☐	☐	☐

	For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for fiscal 2023.	☐	☐	☐
3. To cast a non-binding advisory vote on executive compensation.	☐	☐	☐
4. Approval of the Company's 2nd Amended and Restated 2018 Stock Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend the meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D93239-P82776

EDGEWELL PERSONAL CARE COMPANY
Annual Meeting of Shareholders
February 3, 2023, 8:30 AM, Eastern Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Rod R. Little and LaTanya Langley, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EDGEWELL PERSONAL CARE COMPANY that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, Eastern Time on February 3, 2023, at the Hyatt Regency Coconut Point, 5001 Coconut Road, Bonita Springs, Florida 34134, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side